Exhibit 99.B(p)(27)

COMPLIANCE MANUAL

FOR SEC ADVISOR

JACKSON CREEK INVESTMENT ADVISORS

June 2025

Jackson Creek Investment Advisors

Compliance Manual - June 2025

TABLE OF CONTENTS

INTRODUCTION	11
PURPOSE	11
GUIDELINES ONLY	11
QUESTIONS	11
ACKNOWLEDGEMENT	11
LIMITATIONS ON USE	11
COMPLIANCE REVIEW	12
OBJECTIVE OF THE COMPLIANCE PROGRAM	12
DESIGNATION OF CHIEF COMPLIANCE OFFICER	13
DESIGNATION OF RESPONSIBILITY	13
DUTIES OF THE CCO	13
WHO IS COVERED BY JACKSON CREEK INVESTMENT ADVISOR’S COMPLIANCE PROGRAM?	14
AREAS OF COVERAGE OF THE COMPLIANCE PROGRAM	14
COORDINATION OF REVIEW	14
REGULATORY INSPECTIONS	15
REGISTRATION AND LICENSING	17
STATE NOTICE FILING REQUIREMENTS	17
REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES	17
SUPERVISORY RESPONSIBILITY—STATE REGISTRATION	17
THIRD PARTY - COMPLIANCE CONSULTANT	18
ANNUAL RENEWAL/ANNUAL UPDATING AMENDMENT	18
FILING FEES	18
HIRING AND TRAINING OF INVESTMENT ADVISOR REPRESENTATIVES	18
ENSURE PROPER REGISTRATION AND LICENSE	18
REPRESENTATIVE DISQUALIFICATION	19
RECORDS FOR ALL “ASSOCIATED PERSONS”	19
UNREGISTERED SUPERVISED PERSONS	19
REVIEW AND AMENDMENTS TO FORM ADV	19

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Compliance Manual - June 2025

DISCIPLINARY DISCLOSURE	19
REQUIRED DISCLOSURES	19
PRIVACY POLICY DISCLOSURES	20
FORM 13-H	20
EDGAR FILINGS - R E G U L A T O R Y R E P O R T I N G	21
(for SEC Advisors only)	21
INVESTMENT ADVISOR REPRESENTATIVE (IAR) CONTINUING EDUCATION (CE) CREDITS	23
REGULATION BEST INTEREST REG- BI	25
COMPLIANCE	26
BOOKS AND RECORDS	28
RESPONSIBILITY	28
RETENTION REQUIREMENTS	28
SPECIFIC RECORD KEEPING REQUIREMENTS	28
CORPORATE RECORDS	30
E-MAIL RETENTION	30
THE USE OF ELECTRONIC MEDIA TO MAINTAIN AND PRESERVE RECORDS	31
CLIENT REPORTING	33
POLICIES	33
PROCEDURES AND RESPONSIBLE PARTY	33
RECORDKEEPING	33
ADVISORY FEE BILLING PRACTICES	34
POLICIES	34
PROCEDURES AND RESPONSIBLE PARTY	35
RECORDKEEPING	35
DOUBLE DIPPING POLICY RESTRICTION	36
CUSTODY	37
RESPONSIBILITY	37
DEDUCTION OF ADVISORY FEES FROM CLIENT ACCOUNTS	37
INADVERTENT RECEIPT OF FUNDS OR SECURITIES	37
RECEIPT OF THIRD-PARTY FUNDS	37
DEFINITION OF QUALIFIED CUSTODIANS	38
NOTICE OF QUALIFIED CUSTODIAN	38
ACCOUNT STATEMENTS	38
RESPONSIBILITY	38

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Compliance Manual - June 2025

PROCEDURES	38
SUPPLEMENTAL REPORT DISCLOSURE	38
ADDRESS CHANGES	38
BOOKS AND RECORDS	38
DEFINITION OF INDEPENDENT REPRESENTATIVE	38
USE OF AN INDEPENDENT REPRESENTATIVE	39
SUPERVISED PERSON AS TRUSTEE	39
STANDING LETTERS OF AUTHORIZATION	39
MONITORING OF INDEPENDENT MANAGERS	41
POLICY	41
RESPONSIBILITY	41
PROCEDURES	41
BOOKS AND RECORDS	41
ANTI-MONEY LAUNDERING	42
GENERAL POLICY	42
TRAINING	42
PROXY VOTING/CLASS ACTION LAWSUITS	43
PROXY VOTING	43
CLASS ACTION LAWSUITS	43
MARKETING & ADVERTISING	44
BACKGROUND	44
DEFINITION OF ADVERTISEMENT	44
GENERAL PROHIBITIONS	45
ADVERTISEMENT PROCEDURES	45
BOOKS AND RECORDS	46
TESTIMONIALS AND ENDORSEMENTS	46
LEAD GENERATION FIRMS	46
DISCLOSURES	46
COMPENSATED TESTIMONIALS AND ENDORSEMENTS	47
OTHER EXEMPTIONS	47
REGISTRATION REQUIREMENTS	48
THIRD-PARTY ATTRIBUTION	48
ENDORSEMENTS (PREVIOUSLY REFERRED TO AS SOLICITORS)	48
DISCLOSURES	48

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DISQUALIFICATION FOR PERSONS WHO HAVE ENGAGED IN MISCONDUCT	49
EXEMPTIONS	49
TESTIMONIALS AND ENDORSEMENTS ADVERTISING PROCEDURES	49
BOOKS AND RECORDS	50
THIRD-PARTY RANKINGS OR AWARDS	50
POLICY	50
PERFORMANCE ADVERTISING	52
MARKETING PROCEDURES FOR SOCIAL MEDIA	55
PUBLIC APPEARANCES	55
MARKETING DEFINITIONS	56
ELECTRONIC COMMUNICATIONS	60
ARTIFICIAL INTELLIGENCE ENGINES	65
CODE OF ETHICS	67
PORTFOLIO MANAGEMENT	67
PORTFOLIO MANAGEMENT AND TRADING PROCESS	67
DEFINED CUSTODIAN	67
RESEARCH PROCESSES	67
VALUATION OF SECURITIES	67
ACCOUNT REVIEW POLICY	68
SUITABILITY	68
CONCENTRATED ACCOUNTS	68
INACTIVE ACCOUNTS	69
REVIEW PROCEDURES	69
ACCOUNT STATEMENTS	69
COMPLIANCE WITH INVESTMENT POLICIES/PROFILES, GUIDELINES AND LEGAL REQUIREMENTS	69
PROHIBITED PRACTICES	69
SOURCE OF FUNDS	70
SOURCES OF INVESTMENT RESTRICTIONS	71
RESPONSIBILITY FOR COMPLIANCE WITH INVESTMENT RESTRICTIONS	71
MUTUAL FUND SHARE CLASSES	73
GENERAL POLICY	73
PROCEDURES	73
CRYPTO-ASSET POLICY	74
MARIJUANA POLICY	74

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FIDUCIARY DUTIES OWED TO CLIENTS	74
ALTERNATIVE INVESTMENTS	76
DUE DILLIGENCE OF ALTERNATIVE INVESTMENTS	76
CLIENT REVIEW FOR USE OF ALTERNATIVE INVESTMENTS	77
DISCLOSURE OF RISKS	78
ACCOUNT TYPE CONSIDERATIONS	78
TRADING AND BROKERAGE POLICY/BEST EXECUTION	82
REVIEW OF TRADE EXECUTION	82
DISCLOSURE	82
CONFLICTS OF INTERESTS	82
TRADE PROCESSING PROCEDURES	82
AGGREGATION AND ALLOCATION OF TRANSACTIONS	83
ALLOCATION OF INVESTMENT OPPORTUNITIES	83
AGGREGATED EXECUTIONS	85
COMPLIANCE MONITORING AND REPORTING	85
PRINCIPAL AND CROSS TRANSACTIONS WITH CLIENTS	85
ECONOMIC BENEFITS FROM SECURITIES TRANSACTIONS	85
SOFT DOLLAR BENEFITS – DEFINITION	85
OTHER ECONOMIC BENEFITS	86
SOFT DOLLAR ARRANGEMENTS	87
TRADE ERROR PROCEDURES	88
DEFINITION OF TRADE ERROR	88
POLICY	88
TRADE ERROR NOTIFICATION PROCEDURES	88
FINANCIAL PLANNING	90
REQUIRED AGREEMENTS	90
DUTIES IN PROVIDING FINANCIAL PLANNING SERVICES	90
RECORDKEEPING	90
ERISA PLANS	92
POLICY	92
QDIA REGULATION	92
ERISA DISCLOSURES - 408(B)(2)	93
RESPONSIBILITY	94
PROCEDURE	94

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Compliance Manual - June 2025

OPENING ACCOUNTS FOR SENIOR INVESTORS	96
OBJECTIVE	96
DEFINITION OF TRUSTED CONTACT	96
PROCESS	96
DIMINISHED MENTAL CAPACITY	97
POTENTIAL INDICATION OF ELDER FINANCIAL EXPLOITATION	97
TRAINING	97
COMPLAINTS	98
SUPERVISORY RESPONSIBILITY	98
DEFINITION	98
HANDLING OF CUSTOMER COMPLAINTS	98
CORRESPONDENCE	99
DEFINITION	99
OUTGOING CORRESPONDENCE	99
INCOMING CORRESPONDENCE	100
APPROVAL	100
RECORDS	100
PERSONAL MAIL	100
PRIVACY PROTECTION AND INFORMATION SECURITY POLICIES	101
REGULATION S-P	101
SCOPE OF POLICY	101
OVERVIEW OF THE GUIDELINES FOR PROTECTING CUSTOMER INFORMATION	101
EMPLOYEE RESPONSIBILITY	101
INFORMATION PRACTICES	102
DISCLOSURE OF INFORMATION TO NONAFFILIATED THIRD PARTIES – “DO NOT SHARE” POLICY	102
TYPES OF PERMITTED DISCLOSURES – THE EXCEPTIONS	102
PROVISION OF OPT OUT	103
SAFEGUARDING OF CLIENT RECORDS AND INFORMATION	103
SECURITY STANDARDS	104
PRIVACY POLICY	104
PRIVACY POLICY DELIVERY	104
REVISED PRIVACY POLICY	104
REG S-ID IDENTITY THEFT PREVENTION PROGRAM (ITPP)	105
IDENTIFYING RELEVANT RED FLAGS	105

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Compliance Manual - June 2025

DETECTING RED FLAGS	105
PROCEDURES TO PREVENT AND MITIGATE IDENTITY THEFT	106
APPLICANTS: FOR RED FLAGS RAISED BY SOMEONE ATTEMPTING TO BECOME A CLIENT	106
SEEKERS: FOR RED FLAGS RAISED BY SOMEONE SEEKING TO ACCESS AN EXISTING CLIENT’S ACCOUNT:	106
CUSTODIAN AND OTHER SERVICE PROVIDERS	107
UPDATES AND ANNUAL REVIEW	107
CYBERSECURITY / WRITTEN INFORMATION SECURITY POLICY (“WISP”)	110
OVERVIEW	110
SCOPE	110
GENERAL USE AND OWNERSHIP	110
PC AND NOTEBOOK SECURITY	111
INTERNET AND EMAIL	112
REMOVABLE AND MOBILE MEDIA	112
REMOTE ACCESS	113
BACKUPS OF SENSITIVE DATA	113
THIRD PARTY ACCESS	113
ENCRYPTION	114
EMPLOYEE OR EQUIPMENT CHANGES	114
PAPER RECORDS	115
CONTOL OF COMPUTER MEDIA AND DOCUMENTATION	115
FRAUDULENT EMAIL REQUESTS AND COMPROMISED CLIENT EMAIL ACCOUNTS	115
DATA SECURITY COORDINATOR	115
TRAINING	116
RISK ANALYSIS	116
ENFORCEMENT	116
RESPONSE TO SECURITY BREACH	116
BUSINESS CONTINUITY PLAN (“BCP”)	117
PAY TO PLAY POLICY	118
STATEMENT OF POLICY	118
DEFINITIONS	118
REGULATORY REQUIREMENT	119
PROCEDURES	120
DOCUMENT DESTRUCTION POLICY	122
ADMINISTRATION & SUPERVISION OF RECORDS RETENTION AND DESTRUCTION	122

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SUSPENSION OF RECORD DISPOSAL IN EVENT OF LITIGATION OR CLAIMS OR REGULATORY INQUIRY	122
POLICY STATEMENT	123
PURPOSE OF POLICY	123
PROCEDURE FOR DESTRUCTION OF RECORDS	123
CHARITABLE GIVING POLICY	125
POLICY	125
CHARITABLE CONTRIBUTION CHECKLIST	126
OVERSIGHT OF SERVICE PROVIDERS	127
DEFINITIONS	129
APPENDIX A - ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE	134
APPENDIX B – RETENTION OF BOOKS AND RECORDS	135
APPENDIX C – CODE OF ETHICS	147
GENERAL PRINCIPLES	147
SCOPE OF THE CODE	147
PERSONS COVERED BY THE CODE	148
SECURITIES COVERED BY THE CODE	148
STANDARDS OF BUSINESS CONDUCT	149
COMPLIANCE WITH LAWS AND REGULATIONS	149
CONFLICTS OF INTEREST	149
INSIDER TRADING	149
PERSONAL SECURITIES TRANSACTIONS	150
GIFTS AND ENTERTAINMENT	152
CONFIDENTIALITY	153
SERVICE OF BOARD OF DIRECTORS	153
OTHER OUTSIDE ACTIVITIES	153
MARKETING AND PROMOTIONAL ACTIVITIES	154
COMPLIANCE PROCEDURES	154
PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING	154
PRE-CLEARANCE PROCEDURES	155
REPORTING REQUIREMENTS	155
QUARTERLY TRANSACTION REPORTS	156
CONFIDENTIALITY OF REPORTS	156
REPORTING EXEMPTIONS	156
DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS	157

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MONITORING OF PERSONAL SECURITIES TRANSACTIONS	157
CERTIFICATION OF COMPLIANCE	157
INITIAL CERTIFICATION	157
ACKNOWLEDGEMENT OF AMENDMENTS	158
ANNUAL CERTIFICATION	158
RECORDKEEPING	158
FORM ADV DISCLOSURE	158
ADMINISTRATION AND ENFORCEMENT OF THE CODE	158
TRAINING AND EDUCATION	158
ANNUAL REVIEW	158
REPORT TO SENIOR MANAGEMENT	159
REPORTING VIOLATIONS	159
WHISTLEBLOWER PROGRAM	159
SANCTIONS	160
FURTHER INFORMATION REGARDING THE CODE	160
CODE OF ETHICS EXHIBIT A	161
ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE OF CODE OF ETHICS	161
CODE OF ETHICS EXHIBIT B	162
ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE OF AMENDMENT TO CODE OF ETHICS	162
CODE OF ETHICS EXHIBIT C	163
ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS	163
APPENDIX D – INSIDER TRADING	164
THE BASIC INSIDER TRADING PROHIBITION	164
BASIC CONCEPTS	165
SANCTIONS AND LIABILITIES	167
RESTRICTIONS AND REQUIRED CONDUCT TO PREVENT INSIDER TRADING	167

Jackson Creek Investment Advisors

Compliance Manual - June 2025

INTRODUCTION

PURPOSE

Jackson Creek Investment Advisors (“Jackson Creek” “the Firm” or “Firm”) has adopted the following policies and procedures for compliance as a registered investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”). Employees of the Firm are expected to be familiar with and follow the Firm’s policies.

GUIDELINES ONLY

The information and procedures provided within this manual represent guidelines to be followed by Jackson Creek’s personnel and are not inclusive of all laws, rules and regulations that govern the activities of Jackson Creek. Employees should conduct their activities in a manner that not only achieves technical compliance with this Compliance Manual, but also abides by its spirit and principles of a fiduciary.

QUESTIONS

Any questions concerning the policies and procedures contained within this Manual or regarding any regulations or compliance matters should be directed to the Chief Compliance Officer (“CCO”) or designee as described below.

ACKNOWLEDGEMENT

All Jackson Creek Employees are required to acknowledge that they have read and that they understand and agree to comply with the Firm’s compliance policies and procedures, in the form attached hereto as Acknowledgement of Receipt and Acceptance of Compliance Manual in Appendix A.

LIMITATIONS ON USE

Jackson Creek is the sole owner of all rights to this manual and it must be either returned by the employee to Jackson Creek or electronically destroyed immediately upon termination of employment. The information contained herein is confidential and proprietary and may not be disclosed to any third-party or otherwise shared or disseminated in any way without the prior written approval of Jackson Creek.

Jackson Creek Investment Advisors

Compliance Manual - June 2025

COMPLIANCE REVIEW

OBJECTIVE OF THE COMPLIANCE PROGRAM

It is the policy of Jackson Creek Investment Advisors to remain compliant with all rules and regulations set forth by the Securities Exchange Commission (“SEC”) and any other organization having governing authority over Jackson Creek and its operations. As a result, Jackson Creek has implemented the Compliance Program contained in this Compliance Manual and its Appendices and Exhibits.

The Compliance Program is designed to assist employees of the Firm in maintaining compliance with the securities laws under which Jackson Creek operates, namely the Advisers Act as amended. The rules make it unlawful for any investment adviser to provide advice to any client unless they have complied with the Advisors Act by:

Creating or adopting written compliance policies and procedures to address, at a minimum, the following areas:

1. Portfolio Management Processes

Portfolio management processes, including allocation of investment opportunities among clients and consistency of portfolios with clients’ investment objectives, disclosures by the adviser, and applicable regulatory restrictions;

2. Trading Practices

Trading practices, including procedures by which the adviser satisfies its best execution obligation, uses client brokerage to obtain research and other services (“soft dollar arrangements”), and allocates aggregated trades among clients;

3. Proprietary Trading

Proprietary trading of the adviser and personal trading activities of supervised persons;

4. Disclosures

The accuracy of disclosures made to investors, clients, and regulators, including account statements and advertisements;

5. Safeguarding Client Assets

Safeguarding of client assets from conversion or inappropriate use by advisory personnel;

6. Accurate Records

The accurate creation of required records and their maintenance in a manner that secures them from unauthorized alteration or use and protects them from untimely destruction;

7. Marketing

Marketing advisory services, including the use of promoters;

8. Valuation Processes

Processes to value client holdings and assess fees based on those valuations;

9. Privacy Safeguards

Safeguards for the privacy protection of client records and information;

10. Business Continuity

Business continuity plans;

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11. Processes

Creating a process to review written policies and procedures annually; and

12. CCO

Designating a CCO.

DESIGNATION OF CHIEF COMPLIANCE OFFICER

Mark Jaeger is designated as the Firm’s CCO and is responsible for on-going compliance matters of the Firm. The CCO will meet on a regular basis with the other qualified representatives of Jackson Creek to review and address compliance and/or supervisory issues of the Firm. The CCO will utilize the services of other staff members of the Firm on an as needed basis for compliance purposes and to provide assistance to the CCO in the on-going management of the Firm’s compliance program (“designee”). Such individuals will report directly to the CCO. Ultimate responsibility for ensuring that Jackson Creek and its employees comply with the provisions of this manual and the federal and state securities laws rests with the CCO.

DESIGNATION OF RESPONSIBILITY

The CCO has full responsibility and authority to develop and enforce appropriate compliance policies and procedures and will be responsible for all compliance functions. The CCO has overseen the preparation and updating of the written policies and procedures contained in this Manual. The CCO shall ensure that a copy of these policies and procedures are maintained for a minimum of five (5) years from the date of the most recent change. The CCO or his designee will conduct annual audits and assessments of the business being conducted by Jackson Creek, its Investment Advisor Representatives (“IARs”) and supervisory personnel and will update its policies and procedures accordingly.

DUTIES OF THE CCO

Specific responsibilities and duties of the CCO shall include, but are not limited to, the following:

1. Annual Review

Reviewing the Firm’s compliance policies and procedures at least annually (including any compliance matters that arose during the previous year) to determine the adequacy and effectiveness of the policies and procedures, and if necessary, updating the policies and procedures;

2. Interim Reviews

Conducting interim reviews in response to significant compliance events, changes in business arrangements and regulatory developments;

3. Compliance Training

Conducting compliance training for new and existing employees;

4. Testing and Monitoring Policies

Drafting procedures to document the monitoring and testing of compliance through internal audits;

5. Internal Assessment

Implementation of any policies needed to ensure that training and internal assessment procedures are updated to reflect changes in applicable laws, regulations, and administrative positions; and

6. Proper Reporting

Reporting of Breach - follow up and resolve any reported breach of Firm policies and procedures.

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Compliance Manual - June 2025

WHO IS COVERED BY JACKSON CREEK INVESTMENT ADVISOR’S COMPLIANCE PROGRAM?

A supervised person is any associated person of Jackson Creek that dispenses or provides advice to clients or prospective clients. They are also any person with the capacity to affect a client’s accounts at a custodian in any fashion. Under our current operational structure all associated persons of Jackson Creek will be considered a supervised person. A copy of this program outline and the policies derived under it will be provided to each supervised person. They will be required to acknowledge receipt and that they have read and understand the policies, procedures and program manual on, at least, an annual basis. (See Acknowledgement Section above; also, Acknowledgement of Receipt and Acceptance in Appendix A).

AREAS OF COVERAGE OF THE COMPLIANCE PROGRAM

On an annual basis, the CCO will conduct a review of the business of Jackson Creek, the types of clients it has, the types of investments made on behalf of its clients, and any other activities Jackson Creek may engage in on a regular basis.

In addition to the Compliance Program as described above, Jackson Creek will conduct an annual review of the Firm’s policies and procedures to determine that they are adequate, current and effective in view of the Firm’s businesses, practices, advisory services, and current regulatory requirements. Our policy includes amending or updating the Firm’s policies and procedures to reflect any changes in the Firm’s activities, personnel, or regulatory developments, among other things, either as part of the Firm’s annual review, or more frequently, as may be appropriate, and to maintain relevant records of the annual reviews. The purpose of this review is to consider any changes in Jackson Creek’s activities, any compliance matters that have occurred in the past year and any new regulatory requirements or developments, among other things. Appropriate revisions of a Firm’s policies or procedures should be made to help ensure that the policies and procedures are adequate and effective.

●        Procedures

Jackson Creek has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate and which include the following.

●        Annual Review

On at least an annual basis, the CCO, and such other persons as may be designated, will undertake a complete review of all Jackson Creek’s written compliance policies and procedures.

●        Subjects of Review

The review will include an assessment of each policy to determine the following:

o            Adequacy;

o            Effectiveness;

o            Accuracy;

o            Appropriateness for the Firm’s current activities;

o            Current regulatory requirements;

o            Any prior policy issues, violations or sanctions; and

o            Any changes or updates that may otherwise be required or appropriate.

COORDINATION OF REVIEW

The CCO, or designee(s), will coordinate the review of each policy with an appropriate person or officer to ensure that each of the Firm’s policies and procedures is adequate and appropriate for the business activity covered, e.g., a review of trading policies and procedures with the person responsible for the Firm’s trading activities.

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Compliance Manual - June 2025

●      Revision of Policy

The CCO, or designee(s), will revise or update any of the Firm’s policies and/or procedures as necessary or appropriate and obtain the approval of the person, or officer responsible for a particular activity as part of the review.

●      Prior Violations or Issues

The Firm’s annual reviews will include a review of any prior violations or issues under any of the Firm’s current policies or procedures. This will help the Firm to avoid similar violations or issues in the future.

●      Maintain Copies

The CCO will maintain hardcopy or electronic records of the Firm’s policies and procedures as in effect at any particular time.

●      Annual Compliance Review File

The CCO will also maintain a record for each year, which will include and reflect any revisions, changes, updates and materials supporting such changes and approvals, of any of the Firm’s policies and/or procedures.

●      Ad Hoc Reviews

The CCO or designee(s), will also conduct more frequent reviews of Jackson Creek’s policies or procedures, or any specific policy or procedure, in the event of any change in personnel, business activities, regulatory requirements or developments or other circumstances requiring a  revision or update.

●      Risk Assessment

The CCO or designee will conduct a risk assessment of the Firm’s operation and update policies and procedures as warranted based on the findings of the risk assessment.

●      Retention of Records

Relevant records of such additional reviews and changes will also be maintained by the CCO.

REGULATORY INSPECTIONS

When Advisers such as the Firm are examined by the Office of Compliance Inspections and Examinations (“OCIE”) of the SEC. OCIE conducts exams out of Washington D.C. and each of the SEC’s 11 regional offices. On the first day of the examination, the Firm shall be prepared for representatives from the SEC/OCIE to ask about or for:

●       a general overview of the Firm;

●       the type of Firm clients;

●       services provided by the Firm;

●       investment strategies employed, and products offered, by the Firm;

●       an overview of the marketing strategies and sales practices employed by the Firm;

●       a general description of the Firm’s compliance program; and

●       an explanation of how the Firm values clients’ assets and how the Firm charges its advisory fees.

When the SEC, state securities commission or other regulatory agency contacts or meets an employee of the Firm, the following procedures must be followed:

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Compliance Manual - June 2025

●	Employee shall immediately inform the CCO about the matter;
●	CCO shall arrange for the Firm to make available all documents requested by the examiner, provided such examiner has the legal right to examine such documents;
●	CCO shall review prior to the arrival of the inspection staff:
●	If a surprise visit, CCO should ask the SEC official(s) for: (i) proper identification, (ii) his or her authority to conduct the examination, and (iii) the purpose of the visit;
●	CCO and any other Firm personnel chosen to assist the regulatory inspection team should be pleasant and cooperative;
●	Information or copies of documents should be provided to the official only if the release of such information or documents has been cleared by the CCO;
●	CCO will ensure that only those documents specifically requested by the regulatory inspection team are released to the regulatory inspection team;
●	A representative of the Firm should accompany the regulatory inspection team at all times when the team is in the Firm’s office(s), except in a room or rooms designated by the CCO as places where the team can perform their inspection;
●	Without prior clearance from the CCO, no Firm employee may have substantive conversations with any member of the regulatory inspection team;
●	Upon completion of the examination, CCO will ask a member of the SEC’s inspection team the date when the examination will be completed. (Under the Dodd-Frank Act, the SEC has 180 days from the date of its document request to complete its examination of a registered investment adviser);
●	The recipient of any letter or other correspondence from the inspecting regulatory authority must promptly forward such correspondence to the CCO;
●	CCO in coordination with the inside or outside legal counsel of the Firm or third party Compliance Consultant will review the correspondence from the inspecting regulatory authority and respond, if so required, in the appropriate manner prior to any deadline imposed by the inspecting authority; and
●	If OCIE identifies deficiencies or weaknesses, the Firm will take steps to address and eliminate such deficiencies and weaknesses and memorialize the actions taken in a memorandum. If serious deficiencies are found, OCIE may refer the problems to the SEC’s Division of Enforcement, or to a self-regulatory organization, state regulatory agency, or other regulator for possible action.

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Compliance Manual - June 2025

REGISTRATION AND LICENSING

STATE NOTICE FILING REQUIREMENTS

At this time Jackson Creek has been granted registration as an Investment Adviser with the U.S. Securities and Exchange Commission (“SEC”) and is required to notice file in each individual state in which it is required to do so under the state statutes. Unless otherwise permitted by regulation, Jackson Creek may not solicit or render investment advice for any client domiciled in a state where Jackson Creek is not properly notice filed.

REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES

Investment Advisory Representatives (“IAR”) refer to the individual agents associated with Jackson Creek who render investment advice on behalf of the Firm. In general, states require either of the following of IARs: (1) Sitting for and passing the FINRA brokerage exam Series 7 and the Investment Adviser Examination Series 66, or the Investment Adviser Exam Series 65; or (2) a professional designation (CFA, CFP, or ChFC, PFS, etc.).

In addition, state registration requirements for IARS vary by state and may include: 1) Form U-4 for the IAR; 2) fingerprints (unless current copy on file with the FINRA); 3) proof of examinations, and 4) filing fees to be submitted directly to the state (via Jackson Creek’s FINRA Gateway Account). Jackson Creek will ensure that each of its IARS is adequately registered prior to allowing investment adviser business to be conducted by its IARS - on behalf of Jackson Creek – in the relevant jurisdiction. State registration of IARS will be made electronically via the FINRA Gateway system.

No employee may provide investment advice to any client until he or she has received notice from the CCO or his designee that he or she has been granted - as necessary - an investment adviser registration license/approval from the relevant state(s).

Registration Amendments - Each IAR must immediately notify the CCO in writing if any information required by their Form U4 becomes outdated. Depending upon what information has been updated, an amendment to the Form U4 may be required. If such an amendment is required, such filing will be submitted with the appropriate jurisdiction via the Firm Gateway.

It will be the responsibility of the CCO to ensure that, within thirty (30) calendar days of termination of any representative from Jackson Creek, a Form U-5 will be filed. The Firm will also provide the terminated representative with a copy of such Form U-5 within the same time frame. Any subsequent amendments to Form U-5 will also be filed within thirty (30) days of the Firm’s learning of the need for such amendments. Initial filings and amendments of Form U5 shall be submitted electronically via Firm Gateway.

SUPERVISORY RESPONSIBILITY—STATE REGISTRATION

It is the responsibility of the CCO to be aware of the particular requirements of the states in which the Firm operates and to ensure that the Firm and its IARs are properly registered, licensed and qualified to conduct business pursuant to all applicable laws of those states.

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Compliance Manual - June 2025

THIRD PARTY - COMPLIANCE CONSULTANT

The Firm may retain third party consultants to assist in submitting all appropriate filings on the Firm’s behalf. The CCO will be responsible for ensuring such filing requirements are met. The CCO shall obtain confirmation from the outside consultant that all required filings are completed.

ANNUAL RENEWAL/ANNUAL UPDATING AMENDMENT

The Firm must file (1) an annual renewal prior to year-end through FINRA Gateway, and (2) annual updating amendment via Firm Gateway within ninety (90) days after its fiscal year-end. If material changes are reported, the firm must deliver, within 120 days of the of the end of the Firm’s fiscal year, to each client an updated Form ADV Part 2A that either includes the summary of material changes or is accompanied by a summary of material changes that includes an offer to provide a copy of the most recent updated Form Part 2A. The firm will maintain a record of this action.

FILING FEES

The state(s) to which Jackson Creek is registered and has registered IARs may charge fees, which will be deducted from the Flex-Funding account. The CCO will be responsible for maintaining required balances with FINRA Gateway to facilitate the payment of registration fees for the Firm as well as annual renewal fees when they are due.

HIRING AND TRAINING OF INVESTMENT ADVISOR REPRESENTATIVES

Jackson Creek will have the responsibility and duty to ascertain by investigation the good character, business repute, qualifications, and experience of any person prior to making such a certification in the application of such person for association with Jackson Creek. Where an applicant for registration has previously been registered with a broker/dealer or other investment adviser, Jackson Creek will review the FINRA broker check or Investment Adviser Public Disclosure website for a complete list of industry associations and any disciplinary history.

The CCO will make reasonable efforts to confirm the information provided on any applicable Form U-4. On each pending application, the CCO will make note of the individuals who were contacted, if any, in order to obtain information concerning the employment history of the prospective employee. Any evidence of such reviews will be maintained in the individuals’ file.

Any confidential information obtained in the course of the Firm’s determination to hire a registered person or associated person shall be shredded when the information is no longer needed or no longer required to be retained.

ENSURE PROPER REGISTRATION AND LICENSE

To qualify as an IAR, it is necessary for the individual to:

1. Examinations

Have passed all applicable state investment adviser representative examinations, unless the examination(s) has/have been waived; and

2. Registration

Unless exempt, be registered as an IAR of Jackson Creek in all states as applicable. Passing an examination alone does not equate to licensure.

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No IAR of Jackson Creek shall provide investment advice to an advisory Client unless registered in the Client or prospective Client’s state of residence, unless exempt from registration. Questions regarding registration requirements should be directed to the CCO.

REPRESENTATIVE DISQUALIFICATION

Jackson Creek shall not permit a disqualified person to become associated with Jackson Creek.

RECORDS FOR ALL “ASSOCIATED PERSONS”

Jackson Creek shall maintain employment files for all “associated persons” of Jackson Creek. “Associated persons” are “any partner, officer, director, or branch manager of such adviser (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with such adviser, or any employee of such adviser, except that any person associated with an adviser whose functions are solely clerical or ministerial shall not be included in the meaning of such term.”

Jackson Creek will maintain the employment file for all “associated persons” as defined above. The CCO or a principal that he/she has designated shall maintain the associated/registered person files.

UNREGISTERED SUPERVISED PERSONS

The CCO will monitor the activities of unregistered Supervised Persons. Unregistered Supervised Persons may not conduct any investment advisory business without proper licensure. Unregistered Supervised Persons are authorized to only participate in the following:

●          Clerical or administrative matters concerning Advisory Client accounts;

●          Generally, discuss the services offered by the Firm;

●          Refer Advisory Clients to a Firm IAR for more specific information concerning their account(s); and/or

●           Provide prospective clients with Firm approved marketing brochure or materials.

●          Perform back office functions.

REVIEW AND AMENDMENTS TO FORM ADV

It is the responsibility of the CCO to review the Firm’s Form ADV on an ongoing basis to ensure that all information is current and accurate. Jackson Creek’s Form ADV should be amended promptly (within 30 days) to correct inaccuracies, when discovered, in the following Items: 1, 2, 3, 4, 5, 8, 11, Schedule A and Schedule B of Part 1 of Form ADV.

DISCIPLINARY DISCLOSURE

All material facts relating to legal or disciplinary events must be disclosed in writing to existing clients promptly after the legal or disciplinary event occurs.

REQUIRED DISCLOSURES

Jackson Creek must disclose any facts or circumstances which might reasonably impact Jackson Creek’s or its affiliates’ ability to meet their contractual commitments to clients. Examples of information that must be disclosed include:

1. the likelihood of bankruptcy or insolvency;

2. an event that would occupy Jackson Creek’s time so that its ability to manage client assets would be impaired; or

3. an event that is material to an evaluation of Jackson Creek’s or its affiliates’ integrity or their ability to meet contractual commitments to clients.

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PRIVACY POLICY DISCLOSURES

At the inception of the client relationship, Jackson Creek will deliver to the client a copy of its privacy notice, as set forth in the Privacy Policy section of this manual. If Jackson Creek does not share nonpublic personal information with nonaffiliated third parties and has not changed its privacy policies and practices from the policies and practices that were disclosed in the most recent privacy policy sent to individuals, there is no requirement to provide the Privacy Policy to clients on an annual basis. Only if changes occur to the Privacy Policy will an updated Policy be delivered to clients notifying them of the change.

FORM 13-H

An investment adviser who meets the definition of a “large trader” must register with the SEC by filing and periodically updating Form 13H through the SEC’s EDGAR system. The term “large trader” is defined as any person that:

●	directly or indirectly, including through other persons controlled by such person, exercises investment discretion over one or more accounts and effects transactions for the purchase or sale of any NMS security for or on behalf of such accounts, by or through one or more registered broker-dealers, in an aggregate amount equal to or greater than the identifying activity level; or

●	voluntarily registers as a large trader. NMS securities are generally U.S. exchange-listed securities, including equities and options.

Currently, “identifying activity level” means aggregate transactions in NMS securities that are equal to or greater than:

●	during a calendar day, either two million shares or shares with a fair market value of $20 million; or

●	during a calendar month, either twenty million shares or shares with a fair market value of $200 million.” With respect to options, their volume and value for “identifying activity level” purposes is based on the underlying securities referenced (e.g., 500 XYZ call options would count as aggregate transactions of 50,000 shares in XYZ).

Investment advisers who meet the “large trader” definition must file an initial Form 13H within 10 days after effecting aggregate transactions equal to or greater than the identifying activity level. Additionally, all large traders must submit an annual filing of Form 13H within 45 days after the end of each full calendar year. If any of the information contained in a Form 13H filing becomes inaccurate for any reason, a large trader must file an amendment no later than the end of the calendar quarter in which the information became stale. Additionally, investment advisers who meet the “large trader” definition must disclose to the registered broker-dealers effecting transactions on its behalf its large trader identification number (“LTID”) and each account to which it applies.

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EDGAR FILINGS - R E G U L A T O R Y R E P O R T I N G

(for SEC Advisors only)

BACKGROUND

Schedules 13D, 13G, and Form 13F filings are required under the Securities Exchange Act related to client holdings in equity securities.

●	Form 13D reports are required for any person who acquires directly or indirectly beneficial ownership of more than 5% of any equity security with either the intent or effect of causing a change in control.
●	Form 13G reports are required if the Firm acquires more than 5% of any equity security without the purpose of changing or influencing control of the issuer.
●	Form 13F filings are required if an investment adviser has investment discretion (i.e., the power to determine without prior approval from the client which securities are bought or sold for the client account(s) under management or decisions are made about which securities are bought or sold for the account(s) under management, even though someone else is responsible for the investment decisions) over $100 million or more of individual equity securities, the investment adviser may be required to file quarterly reports with the SEC on Form 13F under the Securities Exchange Act of 1934.

Section 13(f) securities are generally equity securities traded on exchanges or NASDAQ and certain convertible debt securities. According to the 1934 Act, an institutional investment manager is defined as “any person – other than a natural person – investing in or buying and selling securities for its own account, or any person (including natural persons) exercising investment discretion with respect to the account of any other person”.

●	Form 13F can be viewed from the SEC’s website at

http://www.sec.gov/about/forms/form13f.pdf

●      The most current listing of Section 13(f) securities can also be viewed through the SEC’s website at http://www.sec.gov/divisions/investment/13flists.htm

POLICY

The Firm’s policy is to maintain its regulatory reporting requirements in good standing. Jackson Creek shall monitor to detect any regulatory filings or other matters that may require amendment or additional filings with the SEC for the firm and its associated persons.

The Firm’s regulatory filings shall be made promptly and accurately. The firm’s regulatory filings may include Form ADV, Form PF, Schedules 13D, 13G, Form 13F, or Form 13H Forms filings.

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RESPONSIBILITY

The CCO is responsible for implementing and monitoring the regulatory reporting policy, practices, disclosures, and recordkeeping.

The CCO is responsible for determining whether Firm is required to make such filings, and, if Firm is so required, is responsible for ensuring that such filings are timely made.

Because the Firm exercises investment discretion over client accounts, the Firm DOES meet the definition of an institutional investment manager.

PROCEDURE

The Firm has adopted the following procedures to implement the regulatory reporting policy and conducts reviews to ensure the policy is observed, implemented properly and amended or updated, as appropriate:

●	The Annual Updating Amendment to the form ADV shall be made within 90 days of the end of the Firm’s fiscal year;

●	The published list of Form 13F securities will be monitored quarterly and the form will be filed on the EDGAR system when the firm has more than $100,000,000 of 13F securities, include ETF’s and Equities;

●	The CCO shall review Schedules 13D, 13G, and 13H filing requirements annually and make the filings if required.

●	In order to properly file the Form 13F in a timely manner, Firm must run a cross-reference of Section 13(f) Securities with a current holding report of all discretionary accounts managed by Firm in their portfolio reporting system.

●	Updates to Form 13F must be filed within 45 days after the end of each calendar quarter. The CCO is responsible for ensuring the timely submission of all Form 13F filings.

●	The CCO is in charge of developing and maintaining standard operating procedures regarding Form 13F reporting, which will be kept separately from this manual. All filings must be completed through the SEC’s EDGAR filing system.

●	The CCO or CCO designee is in charge of maintaining Firm’s EDGAR account. In the event of a late filing, inaccurate filing, or if issues or problems arise during a filing, the CCO must be notified immediately.

RECORDKEEPING

All documentation used to complete Form 13F filings and updates. As part of the Firm annual assessment, the CCO will review all Form 13F filings to ensure their accuracy and completeness.

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INVESTMENT ADVISOR REPRESENTATIVE (IAR) CONTINUING EDUCATION (CE)

CREDITS

BACKGROUND

The North American Securities Administrators Association (NASAA) announced on November 30, 2020 that its membership voted to adopt a model rule to set parameters by which NASAA members could implement continuing education programs for investment adviser representatives in their jurisdictions. The model rule has a products and practices component and an ethics component and is intended to be compatible with other continuing education programs. Every investment adviser representative (IAR) registered with a jurisdiction that has adopted the model rule is subject to its CE requirements. The program applies to all registered IARs of both state-registered and federal covered investment advisers in that jurisdiction.

POLICY

The requirement is applied based on where the IAR is registered regardless of where the IAR is domiciled or the firm is registered or notice filed. Failure to comply with CE requirements may result in disciplinary action, including fines, suspension, or termination of registration. IARs who are at risk of failing to meet CE requirements shall be notified promptly and provided with opportunities to remedy deficiencies.

IARs are free to select approved courses that appeal to their interests and business models so long as they meet the credit requirements, and the courses are approved content for the IAR CE program. The program provides maximum flexibility for IARs to select approved courses that best align with their interests and work. Course Providers are listed on NASAA’s Approved Provider’s list. The IAR should work with that content provider to select courses that meet the IAR CE requirements, six credits of Ethics and Professional Responsibility and six credits of Products and Practice.

IAR CE requirements are maintained if an IAR has been registered with a state which requires IAR CE (an in-scope state) for any part of the year. Thus, even if an IAR withdraws from an in-scope state, the requirement continues to exist and may affect future registration(s) in in-scope states. Essentially, once an IAR has the requirement, they will always have the requirement and the deficiency will continue to accumulate to a maximum of 36 credits if not maintained annually.

This is true beyond the current reporting year. The IAR should remain current on their IAR CE requirements to ensure that future state registrations aren’t impacted. An IAR CE deficiency will not impact state registrations in states that haven’t adopted the rule. However, if that state adopts the requirement in the future, the IAR’s registration will be impacted on the rule’s effective date if the IAR hasn’t maintained the requirement.

Credits from CE courses taken to maintain professional designations can apply to the IAR CE program so long as the provider and course have been approved through Prometric for IAR CE purposes. Reach directly out to your approved content provider to inquire which of their courses will satisfy both requirements. The IAR CE approved provider list on NASAA’s website identifies those providers that offer courses approved for both IAR CE and a professional designation.

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RESPONSIBILITY

The firm’s CCO is responsible for overseeing the CE compliance program for IARs. They shall ensure adherence to state CE requirements and monitor completion of CE credits.

PROCEDURE

With the exception of FINRA’s Regulatory Element CE, the course providers report course completion to FINRA, NASAA’s vendor for program tracking. There is no need to directly report the completion of CE to your state securities regulator.

Additionally, IARs shall promptly report completed CE activities to the firm’s Compliance Officer for record-keeping purposes. It is the responsibility of each IAR to ensure that all required CE credits are obtained within the prescribed reporting period. The CCO will monitor the completed credits on Firm Gateway’s system.

RECORDKEEPING

The firm shall maintain accurate records of CE activities completed by each IAR. Records shall include:

●           Documentation of completed CE credits, including dates, titles, and providers of CE activities.

●           Any correspondence with regulatory authorities regarding CE compliance.

●

All CE records and related information shall be treated as confidential and shall be accessed only by authorized personnel for legitimate compliance purposes.

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REGULATION BEST INTEREST REG- BI

BACKGROUND

SEC Rule 204-3 of the Investment Advisors Act (“the Act”), requires delivery of ADV Part 2A and Part 2B of form ADV to provide retail investors information about the company, its affiliates and you. Section 203 of the Act requires delivery of the Client Relationship Summary (“Form CRS”) to inform retail investors about the types of services offered by the firm, the fees, costs, and conflicts of interest as well as standards of conduct associated with the services, and certain firm level conflicts of interest that may exist.

Regulation Best Interest (“Reg BI”) applies only to recommendations to retail clients. Compliance with Reg BI requires meeting four obligations: disclosure, care, conflict of interest, and compliance.

In March 2022, the SEC released an FAQ entitled, “Staff Bulletin: Standards of Conduct for Broker-Dealers and Investment Advisors Account Recommendations for Retail Investors” which addressed expectations for how firms and associated persons (RRs, IARs, dually registered) should proceed with their evaluations when recommending and initiating new account types.

Delivery of Form CRS will be required at the beginning of the client relationship and within 30 days after the initial filing for existing clients and will be subject to SEC filing, updating, and related recordkeeping requirements. The SEC may use the information provided in Form CRS to manage its regulatory and examination programs. Form CRS will be made publicly available by the SEC and on a Firm ’s website if it has one.

RESPONSIBILITY

The CCO has the responsibility for the implementation of Reg BI and maintaining the consistency of the disclosure language in the ADV 2A and Form CRS.

The Firm and its IARs must take reasonable steps to ensure advisors provide disclosure about products, investment advisory services, fees and costs, conflicts of interest and how advisors represent themselves to clients.

PROCEDURES AND REVIEW

1.       Regulation BI applies only to recommendations to retail clients*.

* Retail client is defined as a “natural person, or the legal representative of such natural person, who: (i) receives a recommendation of any securities transaction or investment strategy involving securities from a broker, dealer, or a natural person who is an associated person of a broker or dealer; and (ii) uses the recommendation primarily for personal, family, or household purposes.” We note that the definition of “retail client” does not exclude high-net worth natural persons and natural persons that are accredited investors

2.         Form CRS must be provided to clients when an account is opened (including additional accounts for existing clients). Form CRS is posted on the Firm’s website and updates must be provided to clients within 60 days of material updates.

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COMPLIANCE

The Firm conducts ongoing and annual reviews and training to achieve compliance with Regulation BI. The Firm uses a risk-based approach to documenting compliance with Reg BI. It is the responsibility of all associated persons to be familiar with these requirements and act in the client’s best interest at all times. The Firm and advisors ensure there is sufficient information to form a basis for the recommendation of the account type/program; and, whether a reasonable basis exists to believe that the advisor’s recommendation of the account type/program in in the Client’s best interest. Questions should be referred to the CCO.

As part of the Reg BI requirement, Form CRS is provided or made available to clients as follows:

1. The Form is posted to the Firm’s website and is available in hard copy upon request at no charge.

2. Form CRS must be provided when:

●       A new account is opened for a new client

●       A new account is opened for an existing client

●       A rollover is recommended from a retirement account into a new or existing account or investment

●       A retail investor requests a copy and receives within 30 days)

3. Updates will be made and filed in the IARD system within 30 days of material changes. Updated summaries will be provided to clients within 60 days after material updates with changes highlighted. Updates may be provided electronically.

4. If the relationship summary is delivered electronically, it must be presented prominently in the electronic medium, for example, as a direct link or in the body of an email or message and must be easily accessible for retail investors. If the relationship summary is delivered in paper format as part of a package of documents, the relationship summary must be the first among any documents that are delivered at that time.

5. Dual registrants are required to deliver a relationship summary to retail investor clients of both the investment advisory and brokerage businesses.

If potential issues are uncovered, investigate further, and follow up, as necessary, to determine whether an issue exists and to clarify the potential scope of the issue.

●          Follow up with the advisor as appropriate.

●         Document issues identified, actions taken, and resolution in the supervisory system.

TRAINING

IARs will receive training on “best interest” requirements initially and annually specifically communicating Firm culture, specific requirements of the Firm’s code of conduct and its conflicts management.

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DISCIPLINARY HISTORY - REVIEW AND REPORTING ON FORM CRS

For continuous oversight and an effort to comply with an updated Form CRS, the CCO or designee will review the Firm’s disciplinary history to determine proper disclosure of Item 5 of the Form CRS. At least semi-annually or as deemed necessary, the CCO will review the firm’s disciplinary report on IARD. Documentation of review will be retained in Firm’s compliance file and prompt update of the Form CRS will be made, if warranted.

RECORDKEEPING

Records of compliance with Regulation BI are maintained in accordance with recordkeeping rules.

Records of Form CRS will be retained for six years after the earlier of the date that the account was closed or the date on which the information was collected, provided, replaced, or updated.

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BOOKS AND RECORDS

RESPONSIBILITY

As a registered investment adviser, Jackson Creek is subject to extensive and detailed requirements under the Advisers Act to create and preserve records relating to its activities, to transactions for client accounts, to personal securities transactions of its personnel, and to a variety of other matters. In addition to these requirements, Jackson Creek’s books and records are also subject to the provisions of the Privacy Policy and Written Information Security Policy sections of this manual below.

It is not only important that the Firm’s records be accurate and complete, it is also essential that they be kept current at all times and that they be kept well-organized. Jackson Creek is, at all times, subject to surprise examinations of its books and records by the SEC and other governmental authorities. It is the responsibility of the CCO to regularly review the Firm’s records and destroy any that have become obsolete. A record becomes obsolete when they are older than the required retention requirements (as further set forth below).

It is a violation of law to forge, falsify, tamper with, obliterate or prematurely destroy these records. Doing so could subject the personnel involved to criminal penalties, regulatory sanctions and/or termination of employment.

Any questions about these matters should be directed to the CCO.

RETENTION REQUIREMENTS

Jackson Creek is required to keep and maintain certain books and records for the periods of time described in Retention of Books and Records in Appendix B, attached hereto and incorporated herein by reference. This section applies in conjunction with the Performance Advertising Records and Electronic Communications Policy sections below.

SPECIFIC RECORD KEEPING REQUIREMENTS

Jackson Creek shall maintain the books and records, to the extent they apply, as itemized below:

●      Cash Journal

A journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.

●      Ledgers

General and auxiliary ledgers (or other comparable records) reflecting assets, liabilities, reserve, capital, income and expense accounts;

●      Buy/Sell Orders:

A record of each order given by the Firm for the purchase or sale of a security. Trade records are retained electronically and show the terms and conditions of the order (buy or sell) and shall:

o            show any instruction, modification or cancellation;

o	identify the person connected with the Firm who recommended the transaction to the client;

o             identify the person who placed the order;

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o            show the account for which the transaction was entered;

o            show the date of entry;

o            identify the bank, broker or dealer by or through whom such order was executed; and,

o            identify orders entered into pursuant to the exercise of the Firm’s discretionary authority.

●     Banking Records

Check books, bank statements, canceled checks, balance sheets, cash reconciliations;

●      Bills and Statements

All bills or statements (paid and unpaid) relating to the business of Jackson Creek as an investment adviser;

●      Financial Statements

Trial balances, financial statements and internal audit working papers;

●      Communications from Clients

Written communications received from clients (maintained electronically);

●     Communications to Clients

Written communications sent to clients (copies);

●      Advisory Clients and Accounts

A list of advisory clients and accounts over which Jackson Creek has discretion;

●      Discretionary Authorizations

Discretionary power authorization forms (executed);

●     Ads

Advertisements, including copies of Jackson Creek’s website;

●     Holdings/Posting Page

A record of every transaction in a security in which Jackson Creek holds a direct or indirect ownership interest (holdings/posting page);

●     Disclosure Documents

Form ADV Part 2A, 2B and every amendment;

●     Annual Disclosures

Summary of Material Changes, if applicable (include a list of clients/Fund investors who were sent the material changes of the Disclosure Document, and a list of those who requested copies of the Disclosure Document);

●     Contracts

Written agreements entered into by Jackson Creek (maintained for a period of not less than five (5) years after termination of relationship);

●    Customer Complaints

Customer complaint file (maintain even if empty);

 ●    Policies and Procedures

Copies of Jackson Creek’s policies and procedures and any amendments thereto;

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●     Code of Ethics Policy

Copies of Jackson Creek’s code of ethics currently in effect or that was in effect any time within the last five (5) years, including (a) records of any violations of the code of ethics and any actions taken as a result of the violations; (b) records of all written acknowledgements of receipt of the code of ethics for each person who is currently or has been within the last five (5) years a supervised person of Jackson Creek ; c) annual records of all written acknowledgements of compliance with the code of ethics for each person who is currently or has been within the last five (5) years a supervised person of Jackson Creek ; and (d) a list of all “access persons” together with records of all “access persons” during the last five (5) years.

●     Personal Securities Transactions

Records of all Personal Securities Transactions for Code Persons as defined on our Code of Ethics, attached hereto as Appendix C.

●      List of Client Accounts – Opened and Terminated - Maintain a list of these accounts and a check list of to-do items when both opened and terminated

CORPORATE RECORDS

Jackson Creek has a duty to maintain accurate and current “Organizational Documents.” The CCO has the responsibility for the implementation and monitoring of the Firm’s Organizational Documents policy, practices and recordkeeping. The CCO or designee will periodically review the Organizational Documents to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate.

As a matter of policy Jackson Creek’s designated officer will maintain the Organizational Documents in a well-organized, secure and current manner at Jackson Creek’s principal office. All Organizational Documents shall reflect current directors, officers, members or partners, as appropriate. Jackson Creek’s Organizational Documents will also be maintained for a period of not less than three (3) years after termination of Jackson Creek’s existence. The Organizational Documents shall be maintained with reasonable access, the address of such location shall be communicated to the proper regulatory authority upon the required filing of Form ADV-W and any change in the location of such records will be promptly communicated to the proper regulatory authority.

Organizational Documents may include, but are not limited to, the following:

●          Organization Agreements and/or Articles of Organization

●          Charters

●          Minute books

●          Stock certificate books/ledgers

●          Organization resolutions

●         Any changes or amendment of the Organization Documents

E-MAIL RETENTION

Jackson Creek should maintain a record of all e-mails that pertain to advice being offered, recommendations being made, transactions executed and orders received. When storing e-mail communication, the Firm will arrange and index such communication like any other electronically stored record and in accordance with its Written Information Security Policy (see below). This will be done in such a manner that permits easy location, access, and retrieval.

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The CCO will provide promptly any of the following, if requested by any regulatory authority:

●          A legible, true, and complete copy of an e-mail in the medium and format in which it is stored;

●          A legible, true, and complete printout of the e-mail; and

●          Means to access, view, and print the e-mail.

All such correspondence will be kept for a period of not less than five years. The CCO or his designee will review e-mail correspondence periodically, but no less than quarterly. Where a designee conducts the review, information on such reviews will be provided to the CCO, as required. The CCO or his designee will audit this process at least annually pursuant to SEC rule requirements.

THE USE OF ELECTRONIC MEDIA TO MAINTAIN AND PRESERVE RECORDS

1. Permitted Use

Jackson Creek is permitted to maintain all records electronically. Under current revisions, this requirement was expanded to include all records that are required to be maintained and preserved by any rule under the Advisers Act. In addition to storing documents in paper format, records required to be maintained and preserved may be immediately produced or reproduced from the cloud, a hard drive, server or back up of the external hard drive. The external hard drive is backed up periodically.

2. Optical Storage Technology Defined

An optical storage disk is a direct-access disk written and read by light. CD’s, CD-ROMs, DVDs and videodisks are optical disks that are recorded at the time of manufacture and cannot be erased.

3. Requirements

When using an electronic storage format, Jackson Creek must:

●          Maintain a duplicate backup copy of electronically stored books and records at an off-site location;

●          Arrange and index the records to permit immediate location of a particular record;

●          At all times, be ready to promptly provide to an examiner;

●          Verify the quality and accuracy of the storage media recording process;

●          Maintain the capacity to readily download indexes and records preserved on the media;

●           Maintain available facilities for the immediate and easily readable projection or production of the records;

●          Have in place an audit system providing for accountability regarding record inputting.

4. Access and Regulatory Requests

The Firm should be prepared upon request by any regulatory authority to promptly provide:

●          legible, true, and complete copies of these records in the medium and format in which they are stored, as well as printouts of such records; and

●          a means to access, view, and print the records.

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5. Security

The CCO will inform all personnel with access to customer records not to leave their computers unattended unless they are turned off or secured in some appropriate manner. Also, The CCO will take the necessary steps to assure that whenever an employee leaves Jackson Creek any password or code used to gain access to that employee’s computer system or e-mail is extinguished or changed.

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CLIENT REPORTING

The valuation of portfolio holdings impacts client portfolio reporting, fee calculation, and performance calculation processes. Investment advisers have a duty to clients to accurately report client account values and performance.

POLICIES

1.	Jackson Creek’s policy is that portfolio reports provided to clients must reflect accurately the value of accounts managed. If Jackson Creek is unable to obtain a readily available market value for a security, Jackson Creek will disclose to the client the valuation method used for reporting and fee billing. If Jackson Creek is unable to obtain a current value for a security, Jackson Creek will disclose to the client the frequency of the valuation of the security.

2.     Jackson Creek generally purchases securities with readily available market prices for our clients, and Jackson Creek will typically use the securities prices provided by the client’s custodian to value client account securities.

3.     In certain circumstances, such as annuities held in client accounts, pricing is obtained from the annuity Firm or program sponsor.

PROCEDURES AND RESPONSIBLE PARTY

1. Some or all of the following tasks may be outsourced to third-party providers capable of performing such functions. When third-party providers are used, the CCO will conduct periodic spot checks of services performed for accuracy and consistency.

2. The CCO or designee/third-party provider will:

●          Download daily client transactions and holdings from custodians, but no less than monthly;

●          Download daily price files from custodians, if applicable;

●          Reconcile accounts in the portfolio management system daily and resolve any discrepancies in a timely manner;

●          Manually reconcile accounts monthly for which daily downloads are unavailable;

●          Calculate client account and portfolio performance;

●           Calculate investment advisory fees or oversee the vendor that calculates the fee billing;

●          Generate reports for clients; and

●           Review all quarterly reports prior to distribution to the client and promptly correct any discrepancies.

RECORDKEEPING

Jackson Creek will maintain copies of any portfolio and/or performance reports provided to clients. Jackson Creek will document the reasoning and sourcing of information used to determine the price of any overrides using third-party sources.

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ADVISORY FEE BILLING PRACTICES

Investment advisers have a duty to bill clients accurately per the terms of the investment advisory agreement and to refund any pre-paid, unearned fees.

POLICIES

●	Jackson Creek policy is that the advisory fees charged to the client will be calculated accurately and consistent with the client’s fee rate in the investment advisory agreement.

●	Jackson Creek policy is to disclose the Firm’s standard fee schedule to clients and prospective clients in ADV 2A and to record the client’s specific fee, including any agreed-upon fee concessions, in the investment advisory agreement.

●	Advisory fees are calculated as a percentage of the assets under management and are taken quarterly, based upon the market value of the assets at the end of that calendar quarter. The first payment is due upon acceptance of the advisory agreement and shall be based upon the opening value of the client’s account. The first payment shall be prorated to cover the period from the date the account opened through the end of the next full calendar quarter. Additional assets received into the account after it is opened may be charged a pro rata fee based upon the number of days remaining in the quarter. Assets removed from the account during a quarter will be credited, or refunded in the case of a termination, a pro rata fee based on the number of days remaining in the quarter.

●	Jackson Creek reserves the right to negotiate fees with clients and may charge lower fees than the maximum fee described in the Firm’s brochure.

●	The Advisers Acts prohibits Jackson Creek from entering into any arrangement involving a sharing of its advisory fee with any person unless the arrangement complies with Rule 206(4)-3. Jackson Creek’s current brochure states that Jackson Creek may not enter into such arrangements. No person shall enter into an arrangement for a share of Jackson Creek’s advisory fee.

●	Clients receive notice of Jackson Creek’s management fees on the account statements sent to them by the custodian and/or by invoice if applicable.

●	For most accounts, the client has provided written authorization to Jackson Creek to debit the client’s account directly for the advisory fee. For the remaining accounts, Jackson Creek sends an invoice to the client and the client sends Jackson Creek a check or electronic remittance.

●	Clients will only be billed, and their accounts debited once the daily reconciliation is completed without any discrepancies and security prices have been reviewed. This policy is intended to prevent billing errors based on errors in client portfolio values in the Firm’s portfolio accounting system.

●	For accounts that terminate, Jackson Creek will prorate the fee to the effective date of termination. Jackson Creek will debit any earned portion from the client’s account(s) or bill the client, depending on the terms of the investment management agreement. The effective date of termination will be set according to the terms of the advisory agreement and/or any special instructions from the client.

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PROCEDURES AND RESPONSIBLE PARTY

●	For accounts for which Jackson Creek calculates the fee, Supervised Persons or outsourced vendor will first complete the reconciliation and valuation process as described above.

●	Prior to debiting client accounts or invoicing the client, the CCO or designee will review a sample to ensure that the fee calculations are accurate.

●        CCO will adhere to the following procedures:

a)	Confirm that the service provider has priced and reconciled all client accounts;

b)	Review a sampling of fee calculations performed by service provider to confirm accuracy prior to an invoice being sent to a client or the client’s account being debited;

c)	Maintain all necessary records documenting the fees billed to clients.

d)	Ensure that billing reviews will be done for all new accounts, and all accounts with unique or unusual circumstances, and on a sampling basis for all other accounts;

e)	Provide approval to the service provider of the fee calculation, which the service provider requires before it will debit client accounts;

f)	Promptly resolve any discrepancies;

g)	Confirm fee refunds for terminated clients are accurately calculated and promptly refunded, maintain record of refunds;

h)	Review fees received against fees billed; and

i)	Maintain necessary records documenting the fees billed to client, and records of all reviews performed.

●	Each IAR of the Firm will be responsible for the accurate billing of clients under a consulting agreement. The IAR will adhere to the following:

a)	Confirm that the fee calculation is consistent with the terms of the agreement;

b)	Forward all checks received to the Accounting Department for deposit;

c)	Keep complete and accurate records of fees invoices, and checks received.

●	The Accounting Department either effects the debits to clients’ accounts or sends the invoice to the client.

●	The CCO reviews random selection of fee calculations and fees received each billing period.

●	The CCO or designee will maintain clear and accurate records of the open date and termination date of all client accounts from which fees are debited or are billed via invoice.

●	The CCO or designee is responsible for confirming that terminated clients receive any applicable refunds promptly.

RECORDKEEPING

The CCO or designee will maintain records documenting the fees billed to clients, fees received, invoices sent to clients, refunds calculated and any other applicable documentation.

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DOUBLE DIPPING POLICY RESTRICTION

If the Firm or an associated person of the Firm, has a current, or previous relationship as a broker, the Firm is responsible for developing a systematic process to prevent “double dipping” or when a financial professional, such as a registered representative, places commissioned products into a fee-based account and then makes money from both the commission and the fee.

It is discouraged that financial professionals participate in activities that result in the earning of a commission and advisory fee on the same assets within a comparable time period. It is recommended that the Firm use an aging system “burn off period” in which certain assets or proceeds may be deemed ineligible for deposit into a managed account for one, two or three years following the generation of commissions paid by the client and received by the associated person.

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CUSTODY

There are rules that set forth extensive requirements regarding possession or custody of client funds or securities. In addition to the provisions of these rules, many states impose special restrictions or requirements regarding custody of client assets.

RESPONSIBILITY

Jackson Creek does not maintain possession or custody of client funds or securities.

DEDUCTION OF ADVISORY FEES FROM CLIENT ACCOUNTS

The Firm’s advisory fees are debited directly from the client accounts. Payment of the fees will be made by the qualified custodian, as that term is defined below, holding the client’s funds and securities. In all such cases, the client must provide written authorization permitting the fees to be paid directly from their account. The Firm will not have access to client funds for payment of fees without client consent in writing. Further, the qualified custodian must agree to deliver a quarterly account statement directly to the client, and never through the Firm. The Firm will have access to a duplicate copy of the statement that was delivered to the client in order to form a reasonable belief that such statements are delivered to the client.

INADVERTENT RECEIPT OF FUNDS OR SECURITIES

It shall be Jackson Creek’s policy to return the client’s funds or securities to the sender without assuming custody. If Jackson Creek inadvertently receives client funds or securities, Jackson Creek will immediately take the following steps to correct this action:

●	Jackson Creek will make a record of the receipt of client funds in Jackson Creek’s Funds Received – Forwarded Log. A notation of the receipt of the funds received including the name of person who received the funds, client name, date received, amount of the funds as well as the date the funds/ were returned to the sender and how they were returned will be made in Jackson Creek’s Funds Received – Forwarded Log.

●	Jackson Creek will not take possession of client securities/certificates. The Firm may provide an appropriate envelope to the client for transmittal for client securities.

●	When Jackson Creek inadvertently receives funds, a photocopy of the check received will be made and placed in the client’s file.

●	Jackson Creek will return the funds to the sender with a letter of instruction on how and where the sender should forward funds in the future. Jackson Creek will return such funds by US Mail, registered, return receipt requested or by courier service within three business days of receipt of the funds.

●	Jackson Creek will keep a copy of the cover letter and the return receipt/courier notice in the client file.

RECEIPT OF THIRD-PARTY FUNDS

If Jackson Creek receives a check from a client payable to a third party, Jackson Creek will make a photocopy of the check, issue a receipt to the client and then forward the check directly to the third party. A copy of the check and the receipt are kept in the client file and logged in the Check Received Log.

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DEFINITION OF QUALIFIED CUSTODIANS

Qualified custodians include the types of financial institutions that clients and advisers customarily turn to for custodian services. These also include banks and savings institutions, registered broker-dealers, and registered futures commission merchants among others.

NOTICE OF QUALIFIED CUSTODIAN

If Jackson Creek opens an account with a qualified custodian on behalf of Firm clients, Jackson Creek will notify the clients in writing of the qualified custodian’s name, address and manner in which the client funds or securities are maintained promptly when the account is opened and following any changes to this information.

ACCOUNT STATEMENTS

Jackson Creek will arrange for the client’s qualified custodian to send quarterly account statements (“Account Statement”) containing at least the information required by the applicable SEC and State rules directly to the client (and not through an adviser). Jackson Creek may instruct the client to request that a copy of the quarterly accounting statements be sent to Jackson Creek. The Firm may, as agreed upon with clients, prepare and distribute to clients a separate report that may include such relevant account and/or market-related information such as an inventory of account holdings and account performance (“Supplemental Reports”).

RESPONSIBILITY

The CCO is responsible for having a reasonable belief, after due inquiry, that the client’s custodian will deliver Account Statements directly to the clients at least quarterly. The CCO is also responsible for ensuring that the Firm transmits accurate Supplemental Reports where agreed upon with clients.

PROCEDURES

Where the Firm has agreed to prepare Supplemental Reports, the Firm’s will prepare each Supplemental Report as agreed to with the client regarding their frequency and content.

SUPPLEMENTAL REPORT DISCLOSURE

If the Firm opens custodial accounts on behalf of its clients, the Firm must include in the original notification provided to the client and in any subsequent Supplemental Reports it sends, a statement urging the client to compare the Account Statements from the custodian with the Supplement Reports from the Firm.

ADDRESS CHANGES

Typically, whenever a client requests a change of address, the Custodian sends out a letter or email verifying the change of address to the client at both the old and new address. The IAR is responsible for ensuring that his/her client mailing database contains current addresses.

BOOKS AND RECORDS

In its books and records, the Firm will maintain each Supplemental Report sent by the Firm to clients as well as a copy of any mailing sent to a client confirming a change of address.

DEFINITION OF INDEPENDENT REPRESENTATIVE

An independent representative is defined as a person that;

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●	acts as agent for an advisory client and by law or contract is obligated to act in the best interest of the advisory client;

●     does not control, is not controlled by, and is not under common control with the Firm; and

●	does not have and has not had within the past two years a material business relationship with the adviser.

USE OF AN INDEPENDENT REPRESENTATIVE

In the event the client does not wish to receive account statements, Jackson Creek will require the client to submit such request in writing. The client at that time must designate an independent representative to receive those statements. A record of such request will be kept in the client’s file.

SUPERVISED PERSON AS TRUSTEE

The SEC views an advisory Firm or an employee that serves as a trustee as having custody. However, the role of the supervised person as trustee will not be imputed to the advisory Firm if the supervised person has been appointed as trustee as a result of a family or personal relationship with the grantor or beneficiary and not as a result of employment with the adviser. A similar analysis would apply where the supervised person serves as the executor to an estate as a result of a family or personal relationship with the deceased. A personal relationship developed as a result of providing advisory services to a client over many years is not the type of “personal relationship” contemplated by the SEC.

In the 2013 Custody Risk Alert from the SEC, the alert describes the failures by advisers to recognize they have custody. The role of employees or related persons that serve as trustee or have been granted power of attorney for client accounts was the number one custody issue.

It is the Firm’s policy that neither the Firm, nor any employee or supervised person will act as a trustee except in situations where there is a clear prior personal relationship.

STANDING LETTERS OF AUTHORIZATION

Jackson Creek allows Clients to use Standing Letters of Authorization (“SLOAs”).

According to Rule 206(4)-2, (“Custody Rule”), Jackson Creek is deemed to have custody of clients’ funds or securities when clients have standing letters of authorization (“SLOA”) with their custodian to move money from a client’s account to a third-party and under that SLOA authorize Jackson Creek to designate the amount or timing of transfers with the custodian. The SEC says: an investment adviser with power to dispose of client funds or securities for any purpose other than authorized trading has access to the client’s assets.

However, the SEC would not recommend enforcement action under the Custody Rule against an investment adviser if that adviser does not obtain a surprise examination where it acts pursuant to such an arrangement under the following circumstances:

●	The client provides an instruction to the qualified custodian, in writing, that includes the client’s signature, the third party’s name, and either the third party’s address or the third party’s account number at a custodian to which the transfer should be directed.

●	The client authorizes the investment advisor, in writing, either on the qualified custodian’s form or separately, to direct transfers to the third party either on a specified schedule or from time to time.

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●	The client’s qualified custodian performs appropriate verification of the instruction, such as a signature review or other method to verify the client’s authorization and provides a transfer of funds notice to the client promptly after each transfer.

●	The client has the ability to terminate or change the instruction to the client’s qualified custodian.

●	The investment adviser has no authority or ability to designate or change the identity of the third party, the address or any other information about the third party contained in the client’s instruction.

●	The investment adviser maintains records showing that the third-party is not a related party of the investment adviser or located at the same address as the investment adviser.

●	The client’s qualified custodian sends the client, in writing, an initial notice confirming the instruction and an annual notice reconfirming the instruction.

Jackson Creek’s qualified custodian controls all of the circumstances above, except for Number 6, which must be confirmed and maintained by Jackson Creek. Specifically, in the event Jackson Creek is not related to the third-party or located at the same address as Jackson Creek and in order to show it is not subject to a surprise examination, Jackson Creek will maintain records documenting this.

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MONITORING OF INDEPENDENT MANAGERS

POLICY

If applicable, it is the Firm’s policy to monitor other investment advisers who, at the recommendation or direction of the Firm:

●      act as independent managers for the Firm’s clients or

●	(ii) sponsor investment management programs that the Firm’s clients may utilize (collectively referred to as “Independent Managers”) for compliance with the Rules.

RESPONSIBILITY

The CCO or designee is responsible for approving the initial and continued use of a particular Independent Manager by the Firm.

Once approved for use by the CCO or designee, the Firm is responsible for monitoring the Independent Manager with respect to the provision of those specific services for which the Firm recommended or engaged such Independent Manager.

PROCEDURES

Independent Managers will be nominated to the CCO or designee as necessary. Before initially approving an Independent Manager for use by clients of the Firm, the CCO will maintain a due diligence file on the Independent Manager. The due diligence file should contain the Independent Manager’s disclosure documents, and any other information that the CCO deems necessary.

The Firm will periodically reassess whether the Independent Manager’s services are adequate based on factors the Firm deems relevant and whether the Firm will continue to recommend or engage a particular Independent Manager. This information will be communicated to the CCO periodically, but no less that annually, so the CCO may consider such information when confirming whether the Firm should continue to use or recommend such Independent Manager for its clients.

The CCO will periodically reassess the continued use of each Independent Manager as a suitable choice for the Firm’s clients based on criteria the CCO deems relevant. These criteria will include, at a minimum, an annual review of the Firm’s evaluation of the Independent Manager, a review of the Independent Manager’s disclosure documents, and any other material information reasonably available to the CCO which address the Independent Manager’s ability to operate its advisory business or provide quality services to the Firm’s clients.

BOOKS AND RECORDS

In its books and records, the Firm will maintain documents evidencing the selection, review, and monitoring of Independent Managers.

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ANTI-MONEY LAUNDERING

GENERAL POLICY

The Firm, as a matter of policy, will not be party to any transaction and will not facilitate any transaction with any person(s) or entity(ies) (Prohibited Person) listed on the web site maintained by the Office of Foreign Assets Control (www.treas.gov/ofac) relating thereto. The Firm relies on the account review done through our qualified custodian to provide compliance with AML provisions. If the Firm learns that any Prohibited Person is, or is attempting to become, involved in any transaction with respect to the services which the Firm provides, the Firm shall immediately report such transaction to the Office of Foreign Assets Control.

TRAINING

The Firm will conduct on-going AML training for its employees that will take place in conjunction with the training provided the Firm. The qualified custodian for the client will also perform the AML check with OFAC and FinCEN.

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PROXY VOTING/CLASS ACTION LAWSUITS

PROXY VOTING

Jackson Creek does not vote proxies on behalf of non-institutional clients. Clients will receive proxy material directly from the custodian holding the client’s account. Jackson Creek personnel may answer client questions regarding proxy-voting matters in an effort to assist the client in determining how to vote the proxy. However, the final decision of how to vote the proxy rests with the client. All proxy materials received inadvertently by the Firm on behalf of a client account are to be sent directly to our client or a designated representative of the client, who is responsible for voting the proxy. The proxy materials will be sent via Certified Mail, return receipt requested.

If at any time in the future Jackson Creek chooses to allow the voting of proxies on behalf of clients, as a fiduciary it must vote proxies in the best interests of clients. According to the Advisors Act, if an adviser votes proxies on behalf of clients, the adviser must satisfy the following requirements:

Adopt and implement written proxy voting policies and procedures reasonably designed to ensure that the investment adviser votes clients securities in the best interests of the clients and addressing how conflicts of interest are handled.

Disclose its proxy voting policies and procedures to clients and furnish clients with a copy of these policies and procedures if requested.

●	Inform clients as to how they can obtain information from the investment adviser on how their securities were voted; and

●	Retain required records.

CLASS ACTION LAWSUITS

Jackson Creek does not take any action or render any advice as to materials relating to any class action lawsuit involving a security held in a client’s account. Jackson Creek will promptly forward to the Client via Certified Mail, return receipt requested, any such class action lawsuit materials for direct action by the Client.

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MARKETING & ADVERTISING

BACKGROUND

Rule 206(4)-1 under the Advisers Act prohibits certain types of advertisements, including any advertisement that contains any untrue statement of material fact, or that is otherwise false or misleading. Additionally, the Advisers Act’s broad anti-fraud provisions apply to all written correspondence; even items that are excluded from the definition of an advertisement must not contain any false or misleading statements. Effective May 5th, 2021, the Securities and Exchange Commission implemented reforms under the Investment Advisers Act to modernize rules that govern investment adviser advertisements and payments to solicitors. The amendments create a single rule that replaces the current advertising and cash solicitation rules.

As with all advertisements as defined below must be submitted to Compliance for review and approval prior to use.

DEFINITION OF ADVERTISEMENT

The definition of an advertisement includes two prongs:

First Prong:          Any direct or indirect communication an investment adviser makes to more than one person, or to one or more persons if the communication includes hypothetical performance, that offers the investment adviser’s investment advisory services with regard to securities to prospective clients or investors in a private fund advised by the investment adviser or offers new investment advisory services with regard to securities to current clients or investors in a private fund advised by the investment adviser, but does not include:

●      extemporaneous, live, oral communications;

●	information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication; or

 ●      a communication that includes hypothetical performance that is provided:

o	in response to an unsolicited request for such information from a prospective or current client or investor in a private fund advised by the investment adviser; or

o	to a prospective or current investor in a private fund advised by the investment adviser in a one-on-one communication; and

Second Prong: Any endorsement or testimonial for which an investment adviser provides compensation, directly or indirectly, but does not include any information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication.

A “testimonial” is defined in new Rule 206(4)-1(e)(17) as a statement by a current client about the client or investor’s experience with the adviser or its supervised persons. This term also includes a statement that solicits a current or prospective client or investor for or refers a current or prospective client or investor to, the adviser or a private fund it advises.

An “endorsement” is similar, but it is made by a person other than a current client or investor, and may include a general approval, support or recommendation of the adviser or its supervised persons.

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GENERAL PROHIBITIONS

Rule 206(4)-1(a) subjects all investment adviser advertisements to certain general prohibitions. These include bans on:

●	False or misleading statements or omissions of a material fact;
●	Material statements of fact the adviser does not reasonably believe it can substantiate if the SEC asks it to;
●	Information that would reasonably be likely to cause a client or prospective client to draw an untrue or misleading implication or inference about a material fact regarding the adviser;
●	Statements about specific investment advice rendered by the adviser or the adviser’s performance, unless those statements are fair and balanced;
●	Statements about the potential benefits to clients or investors arising from the adviser’s services or operations without providing fair and balanced treatment of relevant material risks or limitations, and
●	Advertisements that are otherwise materially misleading.

ADVERTISEMENT PROCEDURES

The Firm has adopted the following procedures to adhere to Rule 206(4)-1: All marketing material must comply with the seven general prohibitions of Rule 206(4)-1 listed above. Notes: these are principles-based and intentionally broad.

●	Prior to use of any marketing materials, the CCO and/or designee will review and approve all advertisements and promotional materials used by the Firm.

●	The CCO and/or designee will document the review and approval of all such communications together with any comments or amendments to any such communication as a result of such review.

●     Alternatively, e-mails documenting the substance of such reviews may also be maintained.

●     Only Approved marketing materials are used with clients and/or prospects.

●	Modifications to any approved marketing materials must be approved by CCO prior to use. Written approval and review is required by the CCO.

●	The CCO is responsible for conducting periodic reviews to ensure that only approved materials are distributed to clients and/or prospects.

●	The CCO will be responsible for periodic testing designed to ensure that the Firm make and keep records of the following:

o	Advertisements used with current clients and/or prospects (includes recordings or copies of any written or recorded materials used in connection with an oral advertisement)
o	Required disclosures delivered to investors (applicable to testimonials, endorsements, and third-party ratings)

●	Form ADV Item 5.L. is reviewed and updated at least annually to ensure responses are current and accurate regarding our use in advertisements of performance results, hypothetical performance, references to specific investment advice, testimonials, endorsements, or third-party ratings.

●	At a minimum each marketing piece must disclose, “Advisory services offered through Jackson Creek Investment Advisors LLC, an investment adviser registered with the U.S. Securities & Exchange Commission.” Additional disclosure may be required depending on facts and circumstances. Note: Rule 206(4)-explicitly requires clear and prominent disclosure for testimonials, endorsements, third-party ratings and predecessor performance.

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BOOKS AND RECORDS

The Firm must make and keep records of all “advertisements” they disseminate, subject to alternative methods of compliance for oral advertisements, including oral testimonials and oral endorsements. The Firm must retain advertisements sent to one or more persons. Records may be stored using email archives (including in cloud storage or with a third-party vendor), provided that the Firm can promptly produce records in accordance with the recordkeeping rule and SEC guidance. Copies of reviewed documents will be maintained for five years following their last use, the first two in an easily accessible place. We shall maintain all advertisements that we directly or indirectly disseminate.

TESTIMONIALS AND ENDORSEMENTS

POLICY

PROHIBIT USE OF TESTIMONIALS AND ENDORSEMENTS

Without exception, Firm does not allow use of testimonials or endorsements in marketing and advertising. Should the Firm decide to change this Policy, the Manual will be updated to reflect procedures to address the use of testimonials and endorsements in Firm marketing materials. However, should our firm decide to allow for Testimonials and Endorsements in the future, the following information outlines the requirements.

LEAD GENERATION FIRMS

Lead generation firms are operated by ‘non-investors’ where a Firm compensates an operator to solicit investors for, or refer investors to, the RIA. These types of ‘operators’ make third-party advisory services (such as model portfolio providers) accessible to investors and stated that the operators do not promote or recommend particular services or products accessible on the platform. In both examples, the operator’s website likely meets the final marketing rule’s definition of endorsement. An operator may tout the advisers included in its network, and/or guarantee that the advisers meet the network’s eligibility criteria. In addition, because operators typically offer to “match” an investor with one or more advisers compensating it to participate in the service, operators typically engage in solicitation or referral activities. If our Firm has engaged a Lead Generation Firm, the Firm must provide the client disclosure of this relationship through either the ADV, Agreement or separate acknowledgment form.

DISCLOSURES

In order to utilize testimonials or endorsements in advertising, the Firm must at the time the testimonial or endorsement is disseminated, provide clear and prominent disclosure that:

●	Indicates the testimonial was given by a current client or the endorsement was given by someone other than a current client;

●	Indicates that compensation was provided for the testimonial or endorsement, this includes cash or non-cash compensation, if applicable, and

●	Includes a brief statement regarding any conflicts of interest on the part of the person giving the testimonial or endorsement resulting from that person’s relationship with the Firm.

o A person receiving cash or non-cash compensation to a person providing a testimonial or endorsement is called a “Promoter”. The disclosure should state that the Promoter, due to the compensation received, has an incentive to recommend the adviser, resulting in a material conflict of interest, and any other material conflicts of interest arising from the Promoter’s relationship with the Firm. These disclosures must be provided at the time the testimonial or endorsement is disseminated.

Material terms include:

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●	Whether the adviser will be paid a specific cash amount or a percentage of total advisory fees over a period of time, the value of any non-cash compensation if that value is readily ascertainable.
●	Any condition to the payment, i.e., a requirement that the client continue or renew the advisory relationship, and
●	Whether compensation is payable upon dissemination, deferred, contingent, or trailing.

o Clear and prominent means that the above disclosure must be included within the body of the material for written communications and may be presented in written format or orally in connection with an oral testimonial or endorsement. The disclosure language is required to be shown in the same font size (no less than 8 font) as the rest of the draft. Hyperlinked disclosure will not suffice.

COMPENSATED TESTIMONIALS AND ENDORSEMENTS

The Firm may provide cash or non-cash compensation to a person providing a testimonial or endorsement (a “Promoter”), provided the following conditions are met:

▪	Reasonable Basis. The Firm must have a reasonable basis for believing that the testimonial or endorsement complies with the requirements of the SEC’s Marketing Rule.

▪	Written Agreement. The Firm must maintain a written agreement with any person giving a testimonial or endorsement for compensation. The written agreement must describe the scope of the agreed-upon activities and the terms of compensation for those activities.

▪	Disqualification. The Firm may not compensate an individual who would otherwise be deemed an ineligible person with a disqualifying action or event under federal securities laws. Disqualifying actions and events include but are not limited to an SEC opinion or order barring, suspending, or prohibiting the person from acting in any capacity under the federal securities laws and certain convictions, orders, and legal proceedings described in Section 203(e) of the Advisers Act.

●	If the person providing the testimonial or endorsement is being compensated (whether cash or non-cash) at a value of more than $1,000 within a 12-month period, this is subject to additional requirements and disclosures. Any Promoters being compensated at a value of more than $1,000 per year require Compliance Department review and approval prior to being used.

OTHER EXEMPTIONS

If a testimonial or endorsement is furnished by an officer, director, partner, or employee of the adviser; a person who controls, is controlled by or is under common control with the adviser; or an officer, director, partner, or employee of such a control affiliate, the adviser does not have to comply with the disclosure requirements of Rule 206(4)-1(b)(1) so long as two conditions are satisfied.

First, the affiliation between the adviser and the Promoter must be disclosed or readily apparent to the client or investor at the time the testimonial or endorsement is disseminated.

Second, the adviser must document the Promoter’s status at the time the testimonial or endorsement is disseminated.

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●	Furthermore, subject to the same two conditions, the adviser need not have a written agreement with an affiliated Promoter. Notwithstanding these exemptions, the adviser oversight and disqualification provisions continue to apply to compensated promotional activities by affiliated personnel.

REGISTRATION REQUIREMENTS

Notwithstanding the above, some state rules and regulations require persons receiving compensation for client referrals to be registered as investment advisers or Investment Adviser Representatives (IARs). The Firm will ensure that any person (individual or entity) acting as a solicitor is properly registered, if applicable by State statutes, as an IAR of the Firm or investment adviser prior to receiving compensation for client referrals, if required. This applies regardless of Federal covered Adviser registration.

THIRD-PARTY ATTRIBUTION

In addition to “advertisements” directed by the Firm, the Firm shall also be responsible for “advertisements” directed by a third-party if the Firm (or a related person) participates in the communication. Whether information posted or published by third parties is attributable to an adviser requires an analysis of the facts and circumstances to determine (i) whether the adviser has explicitly or implicitly endorsed or approved the information after its publication (adoption) or (ii) the extent to which the adviser has involved itself in the preparation of the information (entanglement).

At a minimum, the following facts and circumstances should be considered by the Firm when assessing whether it has participated in a third-party “advertisement”:

o            Was the Firm involved in creating or disseminating the advertisement (entanglement)?

o            Did the Firm authorize the communication?

o            Did the Firm provide the material to third-party for dissemination?

o            Did the Firm endorse the material after publication (adoption)?

o            Are the materials collaborative (ex. fund of funds, 3rd party models)?

o	Did the Firm selectively delete, alter, or endorse comments on a third parties’ content on the Firm’s social media platform(s)?

ENDORSEMENTS (PREVIOUSLY REFERRED TO AS SOLICITORS)

An “endorsement” is similar to a testimonial, but it is made by a person other than a current client or investor, and may include a general approval, support or recommendation of the adviser or its supervised persons.

DISCLOSURES

Like testimonials addressed above, endorsements must satisfy the following conditions:

Prominent Disclosures. The Firm must disclose, or reasonably believe that the person giving the endorsement discloses, clearly and prominently, the following at the time the endorsement is disseminated:

●	The endorsement was given by a person other than a current client or private fund investor, as applicable;

●	That cash or non-cash compensation was provided for endorsement, if applicable; and

●	A brief statement of any material conflicts of interest on the part of the person giving the endorsement resulting from the adviser’s relationship with such person.

Oversight and Compliance. All endorsements are subject to an oversight and compliance provision under the Marketing Rule. Specifically, the Marketing Rule requires the adviser to have:

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●	A reasonable basis for believing that any endorsement complies with the requirements of the rule, and

●	A written agreement with any person giving a compensated endorsement that describes the scope of the agreed-upon activities and the terms of the compensation for those activities when the adviser is providing compensation for testimonials and endorsements that exceeds $1,000 over a 12-month period (written agreement requirement).

DISQUALIFICATION FOR PERSONS WHO HAVE ENGAGED IN MISCONDUCT

The Firm is prohibited from compensating a person, directly or indirectly, for an endorsement if the Firm knows, or in the exercise of reasonable care should know, that the person giving the endorsement is an ineligible person at the time the endorsement is disseminated (disqualification provision). The disqualification provision does not apply to uncompensated testimonials or endorsements.

An “ineligible person” is a person who is subject to an SEC opinion or order barring, suspending, or prohibiting the person from acting in any capacity under the federal securities laws or to any one of many enumerated “disqualifying events.” The definition extends to employees, officers, directors, general partners, and elected managers of an ineligible person. The Marketing Rule includes a ten-year lookback period across all “disqualifying events,” which aligns with disciplinary disclosure reporting on Form ADV, Part 1.

EXEMPTIONS

The Marketing Rule provides the following exemptions from certain requirements otherwise applicable to endorsements:

De Minimis Compensation. An endorsement disseminated for no compensation or de minimis compensation (US$1,000 or less during the preceding 12 months) is not subject to the disqualification provision for ineligible persons or the written agreement requirement. However, these communications remain subject to the rule’s disclosure and general adviser oversight requirements.

Affiliated Personnel. An endorsement by an employee or other affiliate of an adviser is not subject to the disclosure requirements, or written agreement requirement, but remains subject to the disqualification and general adviser oversight requirements. The affiliation between the adviser and such person must be readily apparent to or disclosed to the client or investor at the time the endorsement is disseminated, and the adviser must document such person’s status.

Registered Broker-Dealers. An endorsement by a broker or dealer registered under Section15(b) of the Securities Exchange Act of 1934 (Exchange Act) is not required to comply with:

●	Any disclosure requirements if the testimonial or endorsement is a recommendation subject to Regulation Best Interest;

●	The “other disclosure” requirements if the testimonial or endorsement is provided to a person that is not a retail customer (as that term is defined in Regulation Best Interest); and

●	The disqualification provision, if the broker or dealer is not subject to statutory disqualification under the Exchange Act.

TESTIMONIALS AND ENDORSEMENTS ADVERTISING PROCEDURES

●	Prior to discussions with a potential Promoter, the CCO will be responsible for exercising reasonable care and conduct reasonable due diligence to confirm that the engaged Promoter is not subject to any applicable disqualification events.

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●	Promoters must be pre-approved by CCO prior to engaging in a Promoter Agreement with the Firm.

●	The CCO is responsible for the review of all Agreements with Promoters including terms of what compensation arrangements are finalized.

●	CCO will approve all compensation arrangements to ensure they are in line with policies at the Firm.

●	The CCO will be responsible for preparing the disclosure statement specific to each Promoter Agreement and train Promotors to deliver this statement during engagement of the Client.

●	The CCO will review and approve of use of all testimonials and endorsements included in our advertising materials prior to use with clients. Proper Disclosures per the policy above are required prior to use.

●	The CCO or designee will review at least on an annual basis all Promotor agreements for compensation to determine if the de minimis amount of Promoters providing testimonials, endorsements and/or referrals needs to be reviewed and revised.

●	The CCO will provide testing designed to ensure that the Firm creates and keep records relating to our determination that the Firm has a reasonable basis for believing that a testimonial or endorsement complies with Rule 206(4)-1.

●	To meet the clear and prominent disclosure requirement, any person giving an oral testimonial/endorsement that is COMPENSATED should read the following scripted disclosure prior to speaking with or about the Firm. “Before we begin, I must disclose that I am (not) a client of XYZ. I am being compensated by XYZ which represents a conflict of interest.”

BOOKS AND RECORDS

Below is a sample of the books and records to be maintained:

●      Oral advertisements such as radio show recordings and podcasts;

●	Any communication or document related to the Firm’s determination that it has a reasonable basis for believing that a testimonial or endorsement complies with the Marketing Rule due diligence requirement;

●     Any agreement with the Promotor that is paid for the endorsement or testimonial.

THIRD-PARTY RANKINGS OR AWARDS

A “third-party rating” is defined in the Marketing Rule to mean a rating or ranking of an investment adviser provided by a person who is not a related person (as defined in the Form ADV Glossary of Terms), and such person provides such ratings or rankings in the ordinary course of its business. Paragraph (c) of the Marketing Rule subjects advertisements that include third-party ratings to certain conditions and disclosure requirements.

POLICY

The Firm does allow for use of third-party ratings in an advertisement if the following conditions are met:

Any questionnaire or survey used in the preparation of the third-party rating is structured to make it equally easy for a participant to provide favorable and unfavorable responses and is not designed or prepared to produce any predetermined result.

Advertisements containing third-party rating clearly and prominently disclose the following:

●     Date on which the rating was given and the period of time upon which the rating was based;

●     Identity of the third party that created and tabulated the rating;

●     Criteria for the receipt of such accolade; and

●     If applicable, that compensation has been provided directly or indirectly by the adviser in connection with obtaining or using the third-party rating.

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Including these disclosures in an advertisement that contains third-party ratings would not contain a rating that could otherwise be false or misleading under the Marketing Rule’s general prohibitions, or under the general anti-fraud provisions of the federal securities laws.

Additionally, the Firm and IAR must consider the following factors when determining whether any advertisement containing a third-party ranking is false or misleading, and thus, prohibited:

Whether the advertisement discloses the criteria on which the rating was based;

●	Whether an adviser or IAR advertises any favorable rating without disclosing any facts that the adviser or IAR knows would call into question the validity of the rating or the appropriateness of advertising the rating (e.g., the adviser or IAR knows that it has been the subject of numerous client complaints relating to the rating category or in areas not included in the survey);

●	Whether an adviser or IAR advertises any favorable rating without also disclosing any unfavorable rating of the adviser or IAR (or the adviser that employs the IAR);

●	Whether the advertisement states or implies that an adviser or IAR was the top-rated adviser or IAR in a category when it was not rated first in that category;

●	Whether, in disclosing an adviser’s or IAR’s rating or designation, the advertisement clearly and prominently discloses the category for which the rating was calculated, or designation determined, the number of advisers or IARs surveyed in that category, and the percentage of advisers or IARs that received that rating or designation;

●	Whether the advertisement discloses that the rating may not be representative of any one client’s experience because the rating reflects as average of all, or a sample of all, of the experiences of the adviser’s or IAR’s clients;

●	Whether the advertisement discloses that the rating is not indicative of the adviser’s or IAR’s future performance; and

●	Whether the advertisement discloses prominently who created and conducted the survey and that advisers and IARs paid a fee to participate in the survey.

o	Third-party ranking and/or awards need CCO approval prior to their use in any materials used by the Firm. The CCO will ensure proper disclosure is used along with the third-party ranking and/or award. Non-descriptive awards may not be used.

THIRD PARTY RANKING PROCEDURES

●	The CCO will review all proposed use of publication of any third-party ratings or survey results and conduct reasonable due inquiry regarding the methodology used by the third-party to determine such rating. A copy of any questionnaire or survey used in the preparation of a third-party rating included or appearing in any advertisement will be maintained for books and records.

●	The CCO will review all use of advertisements referencing third party rankings prior to use with prospects/clients.

●	The CCO will provide testing to ensure that the Firm creates and keep records communications relating to our determination that the Firm has a reasonable basis for believing that a testimonial or endorsement complies with Rule 206(4)-1.

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BOOKS AND RECORDS

Below is a sample of the books and records to be maintained:

●     Any communication or document that the rating complies with the Marketing Rule’s due diligence requirement; and

●     Copies of any questionnaire or survey used for determining a third-party rating used in Marketing.

PERFORMANCE ADVERTISING

POLICY

The Marketing Rule sets specific conditions on the presentation of performance but does not set forth separate requirements for performance advertising in materials intended for retail persons and nonretail persons, with the consequence that certain performance- related requirements primarily intended to protect unsophisticated retail investors must be included in performance advertisements directed to sophisticated institutions.

GENERAL PROHIBITIONS

The Marketing Rule prohibits including in any advertisement:

Any presentation of gross performance, unless the advertisement also presents net performance:

▪	With at least equal prominence to, and in a format designed to facilitate comparison with, the gross performance; and

▪	Calculated over the same time period, and using the same type of return and methodology, as the gross performance.

Any performance results, of any portfolio or any composite aggregation of related portfolios, in each case other than any private fund, unless the advertisement includes performance results of the same portfolio or composite aggregation for one-, five-, and ten-year periods, each presented with equal prominence and ending on a date that is no less recent than the most recent calendar year-end; except that if the relevant portfolio did not exist for a particular prescribed period, then the life of the portfolio must be substituted for that period.

Any statement, express or implied, that the calculation or presentation of performance results in the advertisement has been approved or reviewed by the SEC.

Any related performance, unless it includes all related portfolios; provided that related performance may exclude any related portfolios if:

●	The advertised performance results are not materially higher than if all related portfolios had been included; and

●	The exclusion of any related portfolio does not alter the presentation of any applicable prescribed time periods

●	Any extracted performance, unless the advertisement provides, or offers to provide promptly, the performance results of the total portfolio from which the performance was extracted.

Any hypothetical performance unless the investment adviser:

●	Adopts and implements policies and procedures reasonably designed to ensure that the hypothetical performance is relevant to the likely financial situation and investment objectives of the intended audience of the advertisement,

●	Provides sufficient information to enable the intended audience to understand the criteria used and assumptions made in calculating such hypothetical performance, and

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●	Provides (or, if the intended audience is an investor in a private fund provides, or offers to provide promptly) sufficient information to enable the intended audience to understand the risks and limitations of using such hypothetical performance in making investment decisions.

“Hypothetical Performance,” a term that includes, but is not limited to, model performance, back tested performance and targeted or projected performance.

Model portfolios include those managed alongside portfolios for actual investors, computer-generated models and models the adviser creates or acquires from third parties, that are not used for actual investors.

Back tested performance is created by applying a strategy to data from prior time periods during which the strategy was not actually used.

Targeted returns reflect aspirational performance goals, while projected returns are the adviser’s performance estimates, which often are based on historical data and assumptions. Targeted and projected returns relate to a portfolio or the advertised investment advisory services; they do not include general market projections or predictions about economic conditions.

Hypothetical performance does not include an interactive analysis tool that allows a client or investor (or prospective client or investor) to produce simulations and statistical analyses that present the likelihood of various investment outcomes if certain investments are made or strategies are followed, but only if the adviser:

●	describes the criteria and methodology used, including the tool’s limitations and key assumptions;

●	explains that the results may vary with each use and over time;

●	if applicable, describes the universe of investments considered in the analysis; explains how the tool determines which investments to select; discloses if the tool favors certain investments and if it does, explains the reason for the selectivity; and explains that other investments not considered may have characteristics similar or superior to those being analyzed; and

●	discloses that the tool generates hypothetical outcomes.

●	Nor does hypothetical performance include “predecessor” performance that complies with the requirements discussed below.

The Firm will determine if hypothetical performance is relevant by the following:

The specific financial situation and investment objectives of the intended audience;

Past experiences with clients. This criteria may include, whether an investor is an existing client, the net worth or investing experience of the investor, certain regulatory categories (e.g., qualified purchasers, qualified clients, or even qualified institutional buyers), or whether the investor type includes only natural persons or only sophisticated institutions.

As stated above, investment analysis tools are excluded from the definition, but an interactive analysis tool must include disclosures that:

●	Provides a description of the criteria and methodology used, including the investment analysis tool’s limitations and key assumptions;

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●	Explains that the results may vary with each use and over time;

●	If applicable, describe the universe of investments considered in the analysis, explain how the tool determines which investments to select, disclose if the tool favors certain investments and, if so, explain the reason for the selectivity, and state that other investments not considered may have characteristics similar or superior to those being analyzed; and,

●	State that the tool generates outcomes that are hypothetical in nature.

●	“Investment analysis tool” means an interactive technological tool that produces simulations and statistical analysis that present the likelihood of various investment outcomes if certain investments are made or certain investment strategies or styles are undertaken, thereby serving as an additional resource to investors in the evaluation of potential risks and returns of investment choices.

PERFORMANCE ADVERTISING PROCEDURES

●	The CCO is responsible for review and approval of any advertisements containing performance information to ensure that they are presented in accordance with the relevant requirements, include all required related portfolios, and reflect prescribed time periods.

●	The use of hypothetical performance in advertising materials is strictly prohibited unless reviewed and approved by the Firm prior to use.

●	The CCO will determine if advertisement is relevant to the Firm and the investment objectives of the intended audience of the advertisement.

●	The CCO will review, determine, and document if advertising of past performance of specific securities that were or may have been profitable to the Firm are fair and balanced, depending on the facts and circumstances.

●     The CCO will review and determine the appropriate disclosure used for the advertisements continuing performance.

BOOKS AND RECORDS

Below is a sample of the books and records to be maintained:

●	Communications relating to the performance or rate of return of any portfolios;

●	Accounts, books, internal working papers, and other documents necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any portfolios;

●	Records supporting hypothetical performance to include copies of all information provided or offered pursuant to the hypothetical performance provisions of the Marketing Rule;

●	Records of who the “intended audience” is pursuant to the hypothetical performance and model fee provisions of the Marketing Rule;

●	Documentation of communications relating to predecessor performance.

Documentation sufficient to support the calculation of all performance results presented in advertising/marketing materials will also be maintained by the CCO for a period of five years from the last date of distribution of such advertising/marketing material that contained the performance results.

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MARKETING PROCEDURES FOR SOCIAL MEDIA

●	Supervised Persons must obtain prior approval from the CCO for static content on social media sites (such as profiles, articles, scripted blog posts). No prior approval is required for real-time interactive communications, but this content must be reported to the CCO, and will be monitored by the firm.

●	The Firm maintains one or more firm-sponsored social media accounts. Only approved Supervised Persons may post to a firm-sponsored social media account, and all posts made by Supervised Persons, including those made by the CCO, must be done in compliance with these policies and procedures.

●	The Firm generally prohibits the use of the Firm’s name or any reference to our business activities on Supervised Persons’ personal social networking accounts (e.g., Facebook). Exceptions may be made only when such accounts are used for business purposes (e.g., LinkedIn) and when the content conforms to Firm’s policies and procedures.

●	The Firm generally allows use by Supervised Persons of the Firm’s name and other “business card” information on an exclusive list of social networking sites approved in writing by the CCO (e.g., Facebook and LinkedIn), as long as such use does not include client information or investment related data such as investment recommendations, specific investment services, or investment performance.

●	The Firm utilizes a third-party vendor for social media archive and review. All social media accounts used for business must be registered with the Firm’s vendor.

●	Supervised Persons of the Firm are prohibited from participating in discussions in internet forums, blogs or the firm’s website, or posting to social media sites, without prior written approval from the CCO, regarding the following:

●     Firm’s specific investment services;

●     Investment recommendations or advice; or

●     Investment performance.

●	Customer rating from services such as Yelp and Google My Business. As long as the Firm does not adopt or become entangled (see definition of third-party content) this is not considered marketing material.

PUBLIC APPEARANCES

●     All public appearances must be pre-approved and must include any handouts.

●	If the presentation is pre-planned such as a webinar or speech, the text or an outline must be submitted for pre-approval.

●	If the presentation is not pre-planned, such as a media interview, any discussion of specific securities or account/composite/model performance is prohibited.

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MARKETING DEFINITIONS

Principles-Based -The Rule is principles-based and judgements are shaped by regulatory guidance and enforcement precedence. Marketing fluff and hyperbole are not acceptable. Regulators take a strict interpretation of factual statements. If there is one exception, the statement is false. Due to this strict interpretation, most marketing utilizes hedging language. For example, instead of stating “We help our clients achieve their financial objectives,” a more appropriate hedged statement would be “Our goal is to help clients achieve their financial objectives.”

“Clear and Prominent Disclosure”

In order to be clear and prominent, the disclosures must be at least as prominent as the testimonial or endorsement. In other words, we believe that the “clear and prominent” standard requires that the disclosures be included within the testimonial or endorsement, or in the case of an oral testimonial or endorsement, provided at the same time. Hyperlinks generally do not meet the clear and prominent standard. Finally, depending on the medium and nature of the material, layered disclosures (as opposed to all at the end) may be appropriate. For example, an advertisement intended to be viewed on a mobile device, may meet the standard in a different way than one intended to be seen as a print advertisement (e.g., a person viewing a mobile device could be automatically redirected to the required disclosure before viewing the substance of an advertisement). Other means of providing layered disclosure would include QR codes or mouse-over windows.

“De minimis compensation”

Compensation paid to a person for providing a testimonial or endorsement of a total of $1,000 or less (or the equivalent value in non-cash compensation) during the preceding 12 months.

“Disqualifying Commission action”

A Commission opinion or order barring, suspending, or prohibiting the person from acting in any capacity under the Federal securities laws.

“Disqualifying event”

Any of the following events that occurred within 10 years prior to the person disseminating an endorsement or testimonial:

1) A conviction by a court of competent jurisdiction within the United States of any felony or misdemeanor involving conduct described in paragraph (2)(A) through (D) of section 203(e) of the Act;

2) A conviction by a court of competent jurisdiction within the United States of engaging in, any of the conduct specified in paragraphs (1), (5), or (6) of section 203(e) of the Act;

3) The entry of any final order by any entity described in paragraph (9) of section 203(e) of the Act, or by the U.S. Commodity Futures Trading Commission or a self-regulatory organization (as defined in the Form ADV Glossary of Terms)), of the type described in paragraph (9) of section 203(e) of the Act;

4) The entry of an order, judgment or decree described in paragraph (4) of section 203(e) of the Act, and still in effect, by any court of competent jurisdiction within the United States; and

5) A Commission order that a person cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provision of the Federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)), and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

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(b) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e);

6) A disqualifying event does not include an event described in paragraphs (4)(i) through of this section with respect to a person that is also subject to:

(a) An order pursuant to section 9(c) of the Investment Company Act of 1940 (15 U.S.C. 80a-3) with respect to such event; or

(b) A Commission opinion or order with respect to such event that is not a disqualifying Commission action; provided that for each applicable type of order or opinion described in paragraphs (4)(vi)(A) and (B) of this section:

(i) The person is in compliance with the terms of the order or opinion, including, but not limited to, the payment of disgorgement, prejudgment interest, civil or administrative penalties, and fines; and

(ii) For a period of 10 years following the date of each order or opinion, the advertisement containing the testimonial or endorsement must include a statement that the person providing the testimonial or endorsement is subject to a Commission order or opinion regarding one or more disciplinary action(s), and include the order or opinion or a link to the order or opinion on the Commission’s website.

“Extracted performance”

The performance results of a subset of investments extracted from a portfolio.

“Gross performance”

The performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) before the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the investment adviser’s investment advisory services to the relevant portfolio.

“Hypothetical performance”

Performance results that were not actually achieved by any portfolio of the investment adviser. Hypothetical performance includes, but is not limited to:

(i) Performance derived from model portfolios;

(ii) Performance that is backtested by the application of a strategy to data from prior time periods when the strategy was not actually used during those time periods; and

(iii) Targeted or projected performance returns with respect to any portfolio or to the investment advisory services with regard to securities offered in the advertisement. (iv) Hypothetical performance does not include:

(A) An interactive analysis tool where a client or investor, or prospective client, or investor, uses the tool to produce simulations and statistical analyses that present the likelihood of various investment outcomes if certain investments are made or certain investment strategies or styles are undertaken, thereby serving as an additional resource to investors in the evaluation of the potential risks and returns of investment choices; provided that the investment adviser:

(1) Provides a description of the criteria and methodology used, including the investment analysis tool’s limitations and key assumptions;

(2) Explains that the results may vary with each use and over time;

(3) If applicable, describes the universe of investments considered in the a analysis, explains how the tool determines which investments to select, discloses if the tool favors certain investments and, if so, explains the reason for the selectivity, and states that other investments not considered may have characteristics similar or superior to those being a analyzed; and

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(4) Discloses that the tool generates outcomes that are hypothetical in nature; or

(B) Predecessor performance that is displayed in compliance with paragraph (7) of this section.

“Ineligible person” -

A person who is subject to a disqualifying Commission action or is subject to any disqualifying event, and the following persons with respect to the ineligible person:

(i) Any employee, officer, or director of the ineligible person and any other individuals with similar status or functions within the scope of association with the ineligible person;

(ii) If the ineligible person is a partnership, all general partners; and

(iii) If the ineligible person is a limited liability company managed by elected managers, all elected managers.

“Net performance”

The performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) after the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the investment adviser’s investment advisory services to the relevant portfolio, including, if applicable, advisory fees, advisory fees paid to underlying investment vehicles, and payments by the investment adviser for which the client or investor reimburses the investment adviser. For purposes of this rule, net performance:

(i) May reflect the exclusion of custodian fees paid to a bank or other third-party organization for safekeeping funds and securities; and/or

(ii) If using a model fee, must reflect one of the following:

(a) The deduction of a model fee when doing so would result in performance figures that are no higher than if the actual fee had been deducted; or

(b) The deduction of a model fee that is equal to the highest fee charged to the intended audience to whom the advertisement is disseminated.

“Portfolio”

A group of investments managed by the investment adviser. A portfolio may be an account or a private fund and includes, but is not limited to, a portfolio for the account of the investment adviser or its advisory affiliate (as defined in the Form ADV Glossary of Terms).

“Predecessor performance”

Investment performance achieved by a group of investments consisting of an account or a private fund that was not advised at all times during the period shown by the investment adviser advertising the performance.

“Private fund”

The same meaning as in section 2(a)(29) of the Investment Company Act of 1940.

“Related performance”

Performance results of one or more related portfolios, either on a portfolio-by-portfolio basis or as a composite aggregation of all portfolios falling within stated criteria.

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“Related portfolio”

Portfolio with substantially similar investment policies, objectives, and strategies as those of the services being offered in the advertisement.

“Supervised person”

The same meaning as in section 2(a)(25) of the Investment Company Act of 1940.

“Third-Party Content” -

Definition of advertisement includes “any direct or indirect communication” of an adviser. This means that a communication distributed by an agent or intermediary on behalf of an adviser would generally be considered an “advertisement” of the adviser. The Adopting Release defined the concepts of “adoption” and “entanglement” in the context of third-party content on company websites, the Adopting Release also notes that third party information may be an indirect “advertisement” if the adviser has either endorsed or approved the information after publication or involved itself in the preparation of the information.

“Third-party rating”

A rating or ranking of an investment adviser provided by a person who is not a related person (as defined in the Form ADV Glossary of Terms), and such person provides such ratings or rankings in the ordinary course of its business.

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ELECTRONIC COMMUNICATIONS

Rule 204-2 (“Books and Records Rule”) under the Investment Advisers Act of 1940 requires that investment advisers make and keep certain books and records relating to their business, including but not limited to all communications. This policy outlines the rules and procedures for all communications by all team members of our Firm. This policy aims to ensure compliance with Rule 204-2 and other relevant rules and regulations and to promote responsible and effective use of communications platforms by all team members.

For the purpose of this Communications Policy, all written or electronic communications discussing our clients, strategies, or anything related to the management of our business shall be considered part of our Firm's required books and records. The related communication records that the Firm must keep include the following:

●	Originals or copies of all written or electronic communications sent and received of all communications sent by or to any team member relating to the advisory relationship.
●	Originals or copies of all written or electronic communications sent and received of all communications sent by or to any team member relating to any aspect of the business of the Firm, including but not limited to marketing strategies, investment strategies, discussions regarding clients, or tasks being performed for clients.

Along with any hardcopy communications, electronic communications, including emails, instant messages, Chats, and social media communications, are considered written communications under Rule 204-2 and must be retained as part of the Firm's books and records. Rule 204-2 requires that all books and records be retained for a period of not less than five years from the end of the fiscal year during which the last entry was made on the record.

The Firm is responsible for maintaining and archiving all communications in compliance with Rule 204-2 and for ensuring that all communications are readily accessible and retrievable. This includes maintaining a system of indexing, storing, and retrieving all communications and ensuring that the system is secure and protected from unauthorized access. The Firm's CCO is responsible for overseeing the communications policy, testing the policy, and training the staff to comply with the policy and our procedures. The CCO may delegate the policy creation, training, and testing to internal team members or outsourced compliance consultants; however, the duty to ensure compliance with the books and records rules remains with the Firm. The entire staff of the Firm is responsible for adhering to the policies and procedures as indicated under the Communications section of our Written Policies and Procedures (Compliance Manual).

POLICY:

Employees must adhere to the following:

1.	Use only authorized devices to conduct every aspect of their job duties.
2.	Seek authorization from executive management, including the CCO, if using any personal device to perform their job duties.
3.	Communicate with clients, vendors, and other team members through the use of our approved means of communication. (AKA approved channels)
4.	Never communicate with clients, vendors, and other team members on "off-channel" platforms.

Off Channel is generally understood as any communication that occurs outside of our approved methods of communication

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ACCEPTABLE MEANS OF COMMUNICATION (APPROVED CHANNELS)

Our Firm allows our staff to send and receive hardcopy communication from or to clients, prospects, vendors, and other team members by way of typed or handwritten correspondence in hardcopy format. The original hardcopy format shall be filed in our hardcopy files and scanned and filed with our electronic records to preserve and back up the records.

We recognize that most of the communication taking place originates in an electronic format. Electronic communication shall be conducted in a manner that is compliant with applicable rules and regulations, the same as any hardcopy communication should. We currently permit the use of the following platforms and means of electronic communication:

Email

Email is an accepted means of communication for both internal and external communication with clients, prospects, vendors, and other team members. The Firm requires that all emails be sent from the Firm's email system and that all emails be archived in compliance with the books and records rules in our archiving system. Only use the business email domain address to communicate by way of our Email service. Never use your personal email address, including sending yourself articles or tasks to work on at home.

Instant Messaging/Texting

The Firm allows the use of specific instant messaging services for the team members to communicate with each other only. The apps should be installed as part of the Firm's services and not the employee's personal apps or used only on a company-issued device. The use of Instant messaging and texting with clients, prospects, or vendors is prohibited.

Social Media/Chat Rooms:

The use of communications with clients, prospects, vendors, and each other is prohibited via any social media platform or chat room. In the event a client or anyone else communicates with you via one of these off-channel platforms, you are instructed to send a message to the client via an approved channel, such as an email indicating the following:

Due to the regulations that govern our business, I am unable to communicate with you via however, I can reply to your inquiry or message in this email communication. In the future, you may contact me here or at 555-555-5555. I look forward to hearing from you again.

(Proceed to address their off-channel communication message in the approved channel)

Social Media for approved employees can be used as long as the platform is archived. Currently, that is:

●	The Firm's LinkedIn, Facebook page and Twitter pages
●	Certain employee's LinkedIn, Facebook page and Twitter pages

Employees marketing for the Firm must have their pages archived or receive a waiver from the CCO.

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In the event a client or anyone else communicates with you via one of these off-channel platforms, you are instructed to send a message to the client via an approved channel, such as an email indicating the following:

Due to the regulations that govern our business, I am unable to communicate with you via                              however, I can reply to your inquiry or message in this email communication. In the future, you may contact me here or at 555-555-5555. I look forward to hearing from you again.

Research tools The Firm utilizes Bloomberg and Morningstar but does not allow for the use of chat feature. The Firm conducts training on this policy throughout the year.

Video Conferencing The Firm allows staff to communicate with clients, prospects, vendors, and each other via Video Conferencing. Video conferencing may only be done on the approved channels. Whenever documents or written communications are shared within the video platform, they must also be retained by the Firm as part of our books and records requirements. The Firm’s approved video conferencing platforms such as Zoom Microsoft Teams. In the event the video conference itself is recorded, written authorization is required by the third party, including clients, prospects, and vendors, as well as your other team members. If the video conference is recorded, it must be maintained as part of our books and records.

Staff may propose any communication platforms that they or the clients prefer to use for communicating. The CCO will collaborate with the executive and IT teams to evaluate the feasibility of integrating any new platforms and will provide guidance on the appropriate protocols to be implemented.

Due care shall be taken to ensure the privacy rules are followed as outlined in the Written Information Security Policy section of our manual with all communications.

Personal Use: We allow authorized personnel to use their personal cell phones and laptops to conduct business and perform their job duties. When the personal device is used for electronic communications, only the platforms referenced in approved channels will be used as assigned to the Firm, not the employees' personal accounts. The Firm will have the ability to wipe or delete the contents and applications from personal devices. The platforms shall be archived in accordance with the requirement of the books and records rules on our archiving platform. Personnel may not utilize any off-channel communication application on their personal device to communicate with clients, prospects, vendors, or other team members.

Confidential Information: The Firm requires that all electronic communications be conducted in a manner that protects the confidentiality of client and Firm information. Employees must not disclose any confidential information in electronic communications and must take appropriate measures to protect the security and privacy of electronic communications by following our written information security policy in this manual.

RESTRICTIONS ON ELECTRONIC COMMUNICATIONS

The following are prohibited means of electronic communication:

Prohibition of Off-Channel Communications: The Firm prohibits the use of any means of communication that has not been approved by the Firm's compliance department and that is not archived in compliance with the books and records rules. This includes the use of personal email, personal social media accounts, and any other means of communication that has not been approved by the Firm. If the application or service is not listed in the approved channels above, it is prohibited. Refer to the approved channels section on how to handle communications sent to you via off-channel communications.

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Personal Use: The Firm permits the limited personal use of Firm-approved electronic communication platforms, but employees must ensure that personal use does not interfere with their work duties or violate the Firm's policies and procedures.

ARCHIVING, MONITORING, AND COMPLIANCE TESTING

The Firm requires that all electronic communications be archived in compliance with the books and records rules. The Firm's CCO is responsible for monitoring electronic communications to ensure compliance with applicable rules and regulations. The CCO or their designee conducts regular compliance testing to ensure that all employees are following the Firm's policies and procedures for electronic communications.

The Firm does use archiving tool(s) to maintain and retain all of our electronic communications. The archiving solutions service provider must automatically capture, retain, and allow for the retrieval of all approved channel electronic communications. The service provider must also have reasonable safeguards in place to protect against data breaches or other security incidents. The retrieval of the archived electronic communications must be maintained in a non-rewriteable, non-erasable format (also known as WORM or write once, read many), which prevents the alteration or deletion of records after they have been created. This requirement is intended to prevent the destruction or modification of records for fraudulent or other illegitimate purposes. Electronic records must also be indexable, meaning organized and cataloged in a way that makes them searchable and retrievable for compliance and regulatory review. As part of the Firm's compliance testing program, the following steps may be taken to test the Firm's electronic communications policies and procedures:

●	Review of Electronic Communications: The Firm's CCO or their designee may review a sample of electronic communications, such as emails, archive texts, chats, or social media posts, to ensure that they are compliant with applicable rules and regulations.
●	Testing of Archiving Tools: The Firm's CCO or their designee may test the archiving tools used by our Firm to ensure that they are working properly and that all electronic communications are being archived in compliance with applicable rules and regulations.
●	Employee Training: The Firm's CCO or their designee may conduct training sessions for employees on the Firm's policies and procedures for electronic communications and may test employees on their understanding of these policies and procedures.
●	Random Sampling: The Firm's CCO or their designee may conduct random sampling of electronic communications to ensure that all employees are following the Firm's policies and procedures. The sampling may include keyword searches for many reasons, such as to help determine if other off-channel communications are being used.

The testing shall be done periodically and at least annually to help test the Firm's electronic communications policies and procedures. The Firm's CCO or their designee will maintain records of all compliance testing activities, including the results of any testing and any remedial action taken to address any issues identified during the testing process in our compliance files.

VIOLATIONS

The SEC has issued guidance and public statements on enforcement related to violations of the books and records rules as it relates to electronic communication, which resulted in monetary fines. Electronic Communication must be maintained as part of the Firm's compliance with the books and records rules, and all team members must work to comply with our policies and the books and records rules. Some possible consequences for violating the Firm's policies and procedures or violations of Rule 204-2 regarding electronic communications may include:

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1.	Reprimand or Warning: Minor violations of the Firm's policies on electronic communications may result in a reprimand or warning from the Firm's CCO and/or the individual's supervisor. This may include a reminder of the Firm's policies and procedures and training on best practices for electronic communications.
2.	Suspension of Pay: More serious violations may result in the suspension of pay for the employee responsible for the violation. This may be a temporary measure while the Firm investigates the violation and determines appropriate disciplinary action.
3.	Loss of Bonuses or Promotions: If an employee's violation of the Firm's policies on electronic communications results in financial harm to the Firm, such as a loss of business or a fine from regulators, the employee may lose out on bonuses or promotions.
4.	Termination: If an employee's violation of the Firm's policies on electronic communications is severe or repeated, it may result in termination of employment. This may be necessary to protect the Firm's reputation and ensure compliance with applicable rules and regulations.

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Compliance Manual - June 2025

ARTIFICIAL INTELLIGENCE ENGINES

The Investment Advisers Act of 1940 (“Advisers Act”) does not contain a definition of the term “AI” and there is no single universally agreed upon definition of AI. Investment advisers who use AI should consider the unique issues that their use of AI technology raises in light of an adviser’s fiduciary duty to its clients and whether it is in their client’s best interest.

For the purposes of this policy, the Firm defines AI as computer systems able to perform tasks that normally require human intelligence, such as visual perception, speech recognition, decision making, and translation between languages, more commonly known as generative AI. The Firm understands that the use of AI is relatively new, and the regulatory landscape is evolving. In light of this, the policies and procedures herein are subject to change. The Firm recognizes that the applications and the use of AI are quickly emerging, the policies and procedures herein are periodically reviewed, as necessary, for updates.

The Firm must meet all existing investment adviser regulatory obligations regarding recordkeeping, storage, disclosures, and oversight for AI- generated inputs and outputs pertaining to its advisory business. For example, AI can be an effective tool for the Firm in conducting research, trading, portfolio management, marketing, and other operations, but the Firm must implement effective supervisory procedures to document methods, detect incorrect information and system errors, or mitigate any disruption if it threatens a material impact on the business or its clients.

AI can pose concerns not limited to data quality, copyright, trade secrets violations, confidentiality breaches, unauthorized access or malware risks, insider trading, breach of contract, cybersecurity, and privacy law violations. In developing these policies and procedures, the Firm has considered the material risks associated with using AI, which is set forth below:

●	Supervised Persons use of unapproved AI that incorporates electronic communications to communicate the Firm’s business-related information.
●	The Firm fails to maintain adequate records of the generated dates, methods, inputs, and outputs.
●	Supervised Persons are not trained on both acceptable and prohibited uses of AI.
●	Using AI poses data quality and illegal bias risks.
●	The use of AI can violate legal agreements or terms of use.
●	The use of AI that contains Material Non-Public Information.
●	The use of AI that contains Material Non-Public Personal information.
●	The use of AI creates the risk that a third-party service provider has not incorporated adequate controls, including the risks noted above.

FIRM POLICY

The Supervised Persons may collect or use AI only after pre-approval from the Chief Compliance Officer (“CCO”). The CCO only approves the use of AI that does not:

●	Violate local, federal, foreign, or international regulations;
●	Violate legal agreements or terms of use;
●	Violate the Firm’s Insider Trading Policy and Procedures;

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●	Violate the Firm’s Privacy Protection and Cybersecurity Policy.

The CCO ensures that the use of AI is adequately disclosed to clients and investors, including its use, methods, conflicts, and risks.

With respect to the use of AI, the Firm shall initially and periodically thereafter:

●	Conduct third-party due diligence, including that the Firm has the commercial rights to use or share the data provided, and confidentiality, privacy, and data security concerns are addressed as a recipient or provider of information and in accordance with the Firm’s Review of Third-Party Service Providers Policy;
●	Adhere to the Firm’s data protection protocols, which are designed to secure confidential information pertaining to both the firm and its clients when utilizing such software;
●	Obtain attestations by Supervised Persons that the AI has not collected material non-public Information;
●	Obtain attestations by Supervised Persons that the AI has not collected non-public Personal Identifiable Information (PII);
●	Provide training to Supervised Persons on the acceptable use and risks of the AI used;
●	Appoint a person(s) responsible for reviewing and monitoring AI and data sets;
●	Periodically review the AI used and the documentation associated with reviewing, verifying, and validating the AI methods and outputs;
●	Maintain an inventory of the AI used;
●	IT department is responsible for assessing if the AI-generated code poses any cybersecurity threats to the Firm;
●	Ensure the adequacy of its books and recordkeeping obligations.

In accordance with this policy, the Firm is authorized to use ChatGPT and similar software responsibly and in compliance with regulations, ensuring the protection of confidential firm and client data while providing accurate and trustworthy investment guidance.

When a Supervised Person suspects that the AI was obtained or used in a fraudulent or illicit manner or has questions in assessing the output of AI regarding cybersecurity risks to the Firm, they must promptly contact the Firm’s Chief Compliance Officer and they will take appropriate action as applicable.

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CODE OF ETHICS

Jackson Creek has developed a separate document to specifically address the Firm’s policy and procedures for a Code of Ethics. Refer to the Code of Ethics located in Appendix B of this Compliance Manual.

PORTFOLIO MANAGEMENT

PORTFOLIO MANAGEMENT AND TRADING PROCESS

The Firm provides discretionary [and non-discretionary] portfolio management on a continuous basis. Portfolio management services will not be rendered prior to the client entering into a written agreement for services, which shall be maintained in the requisite client file. It is Jackson Creek’s strict policy that only RIA affiliated persons of the Firm shall exercise limited discretionary authority over client accounts.

Subject to a grant of discretionary authority, the Firm, through its IARs, shall invest and reinvest the securities, cash or other property held in the client’s account in accordance with the client’s stated investment objectives as identified by the client during initial interviews and information gathering sessions. The Firm’s IARs are granted discretion pursuant to authorization provided in the executed agreement for services, which is maintained in the relevant client file.

When a transaction takes place, an IAR will create the order, route it to the trader who will then execute the trade.

DEFINED CUSTODIAN

Client accounts will be held in custody by a qualified custodian (the “Qualified Custodian”) or the product vendor, and securities will be purchased or sold through qualified custodians or directly through the product vendor’s trading platform. Clients must utilize the services of a Qualified Custodian in order to participate in asset management services offered by Jackson Creek.

RESEARCH PROCESSES

Research is conducted internally utilizing information obtained from a wide variety of sources. Increasingly, the Internet and new databases provide a wealth of ideas and information to enhance Jackson Creek’s research. The priority is for IARs to build up their knowledge and insights on an industry or company, and to exploit the vast wealth of information that is increasingly available.

Industry research is used to supplement the Firm's own research efforts. Examples of on-line resources include, but are not limited to, Morningstar, Standard & Poors and Investment Business Daily.

VALUATION OF SECURITIES

Jackson Creek will use information provided by the client’s custodian as its main pricing source for purposes of valuing client portfolios, both for fee billing and investment performance calculation purposes.

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In the rare instance where Jackson Creek believes that the custodian is not pricing a security fairly or where a security has halted trading, members of the Firm will determine a fair value for that security. When determining a fair value for a security, Jackson Creek will attempt to obtain a quote from at least one independent pricing source, preferably two or more. The Firm will make a determination as to whether these quotes represent fair value. If Jackson Creek is unable to obtain quotes or determine the quotes received do not represent fair value, the Firm will establish a fair valued price for the security based on their knowledge of the security and current market conditions, among any other considerations deemed appropriate. The Firm will also document the rationale used to establish a fair valued price for the security.

ACCOUNT REVIEW POLICY

The portfolio management function is a dynamic activity. Securities are constantly analyzed for investment merit within client accounts, and portfolios are periodically reviewed by the Firms COO and IARs. The Firm provides ongoing oversight review of the accounts by conducting surveillance procedures, including, but not limited to, the following:

SUITABILITY

Accounts are periodically reviewed for consistency between the investment objectives and risk tolerance as represented on a client’s Clients Data Questionnaire / New Account Form, and the actual holdings in the client’s account.

IARs with accounts noted for further review due to suitability exceptions are provided with a list of the noted accounts. IARs with accounts indicating further review are contacted by telephone, mail, email or facsimile, and are asked to review the accounts and take appropriate corrective action, which may be to rebalance the account consistent with the client’s stated investment objectives, financial needs, and risk tolerance, with the client’s authorization (for non-discretionary accounts), obtain a revised New Account Form updating the client’s investment objectives and risk tolerance consistent with the account’s current allocations, or a combination of both. Noted accounts and follow-up action are tracked to ensure issues are resolved.

CONCENTRATED ACCOUNTS

Accounts are periodically reviewed for high concentrations in individual positions and are targeted for further review. Accounts with concentrations in single asset positions that appear to be inconsistent with the client’s stated investment objectives, financial needs, and risk tolerance are targeted for further review.

Consideration is given to other relevant factors, including related accounts with additional assets.

IARs with concentrated accounts targeted for further review are contacted by telephone, mail, facsimile or email, and are asked to review the accounts and take appropriate action, which may include liquidating a portion of the concentrated position, or obtaining the client’s signature on a Concentrated Security Positions letter, in which the client acknowledges the risks associated with holding a concentrated position, the ongoing management fees assessed on that position, and the client’s intent to continue to hold the position in the account. Noted accounts and follow-up action are tracked to ensure that any issues are resolved.

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INACTIVE ACCOUNTS

Jackson Creek periodically reviews inactive accounts and initiates contact with the IAR responsible for managing the accounts. In general, Jackson Creek considers an account to be “inactive” if the account has had no trading activity within the previous 12 months.

Although Jackson Creek does not encourage unnecessary trading activity, it is important that the IAR is able to provide evidence of continuous management of the account since the inception date. To this end, IARs are reminded to continually monitor their client accounts and discuss existing positions, particular client circumstances, reasons for inactivity, and potential changes to the portfolio that may be warranted or recommended in further management of their client accounts. IARs are further instructed to document all client conversations or meetings as a means to demonstrate their ongoing management of the accounts. IARs are free to use whatever means necessary or appropriate to document regular ongoing management and client contact.

IARs with accounts deemed inactive are contacted by the CCO. IARs are asked to review the account and provide a written description of the ongoing contact with the client or copies of documentation of written contact for each of the targeted client accounts to demonstrate that the allocation remains consistent with the client’s stated objectives. Noted accounts and follow-up action are tracked to ensure discrepancies are resolved.

REVIEW PROCEDURES

Client accounts are monitored periodically. Formal reviews may be provided at the client’s request, based on deposits and/or withdrawals in the account, material changes in the client’s financial condition, or at the IAR’s discretion. The Firm monitors the investment positions on a periodic basis.

ACCOUNT STATEMENTS

The custodian holding the client’s funds and securities will send the client a confirmation of every securities transaction and a brokerage statement at least quarterly. Additional information related to the Firm’s portfolio management and trading procedures is detailed in the executed agreement for services located in the specific client file, in the Form ADV 2A and Form CRS.

COMPLIANCE WITH INVESTMENT POLICIES/PROFILES, GUIDELINES AND LEGAL REQUIREMENTS

The following Policy is designed to ensure that the Firm manages each of its client accounts in accordance with the investment policies, restrictions, guidelines, and legal requirements (collectively, “Investment Restrictions”) applicable to that account.

PROHIBITED PRACTICES

The following is a non-exhaustive list of activities in which advisors are prohibited from engaging.

●	Recommending or engaging in acts designed to conceal or disguise a client's identity, the source of investment funds, or to avoid regulatory recordkeeping.
●	Directly or indirectly sharing in the profits or losses of a client's account.
●	Directly or indirectly sharing commissions received for a securities transaction with an unregistered person, or a person registered with another broker-dealer, without the prior written approval from CCO.
●	Agreeing to repurchase a security from a client.
●	Accepting a check from a client made payable to any person or entity other the registered investment advisory Firm or Custodian.

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●	Forwarding, or agreeing to forward, original confirmations or account statements to an address other than the address provided on the client's New Account Application and Agreement.
●	Accepting cash or money orders from a client.
●	Establishing escrow or collateral accounts without the prior written approval of CCO.
●	Taking proxy authority or voting proxies that are solicited for securities held in any advisory or brokerage account, unless Proxy Voting is part of the Firm’s procedures for all clients.
●	Recommending or using any form of credit related liquefied home equity from a client's primary residence, secondary residence, or any investment property for the purpose of investing in any security, variable insurance, approved outside products such as fixed insurance, investment advisory products, or any products and services offered or sold in the capacity of a registered representative or investment advisor representative. An accommodation for an Advisor to be able to discuss with a client obtaining liquefied equity on the client's property is subject to Compliance approval and may be considered under limited circumstances. For purposes of clarification, the use of excess mortgage proceeds for investment from the sale of a home (i.e., downsizing) would be permissible in the event it was not a strategy recommended to a client and the client did not obtain new mortgage related funds for the purchase of their residence.
●	Providing tax advice to clients. Clients should be advised to consult their own tax advisor.
●	Providing legal advice to clients. Prohibited legal advice includes, but is not limited to, advice on wills, joint ownership of property, transfers, or distribution of property after death or how to take title on an account.
●	Providing Verification of Deposit (VOD) letters to third parties or creating a VOD letter with the intention of it being distributed to a third party. A Verification of Deposit, or VOD, is a document requested by a third party, usually a lender, and signed by the financial institution to verify a client's financial holdings. The verification of deposit must come from the Custodian as the holder of assets.

SOURCE OF FUNDS

Source of funds and long-term risk considerations are a concern for all types of accounts. While requirements do not specifically refer to age or life stage for risk, all of the following factors should be considered when making recommendations to investors:

●	Source of funds
●	Source of income
●	Current and future prospects for employment
●	Income needed to meet fixed or anticipated expenses
●	Savings for retirement and how they are invested
●	Liquidity needs
●	Financial and investment goals
●	Primary expenses including whether the customer still has a mortgage

Recommending or using any form of credit related to liquified home equity from a client's primary residence, secondary residence, or any investment property for the purpose of investing at our Firm is prohibited. This restriction applies to both an advisor representative soliciting this type of business as well as a client requesting such a transaction. Recommending, selling, or facilitating the sale of a reverse mortgage is also prohibited. Likewise, cash out refinances or reverse mortgages for investment purposes cannot be recommended.

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Once an advisor representative becomes aware that funds have been sourced from home credit, the advisor representative is required to refrain from investing it with the Firm. The prohibited forms of investing include any security, variable insurance, approved outside product such as a fixed insurance, investment advisory products, or any products and services offered or sold in the capacity of a registered representative or investment advisor representative.

Advisor representatives are permitted to provide clients with educational information regarding reverse mortgages, including how they work as well as the advantages and disadvantages and may also direct clients to the National Council on aging to obtain further information.

All inquiries regarding this policy at the Firm shall be directed to the CCO.

SOURCES OF INVESTMENT RESTRICTIONS

There may be a number of different sources of Investment Restrictions for a particular account. The principal sources of Investment Restrictions for client accounts typically include the investment advisory agreement or other instrument under which the account was established, and/or other directions or guidelines established by the client and communicated to the Firm.

In addition, there are various other possible sources of Investment Restrictions for each account, including the Firm’s own internal policies (which may further restrict how an account may be managed) and applicable law, which may include, but is not limited to:

●	the Advisers Act and interpretations thereunder;
●	the Employee Retirement Income Security Act of 1974 ("ERISA"), and related regulations and interpretations of the U.S. Department of Labor (applicable to almost all pension funds, other than governmental and church funds);
●	other state statutes, regulations and agency interpretations governing investments of various kinds of governmental assets, including assets belonging to state governments, municipal governments, state and municipal agencies, authorities and instrumentalities, and pension funds for public employees (these laws differ from state to state and for different categories of accounts even within a single state);
●	U.S. state and federal laws, and foreign laws, regulating the amount of stock in certain kinds of companies that can be held by accounts owned or managed by a single Firm (or group of related companies); and
●	insider trading laws.

In addition to laws that limit investments that can be made for a client account, there are other laws that prohibit or limit transactions between a client account and the Firm or its affiliates, and laws that prohibit or limit transactions between certain kinds of client accounts (e.g., ERISA/pension fund clients) and affiliates or other related parties of the client. Many of these laws are the subject of specific policies and procedures covered elsewhere in this Compliance Manual. If an IAR or other applicable Supervised Person has any question as to whether a particular investment or transaction is legally permissible for a particular account, he/she should consult with the CCO before taking any action.

RESPONSIBILITY FOR COMPLIANCE WITH INVESTMENT RESTRICTIONS

Primary responsibility for compliance with the Investment Restrictions applicable to each account rests with the IAR primarily responsible for the day-to-day management of the account.

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The IAR for an account is responsible for maintaining a file for that account, containing, among other things, a copy of the investment advisory agreement and/or other instrument establishing the account (including a new account form), a copy of any additional instructions, directions or guidelines established by the client, copies of governing and offering documents for a pooled vehicle, and copies of any correspondence with the client that may bear on the interpretation or application of the Investment Restrictions for that account.

It is the responsibility of each IAR to understand the Investment Restrictions and investor profile that apply to each account under his or her management, and to ensure that any transaction made by the Firm on behalf of each such account satisfies both: (1) the Investment Restrictions and/or Investor profile applicable to that account and (2) basic standards of suitability and prudence. The IAR is also responsible for the continuous review of the holdings of the accounts he or she manages.

The CCO is responsible for general oversight and administration of this Policy and, in this regard, shall conduct periodic reviews in consultation with each IAR of the accounts he or she oversees to assess whether the Investment Restrictions applicable to each such account have been appropriately documented and are understood by the IAR and have been followed in practice.

The foregoing summary is intended only as an overview of investment compliance matters, and questions may arise in the course of managing client accounts. It is the obligation of each IAR or other applicable employee to bring to the attention of the CCO any issues that come to his/her attention relating to compliance with the Investment Restrictions of any account and relating to compliance with applicable laws and regulations.

Upon completion, the information must be submitted to the CCO, who will be responsible for ensuring the information is accurate and complete and will sign the document as evidence of his or her review and approval. The review will include a review for whether the portfolio selected appears to be suitable for the client and whether the client appears to have selected the appropriate portfolio given the responses to the investor profile or a written override has been signed by the client. Any incomplete documentation will be rejected, and no transactions will be allowed for such client until complete information is received. This review and acceptance of new clients must be done prior to the completion of any initial transaction.

Add this to Portfolio Management section if you participate in a ESG portfolio and investing AND use a rating provider.

ESG RATINGS

DEFINITION

An ESG Rating is designed to measure a company’s resilience to long-term, industry material environmental, social and governance (ESG) risks. An ESG third party rating vendor may use a rules-based methodology to identify industry leaders and laggards according to their exposure to ESG risks and how well they manage those risks relative to peers.

Typically, ESG fund or ETF scores a rating on a scale from CCC (laggard) to AAA (leader). The rating is based first on the weighted average score of the holdings of the fund or ETF. An ESG third party rating vendor then assesses ESG momentum to gain insight into the fund’s ESG track record, which is designed to indicate a fund’s exposure to holdings with a positive rating trend or worsening trend year over year.

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Finally, the ESG third party rating vendor may review the ESG tail risk to understand the fund’s exposure to holdings with worst-of-class ESG Ratings of B and CCC.

POLICY

Our Firm evaluates ESG-focused ETFs to determine funds that we deem would be fit for the model, while providing global diversification amongst investments. The goal is to attempt to provide similar returns to a market-weighted sleeve of the same asset classes but providing a tilt towards ESG factors.

Upon annual evaluation, all ETFs in the applicable strategies are evaluated against the the ESG third party rating vendor’s ESG Rating. Our Firm will consider replacing any fund that falls below an “A” rating.

MUTUAL FUND SHARE CLASSES

GENERAL POLICY

The Firm’s policy when selecting mutual funds for a client portfolio is to offer the Institutional Share Class to clients. However, circumstances may be present in which other class shares are offered and in the best interest of the client. If a decision is made to offer a share class other than Institutional Shares, documentation will be maintained to document why the decision was in the best interest of the client. The CCO will review and approve Share Class exceptions.

PROCEDURES

●	The policy and procedures are communicated to the IARs and relevant staff upon hire and annually through the compliance meeting;

●	Training is provided on how to select and document the choice of mutual fund share classes for each client;

●	For new transfer non-institutional share class mutual funds, the IAR will convert to institutional share class or document why the shares were not converted.

●	IARs are responsible for the initial selection of the appropriate mutual fund share class for their clients and documenting the reason for the selection of any class other than institution shares either in the client file, the client relationship management system, or another record retention system.

●	The CCO or designee will review and approve all exceptions for non-institutional share class uses.

●	CCO or designee is responsible for performing a periodic review of all clients mutual fund holdings to ensure that the procedures are being followed. This review should take into account the following:

▪	whether a client’s situation has changed,
▪	whether new share class options are available, with the goal of evaluating whether the client now qualifies for, or has access to, a lower-cost share class.

●	Results of the review are documented in the Firm ’s Compliance files.

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CRYPTO-ASSET POLICY

Jackson Creek prohibits its IARs from providing advisory advice regarding investments in crypto-currency (e.g., Bitcoin), initial coin offerings (“ICOs”), distributed ledger technology, blockchain and/or any related products and pooled investment vehicles (“Crypto-Assets”). As such, advisers cannot maintain investments in any existing accounts discovered after opening.

Advisors may, at their own risk, under their own discretion, and as they deem appropriate and reasonable, purchase actual cryptocurrencies for their own accounts. Note: Jackson Creek doesn't facilitate the purchase and sale of cryptocurrencies. These transactions would be required to be done at other firms in accordance with our Outside Investment Accounts Policy. Advisor must file the appropriate form/notification to the Compliance and get approval by Compliance.

If advisers are aware of any existing clients involved in the cryptocurrency and/or block chain trade, they should immediately report this information to the CCO.

MARIJUANA POLICY

Jackson Creek prohibits advisers from conducting business with any person or entity involved with marijuana production, distribution, or other ancillary operations. As such, advisers cannot establish new accounts for any of these entities or persons, or maintain any existing accounts discovered after opening.

If advisers are aware of any existing clients involved in the marijuana trade, they should immediately report this information to the CCO.

FIDUCIARY DUTIES OWED TO CLIENTS

Jackson Creek owes a fiduciary duty to each of its clients. This duty is akin to the "prudent man rule" applicable to a trustee, exercising that degree of care with respect to the client's affairs that a "prudent man" would observe with respect to his own. This duty is particularly evident where the client has given discretionary authority over his or her account to Jackson Creek. Consistent with this fiduciary duty, Jackson Creek must eliminate or at least expose all conflicts of interest that might incline it consciously or unconsciously to render advice that is not disinterested.

In order to carry out their general fiduciary duties to clients, the Firm and each Adviser Representative shall have the following specific duties:

●	avoid all conflicts of interest and potential conflicts of interest, and, if unavoidable, fully disclose the material facts of each and every conflict of interest and mitigate material conflicts of interest;
●	exercise the utmost and undivided loyalty to the client;
●	monitor client's circumstances and investments over the course of relationship;
●	as frequently as necessary, make a reasonable inquiry into the client's financial situation, level of financial sophistication, investment experience and investment objectives, as they may change over time;
●	act prudently with the care, skill, and judgment of a professional;
●	recommend suitable investments and otherwise providing personalized advice to clients including having a reasonable basis for advice in the best interest of the client based upon the client's profile;
●	obtain best execution on client trades;

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●	obtain client consent prior to making principal trades with a client;
●	never engage in scalping (i.e., engaging in a trade of a security in the adviser's account in advance of a client's trade in the same security in a manner that is a disadvantage to the client);
●	treat each client fairly and perform services for them, including trading their accounts, in an equitable manner;
●	communicate clearly and accurately;
●	provide accurate information about the total fees and expenses paid by the client;
●	receive only reasonable gifts, entertainment, and other benefits from service providers, including broker-dealers executing client trades;
●	maintain a high level of competence regarding investment management knowledge and skills; and
●	ensure that clients are offered or have access to all necessary investment products, funds and other investment management services that can be tailored to the needs of the client.

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ALTERNATIVE INVESTMENTS

Our Firm allows the use of Alternative Investments, if deemed suitable for the client portfolio.

Alternative Investments represent asset classes outside the realm of traditional stocks, bonds and cash equivalents and include, among other things, the following:

●	Financial Futures/Equity Futures and Options
●	Leveraged and Inverse ETFs
●	Structured CDs
●	Hedge Funds
●	Private Placements
●	Non-Traded REITS
●	Direct Lending Programs
●	Cryptocurrency
●	Gold and Silver

The SEC Office of Compliance Inspections and Examinations (OCIE) acknowledges that IAs are increasingly recommending alternative investments to their clients. IAs are fiduciaries and thus must always act in their clients’ best interests.

Our Firm requires that all Alternative Investment Products engaged by an IAR must be approved in writing by our CCO prior to use with Clients. All IARs interested in utilizing the services of an Alternative Product that is not currently on the approved list (Firm or Custodian platform) should provide a written request for approval of the product/sponsor.

Jackson Creek generally accepts investment ideas from any source, whether from a current client, an issuer or a third-party. For example, from time to time, clients may become aware of alternative investment opportunities from outside sources and request Jackson Creek’s input, or potential issuers may reach out to Jackson Creek seeking that the firm consider their alternative investment opportunities. With regard to any alternative investment idea:

●	No Jackson Creek personnel may recommend an alternative investment to a client until the Firm authorizes such action.
●	Neither Jackson Creek, nor any employees of the firm, may receive a finder’s fee or any other compensation from the issuer or issuer’s broker-dealer.

DUE DILLIGENCE OF ALTERNATIVE INVESTMENTS

Before Jackson Creek makes a recommendation to a client regarding any investment, Jackson Creek must perform reasonable due diligence to determine that such investment:

i.	Meets the clients’ investment objectives;
ii.	Is in the best interest of the client in light of the client’s risk profile, liquidity requirements and
iii.	Is consistent with the investment principles and business strategies that were disclosed to Jackson Creek (e.g., as set forth in relevant documents, such as advisory disclosure documents, private offering memoranda, prospectuses, or other offering materials).

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The Due Diligence process is to ensure and understand financial background of the investment, the management of the firm offering the investment and the risks associated to Alternative Investment made available to clients. This review will typically include when available, but is not limited to:

●	Review of audited financial statements
●	Firm’s offering documents
●	Background of management persons of the firm
●	Evaluation of the validity and integrity of the issuer's business model and how it fits into its business sector,
●	Determination of the issuer's creditworthiness,
●	The assets held by or to be acquired by the issuers,
●	Review of information available from financial and other publishers,
●	Independent verification of management's representations (contact with issuer's customers; lenders, vendors, lower-level employees, etc.),
●	Review news articles and industry publications regarding the issuer, its market, and competition,
●	Review of the company's internal documents such as operating plans, product literature, corporate records, financial statements, contracts and lists of distributors and customers,
●	Physical inspection of the company's facilities,
●	Contact with the issuer's auditor and other experts knowledgeable about the company,
●	Contact with outside directors,
●	Interviews of key personnel or customers,
●	Review of the intended use of proceeds of the investment by the issuer,
●	Liquidity availability and restrictions, if any.

The Firm shall keep and maintain a central file of all information and documents regarding a particular alternative investment idea. Documents shall be maintained in accordance with Jackson Creek’s books and records procedures, reviewed and updated periodically, but no less than annually. The CCO and/or the investment committee is responsible for documenting the approval of any investment prior to use with any clients.

TRAINING OF IARS

The Firm will provide adequate education and training with regard to the alternative investments approved for use with clients by our firm. This is so that the IARs may understand the investment, its general features and material risks and the type of client the investment is suitable. Such education and training will be documented by Compliance.

CLIENT REVIEW FOR USE OF ALTERNATIVE INVESTMENTS

Our Firm has implemented specific client guidelines regarding the recommendation of Alternative Investments with clients. The Firm has specified minimums regarding client Net Worth and Income that must be met to make any recommendations for use of Alternative products. This is documented in the client’s investment management agreement. Our Firm’s IARs may only recommend the Alternative Investment to an Jackson Creek client when the recommendation has been determined to be in the best interest of the particular client.

Prior to recommending an alternative investment product, IARs should always consider the following:

●	Liquidity
●	Creditworthiness of the issuer/underlying collateral
●	Principal and/or income is not guaranteed

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●	Tax consequences or benefits
●	Costs and fees associated with selling and purchasing

Our Firm also cautions against relying too heavily upon a client’s financial status as a basis for recommending alternative investments. Net worth alone is not necessarily a determining factor when considering if a particular product is suitable for an investor.

Before any recommendation by Jackson Creek of an alternative investment, the client and IAR shall complete an Alternative Acknowledgement Form outlining the desire for such investments, amount of money to be invested in such opportunities and a risk profile showing ability to shoulder risk of such investments. When an alternative investment is recommended by Jackson Creek, the client shall execute an Alternative Acknowledgment Form. The Form is designed to identify, and have the client acknowledge, the material risks attendant to the specific investment (e.g., speculative, illiquid, etc.) The Firm shall document the recommendation given to the client. Documents shall be reviewed and maintained in accordance with Jackson Creek’s books and records procedures.

As noted above, from time to time, a client may identify investment opportunities from outside sources. In such cases, where the CCO determines that the alternative investment idea will not be reviewed by or Firm, and our firm determines that it cannot recommend the alternative investment as an appropriate investment, the client will be advised of such determination.

DISCLOSURE OF RISKS

IARs will maintain documentation of discussions with clients about use of Alternative Products. Language in Part 2A – Item 8 – Strategy and Risk of Loss will address the risk of loss concerning use of alternative investments. An Alternative Acknowledgement Form is used as documentation the Risks were disclosed to the client.

ACCOUNT TYPE CONSIDERATIONS

Some account types may not allow certain types of investments to be purchased or held in the account (based on trust document language, guardianship agreements, retirement plan documents, etc.). Additionally, some account types require financial information to be considered differently in order to determine the amount of an alternative investment that may be purchased. The following information must be considered:

Trust Accounts:

▪	Review the Trust documents in order to determine if these types of investments can be held in the account.
▪	Irrevocable Trusts must use the trust’s financial information only. If the trust is established using its own tax identification number, the percentage guideline limit for age <70 is used along with the liquid net worth and investment objective.
▪	If the trust is established under an individual’s social security number, as opposed to a Tax ID, then the oldest living grantor should be considered for the guideline limits. Personal grantor trusts report annual income, liquid net worth, and net worth, based on the personal financials of the grantor(s).
▪	Assets from a trust established using its own tax identification number cannot be commingled with assets of the trustee’s personal assets.

UTMA/UGMA/Guardianship/Custodial Accounts:

●	The financial information of the minor or ward should be used.
●	The percentage of the client's liquid net worth is based on the account owner’s assets.

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●	For Guardianship accounts, review the court documents (if applicable), in order to determine if these types of investments can be held in the account.

Profit Sharing Plans, 401K’s, Corporate, and Non-Profit accounts:

●	Review the Corporate Charter documents (if applicable) or any other documents to determine if these types of investments can be held in the account.
●	Use the entity’s financial information.
●	The percentage must be based on the account’s investment objective and financials.
●	Single Participant Profit Sharing Plans and Single Participant 401k plans should be included in the assets for the individual client/household for which the account is for the benefit of. Review of plan documents should be completed to determine if the plan is a single or multiple participant plan.

Individual Accounts and IRA Accounts:

▪	In most cases it may be appropriate to use the spouse’s information if the client lives in a community property state. However, if the client has a prenuptial agreement then they may not be able to. If the account owner decides to use their spouse’s financial information, they must also include that spouse’s Alternative Investment holdings for purposes of calculating allocation percentages.

Joint Accounts:

●	Firm will consider the oldest account holder listed on the account to determine age suitability.
●	Joint accounts must include current and pending Alternative Investment holdings of all owners whether or not the additionally disclosed holdings are held jointly or individually.

PROSPECTUS/OFFERING MEMORANDUM REQUIREMENT

Our Firm’s procedures require that all IARs deliver to the client a copy of the prospectus or offering memorandum for any alternative investment product recommended or sold at the time of the recommendation or sale, if applicable. IARs should familiarize themselves with the contents of the fund prospectus/offering memorandum prior to recommending a purchase to clients. The prospectus or offering memorandum delivery is documented on the appropriate Alternative Acknowledgment Form for the product being sold or solicited.

ACCURATE CLIENT INFORMATION

When completing the appropriate alternative investment forms, it is important to fill out all paperwork in its entirety. Any omission of information may result in the purchase being rejected back to the IAR and can cause a delay in submitting paperwork to the sponsor. Any changes to a client signed document must be initialed and dated by the client.

ALTERNATIVE INVESTMENT EXCEPTIONS REQUESTS

As a general matter, the Firm does not grant exceptions to firm guidelines and only under a very limited set of facts and circumstances will an exception be granted. All exception requests must be presented to Compliance in writing. The information provided to Compliance should include: client financial information, beneficiaries, additional insurance policies, health of client, and a compelling reason why client should be allowed to exceed the policy limits. Each request is viewed on a case-by-case basis and may require additional documentation.

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USE OF DISCLOSURES ON MATERIALS

Advisors are required to make a full and fair disclosure of all material facts pertaining to alternative investments they solicit or sell. This may include, among other things, disclosing that the alternative investment generally is illiquid and the customer may not be able to liquidate or sell the securities in the future. Advisors are also required to verify, at the time of purchase, that the customer meets all suitability requirements specifically provided in the prospectus or offering memorandum for such security (e.g., minimum annual income and net worth, state regulations, etc). As a reminder, our Firm considers liquid net worth to include all assets that can be liquidated within thirty (30) days, exclusive of real estate holdings. Disclosures on materials referencing Alternative Investments shall include, as applicable:

●	Jackson Creek is acting solely on behalf of Jackson Creek clients in determining whether the alternative investment idea is an investment which may be suitable and in an Jackson Creek ’ client’s best interest.

●	Jackson Creek is not acting on behalf of the issuer (or issuer’s broker-dealer) and has no obligations to the issuer (or issuer’s broker-dealer) in connection with its review of the alternative investment idea.

●	Neither Jackson Creek nor its personnel will receive any transaction-based compensation in connection with providing investment advice to its clients.

●	Jackson Creek is not providing any services to the issuer and has not/ is not providing any assistance with regard to creating the security, negotiating the offering of such security, or the terms and conditions of the issuance of such security such as the pricing of the offering.

ALTERNATIVE INVESTMENT LIQUIDATIONS AND REDEMPTIONS

Generally, alternative investment products are meant to be held to maturity through a liquidity event as detailed in the prospectus or offering memorandum, however any planned liquidity event is not guaranteed and may be changed at the discretion of the program. For these such products, our Firm does not permit IARs to assist directly in the sale or redemption of an alternative investment unless the client is selling or redeeming back to the general partner or if they are accepting a tender offer. These sales or redemptions should not generally be a matter of solicitation as the investments are long term investments and the expectation is that they be held for the life of the fund.

There are some alternative investment products that have a perpetual life or duration, similar to how traditional investments are offered and redeemed at regular intervals. While these alternative investments are still long-term investments, it may be appropriate to redeem them at a later date based on changes to the client’s investment objective, time horizon or specific financial needs.

Any customer who wishes to sell an alternative investment should be made fully aware that:

●	Alternative investments usually sell at a very deep discount to their initial purchase price and may be assessed early redemption fees or other charges;
●	The customer is responsible for paying all fees charged by the issuer or general partner in relation to the transfer;
●	The transfer process may take longer than eight weeks to be completed;
●	Redemptions may not always be possible and clients should be prepared that they may not be able to liquidate shares; and
●	Investing the proceeds of a liquidated alternative investment into a new alternative investment for the purpose of achieving greater distribution should not be recommended, as the distribution rate is not guaranteed and may be reduced or eliminated at the discretion of the sponsor.

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Periodically, a client may wish to liquidate some or all of their alternative investment holdings. Though there are firms providing secondary markets with services designed to help individuals liquidate certain illiquid alternative investments, IARs must refrain from assisting clients in effecting transactions with such firms. Additionally, our Firm does not allow IARs to engage in cross trades for any alternative investment including limited partnerships.

PRIVATE SECURITIES TRANSACTIONS

In accordance with our Code of Ethics, all associated persons must provide written notice to the firm with which (s)he is associated describing in detail the proposed transaction and the associated person’s proposed role therein and stating whether he has received or may receive selling compensation in connection with the transaction.

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TRADING AND BROKERAGE POLICY/BEST EXECUTION

As a registered investment adviser, the Firm recognizes its fiduciary obligation to obtain best execution of clients’ transactions under the circumstances of the particular transaction. In all cases, the broker selected must be a registered entity with the SEC and a member of FINRA. In certain circumstances the transactions for the Firm’s clients will be in mutual funds where the price is set by prospectus and does not vary from one Firm to another, and generally, mutual funds will be purchased at net asset value if that fund is available at net asset value in the client’s account.

The Firm will, on a periodic basis, evaluate its relationships with executing Broker to determine execution quality. In deciding what constitutes best execution, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. In making this determination, the Firm's policy is to consider the full range of the Broker’s services, including without limitation the value of research provided, execution capabilities, commission rate, financial responsibility, administrative resources and responsiveness. As a part of this analysis, the Firm will also consider the quality and cost of services available from alternative brokers.

REVIEW OF TRADE EXECUTION

The Firm will periodically and systematically monitor and evaluate the execution and performance capabilities of the utilized Broker(s). From time-to-time, quantitative performance data about Broker will be acquired from the Broker or third-party evaluation services to assist the review process. Evidence of such reviews shall be appropriately documented.

DISCLOSURE

The brokerage practices of the Firm will be fully disclosed in the Firm's Form ADV Part 2A, including a summary of factors the Firm considers when selecting Brokers and determining the reasonableness of their commissions.

CONFLICTS OF INTERESTS

The Firm will be sensitive to various conflicts of interest that may arise when selecting Brokers to execute client trades, and where necessary, shall address such conflicts by disclosure.

TRADE PROCESSING PROCEDURES

Order Placement

The following describes the general procedures to be followed by IAR with respect to trades in securities:

●	A trade is initiated by the IAR.
●	The IAR trader enters the trade into the Broker’s trading platform.
●	The IAR organizes the trades and allocates the pro rata share to the applicable accounts. Settlement of all trades is handled at the Broker.
●	Records of executed trades from the Broker(s) are maintained by the Firm’s CCO.

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All trading discrepancies, error or mistakes shall be brought to the attention of the IAR or operations, who shall maintain a file evidencing the trading discrepancy, error or mistake, the review conducted by operations and any action taken by operations with respect thereto. Discrepancies are corrected in conformity with the Firm’s Trading Error Procedures.

T+ 1 SETTLEMENT

The T+1 amendment to Rule 15c6-2 of the Securities Exchange Act of 1934 applies to the same securities transactions previously covered by the T+2 settlement cycle. These include transactions for stocks, bonds, municipal securities, exchange-traded funds, certain mutual funds and limited partnerships that trade on an exchange. The switch to T+1 also means that these transactions will align with the settlement times for options and government securities, which currently operate on a next-day settlement schedule.

Additionally, even though margin requirements in margin accounts are computed on a trade-date basis and aren’t changing, the payment period for Regulation T (initial) margin calls also has been reduced by one day to T+3. This means that the change in settlement date doesn’t change the time periods related to meeting maintenance margin calls, as these are set based on the date the call occurred.

This policy is applicable to all employees, supervised persons, and affiliated entities involved in the trade execution and settlement process, including those responsible for trade allocations, confirmations, and affirmations. For trades executed directly on the Custodian platform, the firm will document and verify that each allocation has been completed on trade date to ensure compliance with the T+1 settlement rule. The CCO is responsible for Monitoring Trade Settlement, ensuring that all trades settle within the T+1 timeframe.

AGGREGATION AND ALLOCATION OF TRANSACTIONS

The following sets forth policies and procedures to be followed by Jackson Creek (the “Firm”) with respect to the allocation of investment opportunities and trade orders among client accounts and related matters. Jackson Creek may aggregate transactions if we believe that aggregation is consistent with the duty to seek best execution for our clients and is consistent with the disclosures made to clients and terms defined in the client Investment Advisory Agreement. We may make trades in individual accounts (that are not aggregated with others) so that we may address that client’s unique circumstances. No advisory client will be favored over any other client, and each account that participates in an aggregated order will participate at the average share price (per custodian) for all transactions in that security on a given business day.

ALLOCATION OF INVESTMENT OPPORTUNITIES

We will aggregate trades with your trades, providing that the following conditions are met:

1.	Our policy for the aggregation of transactions shall be fully disclosed to our existing clients (if any) and the Broker(s) through which such transactions will be placed;

2.	We will not aggregate transactions unless we believe that aggregation is consistent with our duty to seek the best execution (which includes the duty to seek best price) for you and is consistent with the terms of our Investment Advisory Agreement with you for which trades are being aggregated.

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3.	No advisory client will be favored over any other client; each client that participates in an aggregated order will participate at the average share price for all our transactions in a given security on a given business day, with transaction costs based on each client’s participation in the transaction;

4.	If the aggregated order is filled in its entirety, it will be allocated among clients in accordance with the allocation statement; if the order is partially filled, the amounts filled will be allocated on a pro rata basis using the order quantities of the participating clients.

5.	Notwithstanding the foregoing, the order may be allocated on a basis different from that specified if all client accounts receive fair and equitable treatment and the reason for difference of allocation is explained in writing and is reviewed by our compliance officer. Our books and records will separately reflect, for each client account, the orders of which aggregated, the securities held by, and bought for that account.

6.	We will receive no additional compensation or remuneration of any kind as a result of the proposed aggregation; and

7.	Individual advice and treatment will be accorded to each advisory client.

Whether and to what extent an account participates in an allocation is based on a number of considerations, including among others, the account’s investment objective, policies and restrictions, its availability of cash balances, tax considerations, and whether the account already has sufficient holdings of similar securities. Based on these and any other relevant considerations, and except as noted below, each account is generally given the opportunity to participate in potential investments, which fall within that account’s investment objective and policy restrictions, on a pro-rata basis based on the relative asset size of the account. In certain cases, Jackson Creek may determine to allocate a particular purchase order of securities based on account size (e.g. by allocating the order first to the smallest account and then to larger accounts in order of asset size or, alternatively, from the largest account to the smallest) where administrative efficiencies would be gained due to the size and timing of completion of the order and/or where round-lot issues are involved. However, there should be no allocation to an account or set of accounts based on account performance, the amount or structure of management fees, whether the Firm or its affiliates have an ownership interest in the account, or whether the account is public versus private.

With respect to investment opportunities that are made available to the Firm in limited quantities (such as initial public offerings and private placements) (a “Limited Offering”), Jackson Creek will determine in good faith whether the security falls within a specific, focused investment mandate of a particular account or accounts. Applicable focused accounts will ordinarily be given the first opportunity to participate in the Limited Offering securities on a pro rata basis (based on the relative asset size of each focused account). In the case of a focused account, Jackson Creek may determine not to utilize some or all of the account’s allocation of the Limited Offering securities based on considerations including an account’s existing positions in the same or similar securities, the cash availability of a particular account, an account’s investment objectives, policies and restrictions and tax considerations. Any Limited Offering securities that are utilized by the focused account(s) would then be made available to all other suitable accounts (i.e., accounts for which the securities are appropriate based on the considerations referenced above) on a pro rata basis, based on relative assets. Limited Offerings that do not fall within a specific investment focus of a particular account or accounts will ordinarily be made available for allocation among all suitable accounts on a pro rata basis, based on relative assets. The Chief Investment Officer and Portfolio Manager must pre-approve any allocation that deviates from this policy.

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AGGREGATED EXECUTIONS

When orders are aggregated, each participating account will receive the weighted average price for all transactions in a particular security effected to fill such orders on a given business day, and transaction costs will be shared pro rata based upon each account’s participation in the transaction.

The Firm’s Chief Investment Officer is responsible for oversight and administration of this policy.

COMPLIANCE MONITORING AND REPORTING

The CCO will monitor and periodically review trading issues including, commissions, trading problems or errors, compliance issues and procedures.

Jackson Creek monitors accounts that appear to be inactive over a specified period of time by looking at trading activity. Although the firm does not encourage extensive trading activity, it is important for IARs to demonstrate continued management of an account even in the absence of transactions. To this end, IARs are urged to document all analysis of client account reviews including a copy of any review analysis. IARs may use the Annual Client Review form to document those reviews, which will be requested by supervision. Documenting client conversations or meetings is a means of demonstrating ongoing account management. IARs are reminded that annual client meetings are required for advisory accounts and should be conducted at least once every twelve months. Inactivity alerts are designed to verify that advisors are fulfilling their fiduciary duty to appropriately manage accounts. An account is flagged for inactivity if it has no trades (buys or sells) for a period of 12 months.

PRINCIPAL AND CROSS TRANSACTIONS WITH CLIENTS

Principal transactions are generally defined as transactions where an adviser, acting as principal for its own account, buys from or sells a security to an advisory client. It is the policy of Jackson Creek not to engage in principal transactions with clients. An adviser is deemed to have engaged in a principal transaction for its own account in any transaction involving an account more than 25% of which is owned by the adviser or its control persons. Principal transactions are subject to the requirements of Section 206(3) of the Advisers Act. The CCO is responsible for implementation and monitoring of our policy with respect to principal trading.

Cross trades are transactions for which an adviser has both a buyer and a seller for the same security. It is the policy of Jackson Creek not to engage in cross trades between clients.

ECONOMIC BENEFITS FROM SECURITIES TRANSACTIONS

It is Jackson Creek’s policy not to accept products or services (other than execution and services from our Brokers) from a broker-dealer or a third party in connection with client securities transactions unless there has been a disclosure made to the client as required by SEC Rules. The CCO is responsible for monitoring this in a manner consistent with the Firm’s policies and procedures and the Rules. Such products or services can be classified as a “soft dollar benefit” or “other economic benefit.”

SOFT DOLLAR BENEFITS – DEFINITION

An adviser can enter into a type of arrangement with one or more Brokers whereby it receives some economic benefit in exchange for directing client transactions to that broker-dealer. These economic benefits can be paid for with what are commonly referred to as “soft dollars,” and are referred to as “soft dollar benefits.” In effect, the commissions paid by the adviser’s clients generate these soft dollars that are used by the adviser to pay for these soft dollar benefits.

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Soft dollar arrangements present a conflict of interest for the adviser. The adviser has the incentive to direct client transactions to the broker-dealer that will provide it with the most soft dollar benefits. Nevertheless, Section 28(e) of the Securities Exchange Act of 1934 (the “1934 Act”) provides a safe harbor that expressly permits soft dollar arrangements provided certain conditions are met. These conditions include the requirement that soft dollars only be utilized to obtain research or brokerage services and provided that the commissions are reasonable in consideration of the economic benefit to be purchased with the soft dollars. If the adviser “pays up for research” but meets the requirements of Section 28(e) of the 1934 Act, the adviser will not be deemed to breach its fiduciary duty to its client even if the client pays a commission higher than the lowest commission available to obtain the research or brokerage services. If the adviser acts outside of the Section 28(e) safe harbor, however, it will not necessarily be deemed to breach its fiduciary duty to its clients.

OTHER ECONOMIC BENEFITS

An adviser may receive from a broker-dealer or other financial institution, without cost, computer software and related systems support, which allow the adviser to better monitor client accounts maintained at that financial institution (“other economic benefit”). The adviser may receive the software and related support without cost because it renders investment management services to clients that, in the aggregate, maintain a certain level of assets at that financial institution.

While these arrangements do not typically qualify as soft dollar arrangements because they are not tied directly to client transactions or commissions, they present a conflict of interest for an adviser. An adviser has an indirect incentive to direct client transactions to the broker-dealer that will provide it with the most other economic benefits. If the adviser utilizes the services of a financial institution that provides the adviser with economic benefits, it will not be deemed to breach its fiduciary duty to its clients even if the clients pay a commission higher than the lowest commission available to obtain such economic benefits so long as certain conditions are met. These conditions include the requirement that such other economic benefit is in the best interest of the clients and that the benefit is disclosed to clients.

Example

The following illustrates typical other economic benefits that an adviser may receive:

●	Receipt of duplicate client confirmations and bundled duplicate statements;

●	Access to a trading desk that provides for specialized services;

●	Access to block trading;

●	Access to an electronic communication network for client order entry and account information;

●	Software or other tools in connection with the Firm’s delivery of investment advisory services;

●	Travel, meals, entertainment, and admission to educational or due diligence programs; and

●	Marketing support including sponsorship of client events.

The CCO will, at least periodically, review the Firm’s practices regarding the receipt of products or services from financial institutions to ensure that the Firm continues to follow its policies and procedures. When the Firm accepts products or services (other than execution) from a broker-dealer or a third party in connection with client securities transactions, the CCO will characterize these products or services as either “soft dollars” or “other economic benefit.”

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SOFT DOLLAR ARRANGEMENTS

Jackson Creek may receive research, products, or other services from broker-dealers in connection with client securities transactions (“soft dollar benefits”). Jackson Creek may enter into soft-dollar arrangements consistent with (and not outside of) the safe harbor contained in Section 28(e) of the Securities Exchange Act of 1934, as amended. There can be no assurance that any particular client will benefit from soft dollar research, whether or not the client’s transactions paid for it, and Jackson Creek does not seek to allocate benefits to client accounts proportionate to any soft dollar credits generated by the accounts. Jackson Creek benefits by not having to produce or pay for the research, products or services, and Jackson Creek will have an incentive to recommend a broker-dealer based on receiving research or services. Clients have been informed via the Jackson Creek ADV 2A in Item 12 that Jackson Creek’s acceptance of soft dollar benefits may result in higher commissions charged to the client.

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TRADE ERROR PROCEDURES

The following procedures provide guidance on how basic trading errors will be handled and identify the person or persons to whom issues regarding trading errors or potential trading errors should be directed to ensure that they are handled promptly and appropriately.

DEFINITION OF TRADE ERROR

A trading error is a deviation from the applicable standard of care in the placement, execution or settlement of a trade for a client account. In general, the following types of errors would be considered trading errors for the purposes of these Procedures if the error resulted from a breach in the duty of care that Jackson Creek owes to the client under the particular circumstances:

●	The purchase or sale of the wrong security or wrong amount of securities;

●	The over allocation of a security;

●	The purchase or sale of a security in violation of client investment guidelines or other failure to follow specific client directives; and

●	Purchase of securities not legally authorized for the client’s account.

●	For purposes of these Procedures, the following types of errors are not deemed to be trading errors:

●	Good faith errors in judgment in making investment decisions for clients;

●	Errors caught and corrected before execution;

●	Ticket re-writes and similar mistakes that inaccurately describe properly executed trades; and

●	Errors made by persons other than the Firm (e.g. broker-dealers, custodian).

POLICY

An overriding principle in dealing with a trading error made by the Firm (or any other party to the trade other than the client) is that the client never pays for losses resulting from such errors. In general, when the error and responsible party are identified, Jackson Creek works with the Broker to correct the trade error. The trade is broken immediately, if possible and the error is corrected the same day. Jackson Creek works with the Broker on making the Client’s account whole with no loss to the Client’s account. If there is a loss to the Client’s account, Jackson Creek will work with the Broker to reimburse the Client account. Violations of these procedures are viewed as unacceptable by the management of the Firm and may result in written sanctions, monetary penalties or loss of position. Any questions regarding error correction, policy or procedures should be directed to the CCO.

TRADE ERROR NOTIFICATION PROCEDURES

Procedures to be followed in the event a potential trading error is identified include the following:

●	Alert the CCO immediately.

●	A determination should be made promptly as to: (a) whether a trading error has occurred, and (b) who is the responsible party.

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●	Work with the Broker to correct the error immediately in the best interest of the client and in a manner consistent with the Policy outlined above.

●	In the event of a loss, Jackson Creek will work with the Broker to reimburse the account for the full amount of the loss, including transaction costs.

●	In the event of an erroneous profit, the profit is donated to a charity.

●	A memo will be written by the CCO identifying: (1) the date of the trading error, (2) the account(s) involved, (3) the security involved (including CUSIP), (4) a brief description of the error, and (5) the amount of the gain or loss.

●	Payments made to clients as a result of trade error correction are to be recorded in the Firm’s accounting records.

●	At no time may an IAR reimburse a client for a trading loss. Only Jackson Creek has the authority to reimburse clients.

●	The CCO should determine if a pattern of errors exists that should otherwise be addressed.

●	The Firm will maintain a record of all trade error reports for a period of five (5) years.

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FINANCIAL PLANNING

The Firm requires all financial planning activities conducted by IARs for compensation to be conducted through the Firm. By its general nature, financial planning is a broad term that may or may not include advice on securities. The financial planning activities offered by the Firm are:

●	Financial Plan Analysis

●	Retirement Planning

●	Cash Flow Management

●	Personal Risk Management

●	Estate Planning

Additional financial planning activities may be offered by IARs to customers or prospective customers based on their needs and desires.

REQUIRED AGREEMENTS

Prior to entering into a relationship with a Client to provide the financial planning services, an IAR is required to execute a Financial Planning Agreement using the standard form supplied by the Firm.

DUTIES IN PROVIDING FINANCIAL PLANNING SERVICES

All IARs are responsible for conducting financial planning activities in a manner that is consistent as a fiduciary. In meeting such requirements, IARs have:

●	A duty to have a reasonable, independent basis for his or her investment advice;

●	A duty to ensure that his or her investment advice is suitable to the client’s objectives, needs and circumstances; and

●	A duty to be loyal to clients.

Under no circumstances may an IAR:

●	Employ a device, scheme, or artifice to defraud a customer or a prospective customer;

●	Engage in any practice, transaction, or course of business which defrauds or deceives a customer or a prospective customer

●	Engage in fraudulent, manipulative or deceptive practices.

RECORDKEEPING

IARs are responsible for maintaining client files that include, but are not limited to:

●	The Financial Planning Agreement entered into to provide financial planning services;

●	Copies of any financial plans or documents provided to clients pursuant to the providing the financial planning services;

●	Documents utilized by the IAR in formulating a financial plan;

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●	Invoices sent to the client; and

●	Copies of any checks or payments received by the client.

The CCO is responsible for maintaining a copy of all:

●	Agreements entered into by the Firm to provide financial planning services,

●	A copy of the invoices sent to clients, and

●	A copy of any payments made by the client in connection with financial planning activities.

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ERISA PLANS

POLICY

The Firm may act as an investment manager for advisory clients which are governed by ERISA. Under certain circumstances, Jackson Creek will be treated as giving “investment advice” to a Plan, a Plan fiduciary, a Plan participant or beneficiary for purposes of section 3(21)(A)(ii) of ERISA. When giving “investment advice” with respect to a Plan, Jackson Creek will be treated as a fiduciary under ERISA. As an investment manager and a fiduciary with special responsibilities under ERISA, and as a matter of policy, Jackson Creek is responsible for acting solely in the interests of the plan participants and beneficiaries. Jackson Creek 's policy includes managing client assets consistent with the “Prudent Man Rule,” maintaining any ERISA bonding that may be required, and obtaining written investment guidelines/policy statements, as appropriate.

QDIA REGULATION

The DOL adopted the QDIA Regulation (ERISA Section 404(c)(5)) to provide relief to a plan sponsor from certain fiduciary responsibilities for investments made on behalf of participants or beneficiaries who fail to direct the investment of assets in their individual accounts.

For the plan sponsor to obtain safe harbor relief from fiduciary liability for investment outcomes the assets must be invested in a "qualified default investment alternative" (QDIA) as defined in the regulation. While investment products are not specifically identified, the regulation provides for four types of QDIAs:

●	A product with a mix of investments that take into consideration the individual's age or retirement date (e.g., a life-cycle or target date fund);

●	An investment services product that allocates contributions among existing plan options to provide an asset mix that takes into consideration the individual's age or retirement date (i.e., a professionally-managed account);

●	A product with a mix of investments that takes into account the characteristics of the group of employees as a whole rather than each individual (a balanced fund, for example); and

●	A capital preservation product for only the first 120 days of participation (an option for plan sponsors wishing to simplify administration if employees opt-out of participation before incurring an additional tax).

A QDIA must either be managed by:

a)  an investment manager,

b)  a plan trustee,

c)  a plan sponsor, or

d) a committee primarily comprised of employees of the plan sponsor that is a named fiduciary, or it may be an investment company registered under the Investment Company Act of 1940. It is the policy of Jackson Creek that investment advice given by Jackson Creek with respect to Plans concerning default investment options for participants or beneficiaries ensures that Plan fiduciaries wanting to offer a QDIA may do so consistent with the QDIA Regulation.

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ERISA DISCLOSURES - 408(B)(2)

Under ERISA section 408(b)(2), investment advisers and other covered service providers are required to provide to the responsible plan fiduciary of certain of their ERISA plan clients with advance disclosures concerning their services and compensation. This regulation amends a prohibited transaction rule under ERISA and the Internal Revenue Code. That rule stated that it is a prohibited transaction for a 'covered plan' to enter into an arrangement with a covered service provider unless the arrangement is reasonable, and the compensation being received by the service provider is reasonable. The final regulation imposes specific disclosure requirements intended to enable the plan's responsible plan fiduciary to determine whether a service provider arrangement is reasonable and identifies potential conflicts of interest.

INVESTMENT ADVICE – PARTICIPANTS AND BENEFICIARIES

POLICY

A fiduciary adviser is permitted to render investment advice to participants – and receive compensation for such advice – pursuant to an "eligible investment advice arrangement." Such arrangement must provide for either:

●	Level compensation, meaning that any direct or indirect compensation received by the fiduciary adviser may not vary depending on the participant's selection of a particular investment option, or
●	A computer model, which an independent expert must certify as being unbiased.

IARs have the obligation to consider the client’s best interest of any recommended rollover considering the above factors and others that may apply to the customer and the customer's investment objectives, tax situation, and finances. Additionally, IAR’s have responsibilities when recommending a rollover or transfer of assets in an employer-sponsored retirement plan to an IRA and when marketing IRAs and associated services. A plan participant leaving an employer has typically four options (which may include a combination of options):

1.	Leave the money at the employer's plan, if permitted
2.	Roll over assets to a new employer's plan, if available and permitted
3.	Roll over to an IRA
4.	Cash out the account value

When recommending a particular IRA account (including rollovers or transfers of assets in a workplace retirement plan account to an IRA), the firm and IAR will consider:

o	costs, fees and expenses;

▪	Fees and expenses may be higher for an IRA; an employer may pay fees and expenses in its plan; IRA fees may include administrative, account set-up and custodial fees.
▪	IAR shall understand and consider the potential costs associated with investment recommendations and have a reasonable basis to believe that the recommendation does not place the firm’s financial or other interest an IAR ahead of the interest of the client.

o	level of services available;

▪	Services may differ between employer plans and various IRAs; such services include planning tools, telephone help lines, workshops, educational material, etc.

▪	Investment options may be broader in an IRA, but the customer may be satisfied with options under an employer plan.

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o	ability to take penalty-free withdrawals;

▪	Penalty-free withdrawals are available from an employer plan to an employee leaving a job between age 55 and 59 1/2, and it may be easier to borrow from the plan. Such withdrawals may be made from an IRA only after the investor reaches the age of 59 1/2.

o	application of required minimum distributions;

▪	Required minimum distributions apply to individuals reaching the age 72 for both plans and IRAs. However, if the individual continues working past 72, minimum distributions from the current employer's plans are delayed past 72.

o	protections from creditors and legal judgments;

▪	Unlimited protection from creditors and legal judgments is available to plan assets under federal law. IRA assets are protected in bankruptcy only; state laws vary in protecting IRAs in lawsuits.

o	holdings of employer stock;

▪	Appreciated employee stock in a plan will be subject to negative tax consequences of taxation at ordinary income tax rates vs. long term capital gains if rolled into an IRA. A balancing factor is if the employee is overly-concentrated in the employer stock and is unable to reduce exposure in the plan.

o	any special features of the existing account.

▪	IRAs cannot be promoted as "no-fees" since the term could mislead investors who typically pay fees in some way to maintain an account. For example, the cost of a "no-fee" account may be subject to higher commissions instead of highlighted as a separate charge. This promotional strategy could attract investors into a rollover that may ultimately be more costly than staying in an employer plan.

While cost must be considered, it should never be the only consideration. Cost is only one of many important factors to be considered regarding the recommendation and that the standard does not necessarily require the "lowest cost option." IARs need to consider costs in light of other factors and the retail client's investment profile. Explanation of the reason and justification for a rollover must accompany the rollover transaction.

DOCUMENTATION

It is recommended that IARs document the rationale why the recommendation is considered to be in the Best Interest of the Client using a Rollover Rationale Form. This may include:

●	Consideration of the Client’s alternatives to a rollover, including leaving the money in his or her current employer’s Plan, if permitted;
●	The different levels of services and investments available under each option.

The services that will be provided for the fee.

RESPONSIBILITY

The CCO has the responsibility for the implementation and monitoring of the Firm’s ERISA policy, practices, disclosures and recordkeeping.

PROCEDURE

The Firm has adopted various procedures to implement the Firm’s policy, conducts reviews to monitor and ensure the Firm’s policy is observed, properly implemented and amended or updated, as appropriate, which include the following:

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●	On-going awareness and periodic reviews of an ERISA client’s investments and portfolio for consistency with the “Prudent Man Rule;”

●	In the event the Firm allows for proxy voting, a designated person or proxy committee for overseeing that any proxy voting functions are properly met and that ERISA plan client proxies are voted in the best interests of the plan participants;

●	On-going awareness and periodic review of any client’s written investment policy statement/guidelines so as to be current and reflect a client’s objectives and guidelines;

●	Verification that the plan fiduciaries or investment manager (if required by plan documents) have established, maintained and renewed on a periodic basis any ERISA bonding that may be required;

●	Providing the responsible plan fiduciary of an ERISA-covered defined benefit plan or defined contribution plan with required disclosures to enable the plan fiduciary to determine the reasonableness of total compensation received for services rendered, while identifying any potential conflicts of interest;

●	Identify and monitor any party in interest affiliations or relationships existing between the Firm and any client ERISA plans to avoid any prohibited transactions;

●	Ensuring oversight of third-party service providers with regard to current disclosure requirements;

●	Ensuring Plan participants are provided annual investment education;

●	Ensuring assets are invested in a QDIA, when applicable;

●	Ensuring that participants and beneficiaries have been given an opportunity to provide investment direction, but have not done so, while maintaining appropriate supporting documentation;

●	Providing initial and annual notice to participants and beneficiaries in accordance with regulatory requirements;

●	Ensuring participants and beneficiaries have an opportunity to direct investments out of a QDIA as frequently as from other plan investments, but at least quarterly; and

Ensuring that the plan offers a "broad range of investment alternatives" as defined under Section 404(c) of ERISA.

If the Firm is acting as a fiduciary adviser while providing investment advice to participants for separate compensation, ensure that such advice is provided under one of the following two arrangements:

●	As a fiduciary adviser, where investment advice will only be provided to participants for separate compensation pursuant to an eligible investment advice arrangement that provides for either:

●	Level compensation being earned, i.e., any direct or indirect compensation received will not vary depending upon the participant's selection of a particular investment option; or

●	That such advice will be rendered utilizing a computer model which has been certified by an independent expert as being unbiased.

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OPENING ACCOUNTS FOR SENIOR INVESTORS

OBJECTIVE

On Jan. 24, 2018 the United States House of Representatives passed the Senior Safe Act. The Senior Safe Act (referred to as “the Act,” formerly H.R. 3758) encourages financial services firms to train employees to spot elder abuse, while granting limited immunity to individuals at financial institutions who report such abuse to law enforcement or regulators in accordance with the Act.

In response to the Senior Safe Act, our Firm has adopted the following best practices when dealing with Senior clients over the age of 62.

DEFINITION OF TRUSTED CONTACT

A “Trusted Contact” Person is intended to be a resource for firms in handling clients’ accounts, protecting assets, and responding to possible financial exploitation of any vulnerable investors particularly Seniors.

Clients who name a Trusted Contact Person with our Firm provide written authorization to reveal certain information about the Client and the Client accounts to the Trusted Contact Person. While the Trusted Contact Person cannot direct transactions in the account, they may learn certain sensitive information about account balances, holdings and beneficiaries as well as other information related to the senior’s health, estate planning (e.g., individuals designated with legal powers, trustees, guardianship, executor, etc.). The Firm is further authorized by the Clients to use discretion when providing the necessary disclosures to the Trusted Contact Person.

PROCESS

At the time of account opening, the IAR is encouraged to ask for information about a “Trusted Contact Person” when a senior Clients, age 62 and older, engages our Firm for investment management services, or for existing accounts when the Firm normally updates its Client profiles. The senior Client is not required to provide the name of a Trusted Contact Person, but the Firm should make a reasonable effort to collect this information. A Trusted Contact Person must be a person over age 18; however, the amendment does not include any other requirements, for example: joint account holders, trustees, and persons having powers of attorney may be named as a Trusted Contact Person.

When opening accounts, the following should be considered when serving senior investors:

●	encourage Clients to identify a Trusted Contact Person and obtain permission to contact that person in the event there is an issue or event that requires clarification (such as the Clients suffers diminished mental capacity in the future); document in the file if the Client refuses to identify a contact person

●	indicate "retired" on the new account form to assist in evaluating the investor's status as someone potentially withdrawing from investments vs. accumulating assets

●	obtain "lifestyle" information such as when the investor plans to retire, if not already retired; how much money will be needed after retirement; whether there are prospects for future employment; whether a dependent is supported by the investor; other expenses including healthcare expenses anticipated by the investor; the existence of a will and financial power of attorney

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If there is evidence of financial abuse or diminished capacity, before opening an account, contact the CCO.

The absence of the name of or contact information for a Trusted Contact Person shall not prevent the Firm from opening or maintaining an account for a Client, provided that the Firm makes reasonable efforts to obtain the name of and contact information for a Trusted Contact Person.

DIMINISHED MENTAL CAPACITY

A difficult issue is a Client who appears to be suffering from diminished mental capacity. If a Client's behavior suggests reduced capacity, it is important to take steps to protect the Client, the IAR and the Firm. Relatives or estate beneficiaries may file a complaint or lawsuit if they believe the Client was unable to understand what was occurring in his or her account.

There are a number of steps that may be taken to address the issue:

●	Contact the Trusted Contact Person

●	Have a conversation with the Client or CCO present to assist in making a determination.

●	Raise the issue with family members and determine if the Client has given power of attorney to another person.

●	Document meetings, conversations, and other exchanges with relatives about the situation.

●	Document communications with the Client about investments.

●	As a final alternative, decide not to continue doing business with the Client.

●	Contact Compliance with questions about a proper course of action.

POTENTIAL INDICATION OF ELDER FINANCIAL EXPLOITATION

Firms may become aware of persons or entities perpetrating illicit activity against the elderly through monitoring transaction activity that is not consistent with expected behavior. In addition, Firms may become aware of such scams through their direct interactions with elderly Clients who are being financially exploited. Such activity may include erratic or unusual transactions, or changes in account patterns and/or suspicions interaction with a client’s caregiver.

TRAINING

As needed and during the Firm’s Annual Compliance Meeting, the Firm will address the red flags to be aware of when IARs are dealing with clients over the age of 62. Any questions regarding dealing with senior investors should be referred to Compliance.

Suspected elder abuse including financial abuse (contacting appropriate state or other authorities may be necessary; confer with the CCO regarding such referrals) Suspected diminished capacity

Having Compliance make direct contact with the investor or Trusted Contact Person might be appropriate.

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COMPLAINTS

SUPERVISORY RESPONSIBILITY

The CCO shall be responsible for ensuring that all written and electronically transmitted customer complaints are handled in accordance with all applicable laws, rules and regulations and in keeping with the provisions of this Section.

DEFINITION

The Firm defines a “complaint” as any statement (whether delivered in writing, orally or electronically) made by a customer, or any person acting on behalf of a customer, alleging a grievance involving the activities of those persons under the control of Jackson Creek in connection with its management of the client’s account.

HANDLING OF CUSTOMER COMPLAINTS

●	Jackson Creek takes any and all customer complaints seriously and the CCO shall promptly initiate a review of the factual circumstances surrounding any complaint that has been received.

●	Employees must notify the CCO immediately upon his or her receipt of a written or oral customer complaint and provide the CCO with all information and documentation in his or her possession relating to such complaint.

●	Employees are expected to cooperate fully with Jackson Creek and with regulatory authorities in the investigation of any customer complaint.

●	Jackson Creek shall maintain a separate file for all written, oral and electronically transmitted customer complaints in its Main Office, to include the following information:

●	Identification of each complaint;

●	The date each complaint was received;

●	Identification of each employee servicing the account;

●	A general description of the matter complained of;

●	Copies of all correspondence involving the complaint; and

●	The written report of the action taken with respect to the complaint.

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CORRESPONDENCE

Employees should use discretion in communicating information to advisory clients and prospective clients. This policy applies to all communications used with existing or prospective clients, including information available in electronic form such as on a web site.

At all times, Jackson Creek will endeavor to ensure all client communications are presented fairly to clients in a balanced manner and are not misleading. In addition, the Firm will endeavor to disclose all material facts known to it to our clients.

DEFINITION

Correspondence includes incoming and outgoing written and other communications to clients or prospective clients, regardless of the method of transmission (mail, facsimile, personal delivery, courier services, electronic mail, etc.). Correspondence also includes portfolio seminars, panel presentations, speeches and other types of information originated by an employee of Jackson Creek and provided to one or more clients or prospective clients. Interactive conversations (e.g., personal meetings, telephone conversations, other than scripted sales calls generally are not considered correspondence.

OUTGOING CORRESPONDENCE

1. Responsibility

●	The CCO shall be responsible for spot check outgoing correspondence regarding client investments is approved, reviewed and retained in compliance with the following Firm guidelines and the applicable laws, rules and regulations governing the activities of Jackson Creek. All employees who transmit any correspondence regarding client investments shall ensure that a copy of the correspondence is reviewed by the CCO or designee. The CCO shall initial a copy of all correspondence reviewed and such copy shall be maintained in Jackson Creek’s compliance files.

2. General Guidelines for Outgoing Correspondence

●	Employees shall send and receive all correspondence at such locations and through such channels as are designated by Jackson Creek. No Firm related correspondence of any kind, including electronic correspondence, may be sent or received through the home or home computer of an employee without the pre-approval of the CCO.

●	Truthfulness and good taste shall be required.

●	Exaggerated or outrageous language should be avoided.

●	Projections and predictions are never permitted except when in accordance with Jackson Creek’s policies regarding advertising.

●	Jackson Creek prohibits photocopying and distributing copyrighted material in violation of copyright law.

●	Use of Jackson Creek’s letterhead and other official stationery is limited to Firm-related matters.

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●	No material marked "For Internal Use" or with words of similar effect may be sent to anyone outside Jackson Creek.

●	No employee is authorized to make any statements or supply any information about a security that is the subject of a securities offering other than the information contained in offering materials that have been approved for such offering. Violations of this policy can subject the employee and Jackson Creek to severe civil and, in some cases, criminal liability.

INCOMING CORRESPONDENCE

1. General

All incoming correspondence may be opened and reviewed by the Firm’s CCO or other designee. Correspondence subject to this policy includes letters, facsimiles, courier deliveries and other forms of communication, including, but not limited to, communications marked "personal," "confidential," or words to this effect.

2. Procedures

●	Obvious non-client correspondence may be forwarded directly to the addressee.

●	Complaints will be immediately forwarded to the CCO.

●	Original client correspondence will be retained in the Firm's files.

APPROVAL

Review of correspondence shall be evidenced by (as applicable):

●	Initialing and dating Jackson Creek’s file copy of written correspondence; or

●	Electronically initialing and dating Jackson Creek’s electronic file copy.

RECORDS

Copies of all reviewed correspondence shall be maintained at Jackson Creek’s principal place of business for a period of not less than five (5) years, or longer if required by applicable SEC or state regulations. Electronic correspondence may be retained in the format in which it was received.

PERSONAL MAIL

Personal mail may not be distinguishable from Firm mail and as result, employees should direct all personal mail to their home address. Furthermore, because of this inability to distinguish between personal and other mail, any personal mail received at the Firm’s location is subject to Jackson Creek 's incoming mail review policies.

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PRIVACY PROTECTION AND INFORMATION SECURITY POLICIES
REGULATION S-P

Regulation S-P (“Reg S-P”) requires registered investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of nonpublic personal records. Reg S-P applies to “consumer” records, meaning records regarding individuals, families, or households. Jackson Creek is committed to protecting the confidentiality of all non-public information regarding its Clients and Employees (“Nonpublic Personal Information”).

Reg S-P requires Jackson Creek to provide its individual Clients with notices describing its privacy policies and procedures. These privacy notices must be delivered to all new individual Clients upon entering into an advisory agreement, and thereafter only when there is a change to the policy. Reg S-P does not require the distribution of privacy notices to companies or to individuals representing legal entities.

In addition to Reg S-P, certain states have adopted consumer privacy laws that may be applicable to investment advisers with Clients who are residents of those states.

In the event of new privacy-related laws or regulations affecting the information practices of the Firm, this Privacy Policy will be revised as necessary and any changes will be disseminated and explained to all personnel.

SCOPE OF POLICY

This Privacy Policy covers the practices of the Firm and applies to all nonpublic personally identifiable information of our current and former customers.

OVERVIEW OF THE GUIDELINES FOR PROTECTING CUSTOMER INFORMATION

In Regulation S-P, the SEC published guidelines that address the steps a financial institution should take in order to protect customer information. The overall security standards that must be upheld are:

●	Ensure the security and confidentiality of customer records and information;

●	Protect against any anticipated threats or hazards to the security or integrity of customer records and information; and

●	Protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

EMPLOYEE RESPONSIBILITY

●	Each employee has a duty to protect the nonpublic personal information of customers collected by and/or in the possession of Firm.

●	No employee is authorized to disclose or use the nonpublic information of customers on behalf of the Firm without the prior written consent of the customer.

●	Each employee has a duty to ensure that the nonpublic personal information of the Firm’s customers is shared only with employees and others in a way that is consistent with the Firm’s Privacy Notice and the procedures contained in this Policy.

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●	Each employee has a duty to ensure that access to the nonpublic personal information of the Firm’s customers is limited as provided in the Privacy Notice and this Policy. Although these principles, policies and procedures apply specifically to nonpublic personal information, employees must be careful to protect all of Jackson Creek’s proprietary information.

●	No employee is authorized to sell, on behalf of the Firm or otherwise, nonpublic information of the Firm’s customers.

●	Unauthorized dissemination of proprietary information and/or personal and sensitive client data is prohibited and a violation of Regulation SP. This includes sending client nonpublic information to personal emails. Unauthorized downloading of confidential client information to a thumb or zip drive is also prohibited.

●	Employees with questions concerning the collection and sharing of, or access to, nonpublic personal information of the Firm’s customers must look to the Firm’s CCO for guidance.

●	Improper use of Jackson Creek’s proprietary information, including Nonpublic Personal Information, is cause for disciplinary action, up to and including termination of employment for cause and referral to appropriate civil and criminal legal authorities.

INFORMATION PRACTICES

The Firm collects nonpublic personal information about customers from various sources. These sources and examples of the types of information collected include:

●	Product and service applications or other forms, such as customer surveys, agreements, etc., typically including, but not limited to, name, address, age, social security number or taxpayer ID number, assets and income;

●	Past Transactions, which may include, but are not limited to, account balance(s), types of transactions and investments;

●	Other third-party sources.

DISCLOSURE OF INFORMATION TO NONAFFILIATED THIRD PARTIES – “DO NOT SHARE” POLICY

The Firm has a “Do Not Share” Privacy Policy. It does not disclose any nonpublic personal information about customers or former customers to nonaffiliated third parties.

Under no circumstances does the Firm share credit-related information, such as income, total wealth and other credit header information with these nonaffiliated third parties.

TYPES OF PERMITTED DISCLOSURES – THE EXCEPTIONS

Regulation S-P contains several exceptions which permit Jackson Creek to disclose customer information (the “Exceptions”). For example, Jackson Creek is permitted under certain circumstances to provide information to non-affiliated third parties to perform services on the Firm’s behalf. In addition, there are several “ordinary course” exceptions which allow Jackson Creek to disclose information that is necessary to effect, administer or enforce a transaction that a customer has requested or authorized. A more detailed description of these Exceptions is set forth below.

1.     Service Providers

The Firm may from time to time have relationships with nonaffiliated third parties that require it to share customer information in order for the third party to carry out services for the Firm. These nonaffiliated third parties would typically represent situations where Jackson Creek or its employees offer products or services jointly with another financial institution, thereby requiring the Firm to disclose customer information to that third party.

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Every nonaffiliated third party that falls under this exception is required to enter into an agreement that will include the confidentiality provisions required by Regulation S-P, which ensure that each such nonaffiliated third party uses and re-discloses customer nonpublic personal information only for the purpose(s) for which it was originally disclosed.

2.     Processing and Servicing Transactions

The Firm may also share information when it is necessary to effect, administer or enforce a transaction for our customers or pursuant to written customer requests. In this context, “Necessary to effect, administer, or enforce a transaction” means that the disclosure is required, or is a usual, appropriate or acceptable method:

●	To carry out the transaction or the product or service of which the transaction is a part, and record, service, or maintain the consumer's account in the ordinary course of providing the financial service or financial product;

●	To administer or service benefits or claims relating to the transaction or the product or service of which it is a part;

●	To provide a confirmation, statement, or other record of the transaction, or information on the status or value of the financial service or financial product to the consumer or the consumer's agent or broker; or

●	To accrue or recognize incentives or bonuses associated with the transaction that are provided by the Firm or any other party.

3.     Sharing as Permitted or Required by Law

The Firm may disclose information to nonaffiliated third parties as required or allowed by law. This may include, for example, disclosures in connection with a subpoena or similar legal process, a fraud investigation, recording of deeds of trust and mortgages in public records, an audit or examination, or the sale of an account to another financial institution. The Firm has taken the appropriate steps to ensure that it is sharing customer data only within the Exceptions noted above. The Firm has achieved this by understanding and limiting how the Firm shares data with its customers, their agents, service providers, parties related to transactions in the ordinary course or joint marketers.

PROVISION OF OPT OUT

As discussed above, Jackson Creek currently operates under a “Do Not Share” policy and therefore does not need to provide the right for its customers to opt out of sharing with nonaffiliated third parties. If our information sharing practices change in the future, Jackson Creek will implement opt-out policies and procedures and make appropriate disclosures to our customers.

SAFEGUARDING OF CLIENT RECORDS AND INFORMATION

The Firm has implemented internal controls and procedures designed to maintain accurate records concerning customers’ personal information. The Firm’s customers have the right to contact the Firm if they believe that Firm records contain inaccurate, incomplete or stale information about them. The Firm will respond in a timely manner to requests to correct information. To protect this information, Jackson Creek maintains appropriate security measures for its computer and information systems, including the use of passwords and firewalls. (See also Written Information Security Policy below.)

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Additionally, the Firm will use shredding machines, locks and other appropriate physical security measure to safeguard client information stored in paper format. For example, employees are expected to secure client information in locked cabinets when the office is closed.

SECURITY STANDARDS

Jackson Creek maintains physical, electronic and procedural safeguards to protect the integrity and confidentiality of customer information. Internally, Jackson Creek limits access to customers’ nonpublic personal information to those employees who need to know such information in order to provide products and services to customers. All employees are trained to understand and comply with these information principles.

PRIVACY POLICY

Jackson Creek has developed a Privacy Notice, as required under Regulation S-P, to be delivered to customers initially. The notice discloses the Firm’s information collection and sharing practices and other required information and has been formatted and drafted to be clear and conspicuous. The notice will be revised as necessary any time information practices change. Jackson Creek would notify clients of any change to this Privacy Notice.

PRIVACY POLICY DELIVERY

Initial Privacy Notice - As regulations require, all new clients will receive an initial Privacy Notice at the time when the client relationship is established, specifically, upon the execution of the agreement for services.

REVISED PRIVACY POLICY

Regulation S-P requires that the Firm amend its Privacy Policy and distribute a revised disclosure to clients if there is a change in the Firm’s collection, sharing or security practices.

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REG S-ID IDENTITY THEFT PREVENTION PROGRAM (ITPP)

It is the policy of Jackson Creek to protect our clients and their accounts from identity theft and to comply with the SEC’s Red Flags Rule. We will do this by developing and implementing this written policy, which is appropriate to our size and complexity, as well as the nature and scope of our activities. This section addresses:

●	identifying relevant identity theft red flags for our firm

●	detecting those red flags

●	responding appropriately to any that are detected to prevent and mitigate identity theft

●	updating our ITPP policy periodically to reflect changes in risks.

Our identity theft policies and procedures will be reviewed and updated periodically to ensure they account for changes both in regulations and in our business.

IDENTIFYING RELEVANT RED FLAGS

To identify relevant identity theft Red Flags, our firm assessed these risk factors:

●	the types of accounts the firm offers,

●	the methods it provides to open or access these accounts,

●	any previous experience with identity theft.

Our firm also considered red flags from the following five categories A of the SEC’s Red Flags Rule, as they fit our situation:

●	alerts, notifications or warnings from a credit reporting agency;

●	suspicious documents;

●	suspicious personal identifying information;

●	suspicious account activity; and

●	notices from other sources.

DETECTING RED FLAGS

Jackson Creek has reviewed our client accounts, how we open and maintain them, and how to detect red flags that may have occurred in working with our clients. Our detection of those red flags is based on our methods of getting information about clients, working with our Custodian for discrepancy in client information, verifying clients who access their accounts, and monitoring transactions and change of address requests. For opening new accounts, that can include gathering information about the applicant and verifying the identity of the person opening the account with our Custodian. For existing covered accounts, it can include authenticating clients, monitoring transactions, and verifying the validity of changes of address. Refer to the firm’s Red Flag Identification and Detection Grid, below.

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PROCEDURES TO PREVENT AND MITIGATE IDENTITY THEFT

When Jackson Creek has been notified of a red flag or our detection procedures show evidence of a red flag, we will take the steps outlined below, as appropriate to the type and seriousness of the threat:

APPLICANTS: FOR RED FLAGS RAISED BY SOMEONE ATTEMPTING TO BECOME A CLIENT.

Review the Application

We will collect the applicant’s information for our firm records and Custodian paperwork (e.g., name, date of birth, address, and an identification number such as a Social Security Number or Taxpayer Identification Number).

Seek Additional Verification from Custodian or OFAC

If the potential risk of identity theft indicated by the red flag, we may also verify the person’s identity through non-documentary methods, including:

i.            Contacting the custodian for verification check

ii.           Checking references with other affiliated financial institutions, or

iii.         Obtaining a financial statement

Deny the Application

If we find that the applicant is using an identity other than his or her own, we will deny engaging the client.

Report

If we find that the applicant is using an identity other than his or her own, we will report it to appropriate local and state law enforcement. We may also report the findings to the SEC, state regulatory authorities, such as the state securities commission; and the Custodian.

SEEKERS: FOR RED FLAGS RAISED BY SOMEONE SEEKING TO ACCESS AN EXISTING CLIENT’S ACCOUNT:

Watch

We will monitor, limit, or temporarily suspend activity in the account until the situation is resolved.

Check with the Clients

We will contact the clients using our existing contact information on file for them, describe what we have found, and verify with them that there has been an attempt at identify theft.

Heightened Risk

We will determine if there is a particular reason that makes it easier for an intruder to seek access, such as a client’s lost wallet, mail theft, a data security incident, or the client’s giving account information to an imposter pretending to represent the firm or to a fraudulent website.

Check Similar Accounts

We will review similar accounts the firm has to see if there have been attempts to access them without authorization.

Collect Incident Information

For a serious threat of unauthorized account access, we may collect additional information, if available:

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i. Custodian contact name and telephone number

ii. Dates and times of activity

iii. Securities involved (name and symbol)

iv. Details of trades or unexecuted orders

v. Details of any wire transfer activity

vi. Client’s accounts affected by the activity, including name and account number, and

vii. Whether the clients will be reimbursed and by whom.

Report

If we find unauthorized account access, we will report it to appropriate local and state law enforcement, We may also report the findings to the SEC, state regulatory authorities, such as the state securities commission, and the Custodian.

Notification

If we determine personally identifiable information has been accessed that results in a foreseeable risk for identity theft, we will prepare any specific notice to clients or other required notice under state law.

Assist the Clients

We will work with our clients to minimize the impact of identity theft by taking the following actions, as applicable:

1.         Offering to change the password, security codes or other ways to access the threatened account;

2.        Offering to close the account;

3.	Instructing the clients to go to the FTC Identity Theft Website to learn what steps to take to recover from identity theft, including filing a complaint using its online complaint form, calling the FTC’s Identity Theft Hotline 1-877-ID-THEFT (438-4338), TTY 1-866-653-4261, or writing to Identity Theft Clearinghouse, FTC, 6000 Pennsylvania Avenue, NW, Washington, DC 20580.

CUSTODIAN AND OTHER SERVICE PROVIDERS

All of our advisory clients hold their accounts at a qualified Custodian. We have a process to confirm that our recommended Custodian and any other service provider that performs activities in connection with the covered accounts, especially other service providers that are not otherwise regulated, comply with reasonable policies and procedures designed to detect, prevent and mitigate identity theft. We will require our service providers by contract to have such policies and procedures and either report the red flags that may arise in the performance of the service providers’ activities to us, or take appropriate steps of their own to prevent or mitigate the identify theft or both.

UPDATES AND ANNUAL REVIEW

Jackson Creek will update this plan whenever we have a material change to our operations, structure, business or location or to those of our recommended Custodian. Our firm will also follow new ways that identities can be compromised and evaluate the risk they pose for our firm.

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This grid provides Red Flags Rule categories and examples of potential red flags. Please note these examples are neither an exhaustive nor a mandatory checklist, but a way to help our firm evaluate relevant red flags in the context of its business.

Red Flag	Detecting the Red Flag

Category: Suspicious Documents

1. Identification documents look altered or forged.	Our staff who deals with clients and their supervisors will scrutinize identification presented in person to make sure it is not altered or forged.
2. Other information on the identification does not match other information our firm has on file for the presenter. (Example: the original account application, signature card or a recent check).	Our staff who deals with clients and their supervisors will ensure that the identification presented and other information we have on file from the account.
3. The application looks like it has been altered, forged or torn up and reassembled.	Our staff who deals with clients and their supervisors will scrutinize each application to make sure it is not altered, forged, or torn up and reassembled.

Category: Suspicious Personal Identifying Information

4. Inconsistencies exist between the personal identifying information presented and other things we know about the presenter or can find out by checking readily available external sources, such as an address that does not match a consumer report, or the Social Security Number (SSN) has not been issued or is listed on the Social Security Administration's (SSA’s) Death Master File.	Our staff will check personal identifying information presented to us to ensure that the SSN given has been issued but is not listed on the SSA’s Master Death File. If we receive a consumer report, they will check to see if the addresses on the application and the consumer report match.
5. Inconsistencies exist in the personal identifying information that the clients give us, such as a date of birth that does not fall within the number range on the SSA’s issuance tables.	Our staff will check personal identifying information presented to us to make sure that it is internally consistent by comparing the date of birth to see that it falls within the number range on the SSA’s issuance tables.
6. Personal identifying information presented has been used on an account our firm knows was fraudulent, such as the address or phone number provided on the application is the same as the address or phone number on a fraudulent application.	Our staff will compare the information presented with addresses and phone numbers on accounts or applications we found or were reported were fraudulent.
7. Personal identifying information presented is a type commonly associated with fraud, such as an address that is fictitious, a mail drop, or a prison; or a phone number is invalid, or is for a pager or answering service.	Our staff will validate the information presented when opening an account by looking up addresses on the Internet to ensure they are real and not for a mail drop or a prison, and will call the phone numbers given to ensure they are valid and not for pagers or answering services.

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8. The SSN presented was used by someone else opening an account or other clients.	Our staff will compare the SSNs presented to see if they were given by others opening accounts or other clients.
9. The address or telephone number presented has been used or is similar to those used by many other people opening accounts or other clients.	Our staff will compare address and telephone number information to see if they were used by other applicants and clients.
10. The person opening the account or the clients omits required personal identifying information on an application or in response to notification that the application is incomplete.	Our staff will track when applicants or clients have not responded to requests for required information and will follow up with the applicants or clients to determine why they have not responded.
11. Inconsistencies exist between the personal identifying information that is presented and what our firm has on file.	Our staff will verify key items from the data presented with information we have on file.

Category: Unusual Use of, or Suspicious Activity Related to, the Covered Account

12. Soon after we get a change of address request for an account, we receive a request for new or additional access means (such as debit cards or checks) or authorized users for the account.	We will verify change of address requests by sending a notice of the change to both the new and old addresses so the clients will learn of any unauthorized changes and can notify us.
13. An account develops new patterns of activity, such as nonpayment inconsistent with prior history; a material increase in the use of available credit; or a material change in spending patterns or electronic fund transfers.	We will review our accounts on at least a monthly basis and check for suspicious new patterns of activity such as nonpayment, a large increase in credit use, or a big change in spending or electronic fund transfers.
14. Mail our firm sends to a client is returned repeatedly as undeliverable even though the account remains active.	We will note any returned mail for an account and immediately check the account’s activity.
15. We learn that a client is not getting his or her paper account statements.	We will record on the account any report that the clients is not receiving paper statements and immediately investigate them.
16. We are notified that there are unauthorized charges or transactions to the account.	We will verify if the notification is legitimate and involves a firm account, and then investigate the report.

Category: Notice from Clients, Victims of Identity Theft, Law Enforcement Authorities, or Other Persons Regarding Possible Identity Theft in Connection with Covered Account

17. We learn that unauthorized access to the client’s personal information took place or became likely due to data loss (e.g., loss of wallet, birth certificate, or laptop), leakage, or breach.	We will contact the client to learn the details of the unauthorized access to determine if other steps are warranted.

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CYBERSECURITY / WRITTEN INFORMATION SECURITY POLICY (“WISP”)

OVERVIEW

This policy serves to further provide protection of any and all personal information for persons related to business with Jackson Creek and shall further identify all procedures to be carried out in the event of a security breach as defined by the Privacy Protection and Information Security Policy above.

It shall be the responsibility of Jackson Creek to provide adequate protection and confidentiality of all corporate data and any and all personal information whether held centrally, on local storage media, or remotely to ensure the continued availability of data and programs to all authorized members of staff and to ensure the integrity of all data and configuration controls.

SCOPE

This policy applies to employees, contractors, consultants, Investment Adviser Representatives, and other workers at Jackson Creek, including all personnel affiliated with third parties. This policy applies to all equipment that is owned or leased by Jackson Creek. The policy further applies to any and all Firm records that may contain personal information about a current client, whether electronic, paper, computing systems, storage media, laptops, portable devices, and other records.

GENERAL USE AND OWNERSHIP

●	While Jackson Creek desires to provide a reasonable level of privacy, users should be aware that data that they create on the corporate systems remains the property of Jackson Creek. Because of the need to protect the Jackson Creek network, confidentiality of information stored on any network device belonging to Jackson Creek cannot be guaranteed.

●	All information held on the network including email, file systems and databases are the property of Jackson Creek and staff should have no expectation of privacy for this data.

●	Although it is not the general practice of Jackson Creek to monitor stored files, and Internet access for their general content, Jackson Creek reserves the right to do so for the protection of staff, for system performance, maintenance, auditing, security or investigative functions (including evidence of unlawful activity or breaches to Jackson Creek policy) and to protect itself from potential corporate liability.

●	Jackson Creek’s general policy is to review a sample of incoming and outgoing email for compliance purposes either internally or by outsourcing to an appropriate software vendor.

●	Jackson Creek reserves the right to audit networks and systems on a periodic basis to ensure compliance with this policy.

●	Network Access is controlled through the use of user names and passwords.

●	Each user shall be assigned an individual username and password. Passwords must not be written down or disclosed to any other individual. The owner of a given username will be held responsible for all actions performed under use of that username.

●	Jackson Creek users will be forced to change passwords at least every four months (120 days) for any system that contains personal information about a client.

●	A list of DONTs for passwords:

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○          Don’t reveal a password over the phone to ANYONE

○          Don’t reveal a password in an email message

○          Don’t reveal a password to any individual

○          Don’t talk about a password in front of others

○          Don’t hint at the format of a password (e.g., my street name)

○          Don’t reveal a password on questionnaires or security forms

○          Don’t share a password with family members

○          Don’t reveal a password to co-workers while on vacation

●     Passwords must be chosen with a reasonable effort to avoid passwords that may be easily guessed or logical

●     Passwords must not be inserted into email messages or other forms of electronic communication.

●     Password Manager software may only be used if it is approved by the Firm. Generally, the Firm requires that the software:

●     Utilizes 256 bit or stronger encryption to protect stored data;

●     Utilizes a master password for access

●     Do not write passwords down and store them anywhere in your office.

●     Do not store passwords on ANY computer system including handheld devices without encryption.

●     If an account or password is suspected to have been compromised, immediately report the incident to the appropriate IT resource.

PC AND NOTEBOOK SECURITY

●         General

○     PCs and notebook computers must not be left unattended for long periods while signed-on (i.e., during lunch, coffee breaks, etc.) Users must either logoff or activate a password-controlled screensaver if they are leaving their pc.

○     All reasonable precautions must be taken to protect equipment against damage, loss and theft. The equipment must not be left unattended in any public place. Damage, loss or theft must be immediately reported to the appropriate IT source.

○     All PCs and notebook computers used for business purposes must be protected with hard drive encryption that requires a password before booting.

○     All PCs and notebook computers shall be inventoried as they are purchased and destroyed, and the inventory must be verified at least annually.

●         Software

○     Software must not be copied, removed or transferred to any third party or non-organizational equipment such as home PCs without authorization from the appropriate manager.

○     Only software that has been authorized may be used on PC’s and notebook computers connected to Jackson Creek’s network.

○     Downloading of any executable files (.exe) or software from the internet is forbidden without authorization from the appropriate manager.

○     Jackson Creek reserves the right to remove any files or data from IT systems including any information it views as offensive or illegal.

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○     All software platforms and applications utilized by the Firm shall be inventoried as they are implemented. An annual verification of the inventory shall be conducted to ensure the Firm has an updated list of current software in use.

●         Confidentiality

○     Confidential data held on computer media (e.g. cd/DVD) must be stored securely when not in use. Files must be password-protected.

○     PCs and notebooks for disposal must have the hard disk ‘wiped clean’ and physically destroyed by a Firm-approved vendor before disposal.

INTERNET AND EMAIL

●         Internet

○     All staff has a responsibility to use the Internet in a professional, ethical and lawful manner. Users must regard Internet access as a privilege which can be revoked.

○     Users should exercise caution when making payments over the Internet, as the security of credit card details cannot be guaranteed. Jackson Creek will accept no liability for losses arising through the transmission of personal or financial information (e.g. credit card numbers) over the internet.

○     Users must not use the same passwords for login to Internet websites as they do internally for Jackson Creek.

●         Email

○     If any person receives email which they deem to be inappropriate, offensive or illegal, they must inform their appropriate manager. Immediate reporting of incidents facilitates more successful identification of the source and other details.

○     All emails that are sent externally must carry a standard Jackson Creek signature with disclosure. Users must not attach their own disclaimers to emails.

○     Jackson Creek reserves the right to review, audit, intercept, access and disclose all access to the Internet. This includes emails sent and received in addition to websites visited and files downloaded from the internet.

○     Email that is known to contain sensitive data must be sent using a Firm-approved encryption tool. Any questions about the use of the encryption tool shall be directed to the technical designee appointed by the Firm.

REMOVABLE AND MOBILE MEDIA

●     Jackson Creek staff is prohibited from storing sensitive client data on removable media unless pre-approved by management for a specific purpose. In this case, the files on the removable media must be password protected.

●     The email address populated into the mobile device to receive business email must be a Firm-approved email address and must have a signature with the appropriate Firm disclosure.

●     Employees are responsible for the security of all mobile devices. The device must be set up with password protection and a time-out feature that shuts down the device no more than 30 minutes from last use.

●     Both Encryption Software AND Anti-Virus Scanning Software are required for the mobile device. The exception to this requirement is for Apple iOS 6 or later products, which have built-in data protection.

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●     The loss or theft of a mobile device used for business purposes must be reported immediately to the appropriate IT resource.

REMOTE ACCESS

●     Wireless Access

○      The Firm and its IT consultant review all cloud-based software to ensure its security for working remotely via a wireless network. Email accounts are encrypted for both Webmail and desktop software, and client data not kept at the Firm is only stored on the servers of cloud-based software which use SSL and encryption to protect the data and provide a secure connection. At this time, it has been determined by the IT consultant that the Firm does not need to have a requirement for the security of Wireless connections (Wi-Fi Networks) utilized by staff when working remotely.

●     Prevention of Data Loss

●     All laptops and other electronic devices that are taken off site will have the following security configured, to prevent data loss in the event of theft:

●     All computers, whether laptop or desktop, will be protected with hard drive encryption that requires a password to boot

●     Sensitive documents will be accessed remotely and not downloaded to the laptop or PDA whenever possible.

●     All laptops are required to have a password protected screensaver.

●     Remote Device Protection

●     Anti-virus software configured to automatically download the latest virus signatures will be installed and utilized.

●     Authentication

○     Authentication for remote access will use two-stage authentication. As a minimum, this will comprise two-stage username and password verification.

BACKUPS OF SENSITIVE DATA

●     Backup files containing sensitive data shall be secured with either password protection or encryption.

●     Any and all media used for backups of sensitive data will be securely stored when not in use.

●     If or when backup media is rendered unusable, tapes or disks will be formatted or otherwise wiped clean and safely discarded.

THIRD PARTY ACCESS

●     Third Party Access can be defined as “Access to Jackson Creek’s IT resources or data to an individual who is not an employee of Jackson Creek. ”

●     Such individuals may include:

○     Software vendor providing technical support;

○     Contractor or consultant;

○     Service provider;

○     An individual providing outsourced services to Jackson Creek requiring access to applications and data.

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●     Third party access will only be permitted to facilities and data which are required to perform specific agreed tasks as identified by Jackson Creek.

ENCRYPTION

The requirements for encrypting data for Jackson Creek shall be as follows:

●     Any employee with a Firm issued computer shall be responsible for securing sensitive data contained thereon with the following methods:

○     The user is required to encrypt the entire disk with a full disk utility approved by the Firm

○     Passcodes or passphrases for encryption software are subject to all security requirements as those of network passwords and are not to be shared or distributed electronically, verbally or otherwise with any other individual unless the appropriate IT resource has justified cause to access said data.

EMPLOYEE OR EQUIPMENT CHANGES

●     Staff must notify the appropriate IT resource when moving to a new position or location within Jackson Creek to ensure required network adjustments are made.

●     Managers must notify the appropriate IT resource of all staff changes that might affect security. An example of this would be an individual who has access to restricted confidential information and moves to another role where this access is not required.

●     Requests to access the computer account of a member of staff who is absent from the office must be directed to the appropriate IT resource. The access is given effect by changing the user’s password and allowing the appropriate manager or a colleague to access the account directly. Where this access is granted it must be used for enquiry purposes only.

●     In the event of an employee departure from Jackson Creek whether termination or voluntary, the following steps must be taken immediately by the appropriate IT resource:

○     the employee network account is to be disabled immediately

○     the employee’s cloud-based logins must be “frozen” with no login access until the appropriate IT resource is able to deactivate the account

○     his or her password must be changed

○     the workstation is to be inspected and prepared for re-distribution to ensure that any and all data saved locally is moved to a secure place on the network in order that there is no sensitive personal or Firm data accessible on the local drive.

If an employee is demoted or promoted, the appropriate IT resource should be informed of the change immediately in order that network permission levels can be adjusted as required and appropriate for the new role.

●     Managers must inform the appropriate IT resource of any employee departure immediately in order that the IT resource can ensure their accounts are adjusted as required for compliance with this policy.

●     Requests for and acquisition of additional or alternate workstations must be requested, authorized and provided by the appropriate IT resource before use by an employee.

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PAPER RECORDS

●     Any and all paper records that may contain personal information are required to be secured in a locked cabinet, drawer or alternate container. Keys, safe codes or combinations are to be kept securely with the appropriate manager and not distributed verbally or electronically to any other individuals.

●     Any records that are used for business purposes and may contain personal information related to Jackson Creek that are not to be maintained, must be immediately destroyed upon completion of use as required for business purposes. Paper documents should be shredded or otherwise destroyed as opposed to simply being discarded in a trash receptacle.

●     No paper records of any kind related to Jackson Creek, its business practices, clients, or affiliates are to be removed from the organization without prior authorization by an appropriate manager and solely for required business use.

CONTOL OF COMPUTER MEDIA AND DOCUMENTATION

●         Control of Computer Media and Documentation

○     Computer media, disks, and documentation must be stored securely, e.g. in locked cabinets, when not in use.

○     Magnetic media that is no longer required and which may contain confidential data must be disposed of securely, i.e. all data must be erased or the media must be rendered inoperable.

○     Backups of sensitive, critical, and valuable information that are no longer required must be rendered inoperable or permanently deleted.

FRAUDULENT EMAIL REQUESTS AND COMPROMISED CLIENT EMAIL ACCOUNTS

●     To protect clients against compromised email accounts, no trading, withdrawal, or transfer instructions may be accepted via email. Should an employee receive an email requesting a trade or withdrawal, they must immediately respond to the request letting the client know that we must speak to them by phone and we will be calling them at the phone number listed in our records to verify the request. Do not use a phone number listed in the email if it is not a phone number we currently have on record for the client.

●     Some fraud perpetrators are using technology which allows them to broadcast a number of their choosing to caller ID devices. It is important that employees do not accept trade or withdrawal requests from an incoming call without verifying the identity of the client.

●     It is the Firm’s responsibility to know our clients and protect against possible fraud, even though the verification might be a slight inconvenience to the client. Employees with client contact are the first line of defense. When in doubt, err on the side of caution and request additional verification.

DATA SECURITY COORDINATOR

●     Jackson Creek shall assign the role of Data Security Coordinator to one employee that shall serve as the primary point of contact for all matters related to this written policy, for initial implementation of the policy, for training employees, to perform regular testing of the plan’s safeguards, and to help facilitate proper handling of procedures in the event of a breach.

●     The Data Security Coordinator shall maintain documentation in connection with the program including a log of any breach incidents, program revisions, etc.

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John Riddler, CIO/Managing Member shall serve as Data Security Coordinator for Jackson Creek.

TRAINING

●     All employees will have access to the WISP and shall be directed to read it in its entirety.

●     Training shall be held on an annual basis by the Data Security Coordinator to offer employees an understanding of requirements and Firm practices associated with data protection and encryption. Further, said training sessions shall include information to update employees on current issues associated with the WISP and any changes to the Firm policy.

●     All training sessions and any and all updates to the provisions or the Firm’s policy shall be documented.

RISK ANALYSIS

Periodic security checks will be performed by the designated IT consultant or vendor to ensure compliance with the written information security program. Intentional attempts to access personal or sensitive information on workstations or the network generally will help to ensure that network safeguards for data security are current, effective, and compliant with the requirements.

ENFORCEMENT

Any employee found to have violated this policy may be subject to disciplinary action, up to and including termination.

RESPONSE TO SECURITY BREACH

In the event of a suspected or known security breach of personal information, the following steps are required:

●     An immediate meeting between the Data Security Coordinator, appropriate manager(s), and all involved parties (e.g., employee(s)) shall be held to determine the root cause and consequence of the incident.

●     The Data Security Coordinator shall contact the affected party immediately to bring the breach to their attention.

●     Depending on the nature of the breach, any and all efforts should be made to recover from the breach (i.e., retrieve sensitive documents from inappropriate recipient, etc.).

●     If applicable, any new safeguards required for prevention of such a breach in the future will be put in place as soon as possible.

●     The Data Security Coordinator will document the incident and keep it on record in the WISP log.

●     If disciplinary action is required, the appropriate manager shall take action as deemed appropriate, up to and including termination.

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BUSINESS CONTINUITY PLAN (“BCP”)

This policy outlines Jackson Creek’s immediate and long-term contingency planning and recovery process. The purpose of this Business Continuity Plan is to provide specific guidelines for Jackson Creek to follow in the event of a failure of any critical business capability. Business Continuity relates to Jackson Creek’s ability to resume normal business activities following a disaster. Disasters can come from outside sources, such as terrorist activities and weather-related events, or from personal events such as the death or disability of a key person.

Jackson Creek has a Business Continuity Plan in place which will be implemented in the event of significant business disruption. Please refer to the BCP document for the specific guidelines in the event of failure of any critical business capability.

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PAY TO PLAY POLICY

STATEMENT OF POLICY

Jackson Creek, as a matter of policy and practice, and consistent with industry best practices, Advisers Act and the SEC requirements (Rule 206 (4) – 5 or “The Rule,” under the Advisers Act), has adopted the following procedures which are designed to prevent violations of the Rule. These procedures cover Jackson Creek and all of its Covered Associates, as defined below.

DEFINITIONS

For the purpose of Jackson Creek’s compliance with Rule 206 (4) -5, the following definitions shall apply:

●     “Contribution” means:

○     a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election. It also includes transition or inaugural expenses incurred by a successful candidate for state or local office.

●     “Covered Associates” means:

○     An adviser’s general partners, managing members, executive officers or other individual with a similar status or function;

○     Any employee who solicits a government entity for the investment adviser (even if not primarily engaged in solicitation activities) and any person who supervises, directly or indirectly, such employee;

○     A political action committee controlled by the investment adviser or by any of its Covered Associates.

●     “Covered Investment Pool” means:

○     any investment Firm registered under the Investment Firm Act of 1940 that is an investment option of a plan or program of a government entity; or

○     any Firm that would be an investment Firm under section 3(a) of the Act but for the exclusion provided from that definition by section 3(c) (1), section3 (c)(7) or section 3(c)(11) of that Act.

●     “De Minimis” means:

○     any aggregate contributions of up to $350, per election, to an elected official or candidate for whom the individual is entitled to vote, and up to $150, per election, to an elected official or candidate for whom the individual is not entitled to vote. De Minimis exceptions are available only for contributions by individual covered associates, not the advisory Firm itself. Under both exceptions, primary and general elections are considered separate elections.

●     “Entitled to vote for an official” means:

○     the covered associate’s principal residence is in the locality in which the official seeks election.

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●         “Government entity” means:

○     any U.S. state or political subdivision of a U.S. State, including any agency, authority, or instrumentality of the State or political subdivision, a plan, program, or pool of assets sponsored or established by the State or political subdivision or any agency, authority or instrumentality thereof; and officers, agents, or employees of the State or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity. As such, government entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403 (b), 457 and 529 plans.

●     An “official” means:

○     an incumbent, candidate or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has the authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of the hiring of an investment adviser.

●     “Political contribution” means:

○     any gift, subscription, loan advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.

●     “Solicit” means:

○     with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser.

REGULATORY REQUIREMENT

In July 2010, the SEC adopted Rule 206(4)-5 which was designed to prevent “pay-to-play” abuses in the industry. The rule applies to any SEC-registered investment adviser, or those investment advisers who are unregistered in reliance on the exemption available under section 203 (b)(3) of the Advisers Act.

Rule 206 (4)-5 makes it unlawful for an adviser or any of its Covered Associates to:

1.     Receive compensation for providing advisory services to a government entity for a 2-year period after the adviser or any of its Covered Associates makes a political contribution of more than de Minimis amounts to a public official of a government entity or candidate for such office who is or will be in a position to influence the award of advisory business.

2.     Pay third parties to solicit government entities for advisory business unless such third parties are registered broker dealers or registered investment advisers (which subject such solicitors to pay-to-play restrictions themselves under SEC rules or FINRA rules).

3.     Solicit or coordinate:

a)    contribution to an official of a government entity to which the adviser is seeking to provide advisory services; or

b)    payments to a political party of a state locality where the adviser is providing or seeking to provide advisory services to a government entity.

4.     Do anything indirectly which, if done directly, would result in a violation of the Rule.

Each of the above prohibitions extends to an investment adviser that manages assets of a government entity through a Covered Investment Pool.

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The Rule also contains a look-back provision which attributes to an adviser contribution made by a person within two years (or 6 months if the person will not solicit business for the adviser) of becoming a Covered Associate of the adviser. That is, when an employee becomes a Covered Associate, the adviser must “look back” in time to that employee’s contributions to determine whether the time out applies to the adviser. Therefore, if a contribution greater than de Minimis was made less than two years (or six months) from the time the person becomes a Covered Associate, the rule prohibits the adviser that hires or promotes the contributing Covered Associate from receiving compensation for providing advisory services from the hiring or promotion date until two-year period has run.

Finally, the Rule provides an exception that provides an adviser with limited ability to ensure the consequences of an inadvertent political contribution to an official for whom the Covered Associate making it is not entitled to vote (i.e. under the Rule, limited to a $150 contribution per election). The exception is available for contributions that, in the aggregate, do not exceed $350 to any one official, per election. The adviser must have discovered the contribution which resulted in the prohibition within four months of the date of such and, within 60 days after learning of the triggering contribution, the contributor must obtain the return of the contribution. However, an adviser is limited to relying on this exception to three such events per 12-month period if it has more than 50 employees who perform advisory functions (as reported on Item 5A of Form ADV Part I), and two such events per 12-month period if it has less than 50 employees who perform advisory functions. In addition, the Rule only permits one such exception for each Covered Associate regardless of timeframe.

Corresponding amendments to Rule 204-2 regarding investment adviser book and record-keeping requirements also require every SEC-registered adviser to maintain (in addition to other 204-2 requirements) the following:

●     The names, titles and business and residence addresses of all Covered Associates of the investment adviser;

●     All government entities to which the investment adviser provides or has provided investment advisory services, or which are or where investors in any Covered Investment Pool to which the investment adviser provides or has provided investment advisory services, as applicable, in the past five years;

●     All direct or indirect contributions made by the investment adviser or any of its Covered Associates to an official of a government entity, or payments to a political party of a state or political subdivision thereof, or to a political action committee; and

●     The name of business address of each regulated person to whom the investment adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

An adviser’s records of contributions and payments are required to (1) be listed in chronological order, (2) identifying each contributor and recipient, (3) the amounts and dates of each contribution or payment, and (4) whether such contribution or payment was subject to the exception for certain returned contribution.

PROCEDURES

In order for Jackson Creek Investment Advisors to maintain compliance with the Rule, the following procedures apply:

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●     All employees are required to pre-clear any political contributions with the CCO prior to making such a contribution.

●     All new employees, within 5 business days of employment, are required to provide the CCO with a list indicating to whom the employee has made any political contributions in the 2 years (either directly or via a political action committee which the employee controls) preceding the date of employment with Jackson Creek Investment Advisors .

●     The CCO is responsible for monitoring all political contributions made by employees against a list of any potential clients of Jackson Creek Investment Advisors to ensure that Jackson Creek Investment Advisors will not be precluded from accepting and/or receiving compensation for the proscribed timeframes from potential clients.

●     The CCO must be aware of any potential solicitation agreements (i.e. prior to signing of the agreement) with third-parties to ensure that such meet Rule registration requirement.

●     The CCO is responsible for providing adequate training to each employee of Jackson Creek Investment Advisors with respect to all Rule requirements.

●     The CCO is responsible for ensuring that all books and records requirements pursuant to Rule 204-2 with respect to political contributions are met and maintained.

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DOCUMENT DESTRUCTION POLICY

Jackson Creek is required to create and retain a number of documents and records (“records”) under various legal, regulatory, contractual and general business obligations. The Advisers Act requires all registered advisers to adhere to extensive recordkeeping requirements. The Firm maintains typical business accounting records along with certain records the SEC believes an adviser should organize in light of the special fiduciary nature of the adviser/client relationship. In addition to creating and maintaining records, it is important for the Firm to destroy records periodically when they are no longer necessary. In some cases, such destruction may be legally or contractually required. The policy below memorializes the Firm’s general policies concerning document destruction (hereinafter referred to as the “Document Destruction Policy”).

ADMINISTRATION & SUPERVISION OF RECORDS RETENTION AND DESTRUCTION

Jackson Creek’s CCO is the Officer in charge of the administration of this Document Destruction Policy and the implementation of processes and procedures to ensure that records are maintained for the appropriate period of time and the appropriate process and procedures are followed for the destruction of records.

The CCO is also authorized to:

●     Make modifications to record retention policies from time to time to ensure compliance with local, state and federal laws for the Firm;

●     Monitor local, state and federal laws regarding record retention;

●     Document and supervise the destruction of all records; and

●     Monitor compliance with this Document Destruction Policy.

SUSPENSION OF RECORD DISPOSAL IN EVENT OF LITIGATION OR CLAIMS OR REGULATORY INQUIRY

Certain circumstances will require the destruction of documents in accordance with this Document Destruction Policy be suspended with respect to a particular group or class of documents. In the event the Firm is served with any subpoena or request for documents or any employee becomes aware of a governmental investigation or audit concerning the Firm or the commencement of any litigation against or concerning the Firm, employees shall inform the CCO and any further disposal of documents shall be suspended until the CCO, with the advice of legal counsel, determines otherwise. The CCO shall take such steps as is necessary to promptly inform all staff of any suspension in the further disposal of documents.

Federal law makes it a crime, punishable by imprisonment and monetary fines, for anyone who knowingly alters, destroys, mutilates, conceals, covers up, falsifies, or makes a false entry in, any record or document with the intent of impeding, obstructing or influencing an investigation or administrative proceeding within the jurisdiction of any department or agency of the United States. The destruction of documents while an investigation or litigation is ongoing or anticipated can also constitute obstruction of justice or lead to monetary sanctions or other penalties. Liability for such conduct depends upon the facts and circumstances but it is best to err on the side of caution and to cease the deletion, destruction or alteration of any records when an investigation or litigation is anticipated or ongoing.

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If an employee is in doubt as to whether a particular record pertains to the subject matter of an investigation, litigation, proceeding or foreseeable claim the employee should not destroy the record unless they receive authorization to do so from the Firm’s CCO.

POLICY STATEMENT

The Firm’s policy is to effectuate an orderly, efficient and documented destruction of specified records. Certain records must be maintained for specified periods of time, as required by applicable laws, regulations or contractual obligations. A duty to maintain the record may also exist if it is reasonably foreseeable that such record may be used as evidence in a trial. During these periods of time, the Firm has a legal obligation to preserve the property.

The Firm’s documents are managed in accordance with separate records retention policies and documents will be destroyed only in accordance with a formal Document Destruction Memorandum (See Formal Document Destruction Memorandum Section Below). All document destruction memorandums will be maintained as “Exhibits” separate from this Document Destruction Policy as part of the Firm’s books and records.

PURPOSE OF POLICY

The Firm promulgates this Document Destruction Policy because the Firm is committed to the effective management of its records in accordance with legal and contractual requirements, the optimal use of its space and resources and the elimination and destruction of outdated and unnecessary records. Consistent with those commitments, the purpose of this Document Destruction Policy is to mandate appropriate policies or memorandum of documents to destroy, and inform all necessary personnel of, the Firm’s document destruction policies and procedures. No policy can, however, adequately cover every document management issue or situation. It is possible that you may encounter documents which appear not to be covered by any stated policy. Any questions concerning document creation, retention or destruction that is not answered in this document should be referred to the Firm’s CCO. The Firm’s record retention and destruction policies are always subject to review, update and change.

PROCEDURE FOR DESTRUCTION OF RECORDS

●     Formal Document Destruction Memorandum

The Firm’s CCO will create a formal Document Destruction Memorandum (i.e. policy addendums) prior to the destruction of any records detailing the applicable record(s) that will be destroyed and the timeline when those records will be destroyed. Upon completion of the Document Destruction Memorandum, the CCO, the Firm’s Managing Member and any other Firm Officers, as applicable, will formally sign-off on the Document Destruction Memorandum.

Upon finalization and sign-off on the Document Destruction Memorandum, the Firm will proceed with the destruction of any applicable “hard” copies and electronic copies of the records according to the procedures below. The CCO will follow the ongoing destruction of the applicable record(s) in accordance with the timeline spelled out in the Document Destruction Memorandum. All Document Destruction Memorandums will be maintained as “Exhibits” to this Document Destruction Policy and are archived separately as part of the Firm’s books and records.

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●     Destruction of “Hard” Copies

Destruction of applicable “hard” copies (i.e., documents not maintained in electronic form) may be accomplished through the use of a Firm-owned shredder or the use of a reputable commercial record destruction service with appropriate document destruction certification. Documents must be shredded rather than placed in a rubbish bin. A record is not considered “destroyed” until it is actually physically destroyed.

●     Retirement and Destruction of Computer Hardware

Computer hardware and devices being replaced or retired as a Firm asset will be reviewed by The Firm’s IT Consultant (“IT”) for any further practical deployment. Computers, including, but not limited to, CPUs and laptops, designated for donation or recycling, and containing Firm information on Hard Disk Drives, will first have such Hard Disk Drives removed from the computers and physically destroyed in a manner not permitting the drives to ever be powered on, or data platters within from having stored data accessed. In the event a hard drive is not able to be removed from a device, steps must be taken to permanently “erase,” "reset” or destroy the information contained on the device so that its data may not be accessed. This policy shall apply to all devices capable of storing information, including but not limited to, External USB Hard Drives, solid state “Flash Drives” or “Thumb Drives,” tablets such as iPads and smart telephones such as iPhones or those similar. Computers and devices now without internal Hard Disk Drives, or having been appropriately erased or reset, can be recycled or donated at The Firm’s discretion. All destruction of computer hardware will be supervised by the CCO. The CCO will document such destruction with a Data Destruction Memorandum.

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CHARITABLE GIVING POLICY

The following sets forth policies and procedures to be followed by the Firm with respect to the charitable giving by its Supervised Persons and Firm. All Supervised Persons of the Firm are subject to this policy.

POLICY

Associated Persons may make charitable contributions, on their own behalf, as an individual, but may not use or associate the Firm’s name with such contributions or payments.

Officers and Directors of the Firm may request to make charitable contributions on behalf of the Firm. All charitable contribution requests to be made on behalf of the firm must be pre-approved by the CCO.

To avoid potential conflicts of interest, the Firm has established the following guidelines for handling such requests.

Charitable contributions must be pre-approved by the CCO if:

●     Solicited or directed by Advisory Clients or prospective clients;

●     Made on behalf of Advisory Clients or prospective clients;

●     Made on behalf of the Firm.

Associated Persons should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution, that could give an appearance of impropriety. Any questions as to the appropriateness of charitable contributions should be discussed with the CCO or Managing Partner/Owner of the Firm.

Apparent Conflict may include, but not limited to:

●     Made for the purpose of influencing the award or continuation of a business relationship with such Advisory Client or prospective client.

●     Donations by employees to charities with the intention of influencing such charities to become clients are strictly prohibited.

●     Contributions cannot be based on the actual or anticipated level of business done by the customer.

The Charitable Review Checklist that follows shall be used for charitable contributions requiring pre-approval by the CCO.

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CHARITABLE CONTRIBUTION CHECKLIST

Name of IAR:	Name of Firm:
Proposed Charity:	Proposed Contribution:
Code of Ethics	YES	NO
Is the gift viewed as overly generous?
Is the gift aimed at influencing the decision making of a client?
Would the gift make the client feel beholden to the Firm or Code Person?
Form ADV	YES	NO
Does the Form ADV Part 2A make specific disclosures with respect to charitable giving?
Does the Part 2A prohibit charitable giving?
ERISA	YES	NO
Does the charitable organization have any involvement with pension plans or governmental entities?
FEES	YES	NO
If the charitable giving is related to a client, are the fees charged by Adviser fair and reasonable for the services provided?
CHARITY	YES	NO
Is the charity bona fide?
Has Adviser given to this charity before?
If so, how when and how much?
BUDGET	YES	NO
Is the requested contribution in line with other contributions made by Adviser?
Is the requested contribution a large percentage of the Firm’s budget for charitable giving?

NOTE: If you have answered YES to any of the above, please contact your CCO for additional required reporting.

Acknowledgement: By signing below, I acknowledge that the information I have reported herein is true and correct to the best of my knowledge and belief. If any information changes, I will notify the Chief Compliance Officer, as soon as possible.
Investment Advisor Representative Signature:			Date:
CCO Signature & Review Confirmation:	Contribution Granted	¨	Contribution Granted	¨

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OVERSIGHT OF SERVICE PROVIDERS

Jackson Creek may contract with outside vendors to perform certain functions for the Firm. While Jackson Creek may never contract its supervisory and compliance activities away from its direct control, it may outsource certain activities that support the performance of its supervisory and compliance responsibilities. Such activities may include custodians, broker/dealers, sub-advisers, email retention providers, accounting/finance (payroll, expense account reporting), legal and compliance, information technology, operations functions (statement production, disaster recovery services), and administration functions (human resources, internal audits).

The CCO or designee will oversee Jackson Creek’s service providers that impact the operations or that could pose a risk to the Firm’s operations or its clients (“service provider”). The CCO should be familiar with each service provider's operations and understand those aspects of their operations that expose the Firm to compliance risks. The Firm will follow the policies and procedures established by the service provider after the Firm confirms they are in line with their operations.

Jackson Creek will evaluate the service provider’s ability to fulfill those needs. Each service provider agreement should clearly outline the scope of the provider’s responsibilities. The service provider’s written agreement will be maintained by the CCO and in accordance with the Firm’s document retention policy. Agreements will properly reflect protection of any confidential information, including, but not limited to, that of the Firm, as well as nonpublic customer information. Agreements must be maintained, must be current, and must be available for review by regulators, when requested. If the Agreement does not contain a confidentiality agreement, the Firm must obtain a separate agreement to be maintained in the file with the vendor contract and in accordance with the Firm’s document retention policy.

When evaluating a service provider for the first time, the CCO will review and consider the following information, as applicable:

●     The service provider’s history and reputation in the industry, including the experiences of similar entities serviced by this provider and the provider’s history of client retention;

●     The service provider’s financial condition and ability to devote resources to the Firm;

●     Recent corporate transactions (such as mergers and acquisitions) that involve the service provider;

●     The level of service that will be provided to the Adviser;

●     The nature and quality of the services to be provided;

●     The extent to which, if at all, the service provider adopts and abides by Global Investment Performance Standards (“GIPS”).

●     The experience and quality of the staff providing services and the stability of the workforce;

●     The service provider’s operational resiliency, including its disaster recovery and business continuity plans;

●     The technology and process it uses to maintain information security, including the privacy of customer data and its cybersecurity policies and procedures;

●     The service provider’s communications technology;

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●     The service provider’s literature and advertising;

●     The service provider’s insurance coverage;

●     The reasonableness of fees in relation to the nature of the services to be provided.

●     Where potential conflicts of interest exist, the CCO must evaluate the extent to which such potential conflicts are mitigated.

The CCO shall be responsible for monitoring all service providers to ensure compliance with the terms and conditions of the agreement. Periodically and in order to determine this compliance with the terms and conditions of the agreement, a review, assessment and re-evaluation of the following will be completed:

●     The service provider’s financial condition and ability to devote resources to the Firm;

●     Recent corporate transactions (such as mergers and acquisitions) that involve the service provider;

●     The level of service provided to the Adviser;

●     The service provider’s performance on behalf of the Firm to date;

●     The extent to which the service provider abides by GIPS.

●     The reasonableness of fees in relation to the nature of the services to be provided;

●     The potential for conflicts of interest that could unfairly benefit the Firm or others to the detriment of Clients;

●     The experience and quality of the staff providing services and the stability of the workforce;

●     The service provider’s operational resiliency, including its disaster recovery and business continuity plans;

●     The technology and process it uses to maintain information security, including the privacy of customer data as well as its cybersecurity processes;

●     The service provider’s communications technology;

Where potential conflicts of interest exist, the CCO must evaluate the extent to which such potential conflicts are mitigated.

In evaluating service provider arrangements, Jackson Creek and the CCO should be alert for any arrangements that could unfairly benefit the adviser or others to the detriment of Jackson Creek or its Clients. When evaluating an arrangement with an affiliated service provider that in turn subcontracts to an unaffiliated service provider, the Firm and CCO shall inquire about the respective roles of the two entities and whether management or the affiliated service provider receives any benefit, directly or indirectly, other than the fees payable under the contract. The CCO must evaluate the fees paid to the affiliated service provider and any unaffiliated service provider, relative to the services each will perform.

Conflicts of interest also may arise in arrangements with unaffiliated service providers. The Firm shall also inquire about other business relationships between affiliates of the adviser and the service provider or any of the service provider’s affiliates.

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DEFINITIONS

ACCESS PERSON

An Access Person is an Employee who has access to non-public information regarding trading who is involved in making Securities recommendations to Clients, or who has access to non-public Securities recommendations. All persons performing advisory functions on behalf of the Firm and those who have access to client transactions or recommendations are considered Access Persons.

ACCREDITED INVESTOR

1.     Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; spousal equivalents may pool their finances for the purpose of qualifying as accredited investors.

2.     Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1 million (excluding the value of primary residence); and

3.     Directors, executive officers, and general partners of the issuer or of the general partner of the issuer.

4.     With respect to investments in a private fund, natural persons who are “knowledgeable employees” of the fund;

5.     Natural persons with certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution; holders in good standing of the Series 7, Series 65, and Series 82 licenses as qualifying natural persons.

6.     Limited liability companies with $5 million in assets may be accredited investors and add SEC- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs) to the list of entities that may qualify;

7.     Any entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

8.     “Family offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act

ADVISERS ACT

The Investment Advisers Act of 1940.

AFFILIATE ACCOUNT	Means, as to any

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Access Person, an Account:

(i)    Of any Family Member of the Access Person;

(ii)   For which the Access Person acts as a custodian, trustee or other fiduciary;

(iii)  Of any corporation, partnership, joint venture, trust, company or other entity which is neither subject to the reporting requirements of section 13 or 15(d) of the 1934 Act nor registered under the Investment Company Act of 1940 (the “Company Act”) and in which the Access Person or a Family Member has a direct or indirect Beneficial Ownership; and

(iv)  Of any Access Person of the Firm.

CLIENT

The person or entity to whom Firm provides investment advisory services.

EMPLOYEE

Firm’s officers, directors, partners, members, employees or any other person who provides investment advice on the Company’s behalf and is subject to the Company’s supervision or control. SEC definition includes independent contractors.

“FAMILY MEMBER” OF AN ACCESS PERSON

(i)    That person’s spouse or minor child who resides in the same household;

(ii)   Any adult related by blood, marriage or adoption to the Access Person (a “relative”) who shares the Access Person’s household;

(iii)  Any relative dependent on the Access Person for financial support; and

(iv)  Any other relationship (whether or not recognized by law) which the Chief Compliance Officer determines could lead to the possible conflicts of interest or appearances of impropriety this Code of Ethics is intended to prevent.

FEDERAL SECURITIES LAWS

The Federal Securities Laws include the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

FRONT-RUNNING

Trading a favored account ahead of other accounts.

HIGH NET WORTH INDIVIDUAL

A natural person with $1,000,000 in investable assets or $2.0 million in net worth.

HOUSEHOLD

Combining account(s) or asset(s) of “family members” for the purposes of mailing or calculating assets under management. “Family Member” is defined as a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

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MATERIAL NON-PUBLIC INFORMATION

Information that (i) has not been made generally available to the public, and that (ii) a reasonable investor would likely consider important in making an investment decision.

QUALIFIED CLIENT or QUALIFIED PURCHASER

1.     A natural person who, or a company that, immediately after entering into the contract has at least $1,000,000 under the management of the investment adviser;

2.     A natural person who, or a company that, the investment adviser entering into the contract (and any person acting on his behalf) reasonably believes, immediately prior to entering into the contract, either:

a.     Has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,000,000. For purposes of calculating a natural person's net worth:

i.     The person's primary residence must not be included as an asset;

ii.    Indebtedness secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time the investment advisory contract is entered into may not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and

iii.   Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

3.     Is a qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(51)(A)) at the time the contract is entered into; or

4.    A natural person who immediately prior to entering into the contract is:

a.     An executive officer, director, trustee, general partner, or person serving in a similar capacity, of the investment adviser; or

b.     An employee of the investment adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the investment adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of such investment adviser, provided that such employee has been performing such functions and duties for or on behalf of the investment adviser, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

QUALIFIED CUSTODIAN

Financial institutions that clients and advisers customarily turn to for custodial services. These include banks and savings associations and registered broker-dealers.

QUALIFIED INSTITUTIONAL BUYER

1.     A company that manages a minimum investment of $100 million in securities on a discretionary basis or is a registered broker-dealer with at least a $10 million investment in non-affiliated securities. The range of entities deemed qualified institutional buyers (QIB's) include savings and loans associations (which must have a net worth of $25 million), banks, investment and insurance companies, employee benefit plans and entities completely owned by accredited investors.

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2.    Limited Liability companies and RBICs if they meet the $100 million in securities owned and invested threshold in the definition.

REGULATORY ASSETS UNDER MANAGEMENT

The SEC staff defines AUM for the purposes of Item 5.F on the Form ADV Part 1 as securities portfolios for which you provide continuous and regular supervisory or management services. The SEC staff further expands on what constitutes a securities portfolio as well as regular supervisory or management services.

The SEC's definition of securities portfolios:

●     Cash and cash equivalents are considered securities.

●     At least 50% of the total value of the account must consist of securities for the account to be considered a securities portfolio.

●     Family accounts, accounts for which you receive no compensation, accounts for non-US persons, and all assets within in a private fund, including any uncalled mandatory commitments, must all be counted as securities.

The SEC's definition of continuous and regular supervisory or management services:

●     Firm has discretion over an account, and your advisory firm provides ongoing supervisory or management services with respect to the account, (or)

●     Firm does not have discretion over an account, but you have an ongoing duty to select or make recommendations based upon the needs of your client and if the client accepts your investment recommendation, you are responsible for arranging or effecting the purchase or sale.

REPORTABLE SECURITY

A Security as defined in the Code of Ethics, but does not include:

(i)    Direct obligations of the Government of the United States;

(ii)   Money market instruments, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments, including repurchase agreements;

(iii)  Shares issued by money market funds;

(iv)  Shares issued by other mutual funds; and

(v)   Shares issued by unit investment trusts that are invested exclusively in one or more mutual funds.

RESTRICTED SECURITY

Any Security on the Firm’s Restricted Security List. In general, this list will include securities of public companies which are clients of the Firm, or whose senior management are clients of the Firm.

RETAIL CLIENT

Retail client is defined as a “natural person, or the legal representative of such natural person, who: (i) receives a recommendation of any securities transaction or investment strategy involving securities from a broker, dealer, or a natural person who is an associated person of a broker or dealer; and (ii) uses the recommendation primarily for personal, family, or household purposes.” We note that the definition of “retail client” does not exclude high-net worth natural persons and natural persons that are accredited investors.

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SECURITY

The SEC defines the term “Security” broadly to include stocks, bonds, certificates of deposit, options, interests in Private Placements, futures contracts on other Securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things. “Security” is also defined to include any instrument commonly known as a Security.

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APPENDIX A - ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE

○      Initial

○     Annual

By signing below, I certify that I have received, read, understand, have abided by, and will continue to abide by Jackson Creek’s Compliance Manual, which includes Jackson Creek’s Code of Ethics. I understand that any questions about Jackson Creek’s Manual (including the Code) should be directed to the CCO.

Print Name:

Signature:

Date:

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APPENDIX B – RETENTION OF BOOKS AND RECORDS

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 1(c)	Form ADV, Part 2A	Permanently (per law: none specified)	None Specified	Paper, microfilm, electronic	Part 2A of Form ADV
Advisers Act	Rule 204- 2(e)(2)	Articles of Incorporation	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204- 2(e)(2)	Bylaws	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204- 2(e)(2)	Minute Books	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.
Advisers Act	Rule 204- 2(e)(2)	Stock Certificate Book	Permanently; 3 years after termination of business	Onsite (principal office of adviser)	Paper, microfilm, electronic	Partnership articles and any amendments thereto, articles of incorporation, charters, minute books and stock certificate books.

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Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(1), Rule 204- 2(e)(1)	Accounting/Journals	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A journal or journals, including cash receipts and disbursement records, and any other records of original entry forming the basis for entries in any ledger.
Advisers Act	Rule 204- 2(a)(2), Rule 204- 2(e)(1)	Accounting/Ledgers	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.
Advisers Act	Rule 204- 2(a)(4), Rule 204- 2(e)(1)	Accounting/Bank Statements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All check books, bank statements, canceled checks and cash reconciliation of the adviser.
Advisers Act	Rule 204- 2(a)(5), Rule 204- 2(e)(1)	Accounting/Bills or Statements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All bills or statements (or copies thereof), paid or unpaid, relating to the business of the adviser.

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Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(6), Rule 204- 2(e)(1)	Accounting/Financial Statements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All trial balances, financial statements, and internal audit working papers relating to the business of the adviser.
Advisers Act	Rule 204- 2(a)(3), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Trade Tickets/ Memorandum	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A memorandum of each order given by the adviser, any instruction received by the adviser from the client, and any modification or cancellation of any such order or instruction relating to the purchase or sale of any security.
Advisers Act	Rule 204- 2(a)(7), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Recommendations	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Originals of all written communications received and sent by the adviser relating to any recommendation made or proposed to be made and any advice given or proposed to be given.
Advisers Act	Rule 204- 2(a)(7), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Delivery Instructions	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Originals of all written communication received and copies of all written communications sent by the adviser and relating to any receipt, disbursement or delivery of funds or securities.

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Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(7), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Trade Confirmation	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Originals of all written communication received and copies of all written communications sent by the adviser relating to the placing or execution of any order to purchase or sell any securities.
Advisers Act	Rule 204- 2(a)(8), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	List of Discretionary Accounts	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A list or other record of all accounts in which the adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.
Advisers Act	Rule 204- 2(a)(9), Rule 204- 2(e)(1)	Powers of Attorney	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All powers of attorney and other evidence of the granting of any discretionary authority by any client to the adviser, or copies thereof.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Advisory Agreements (Funds)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.

Jackson Creek Investment Advisors
Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Sub-Advisory Agreements (Funds)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1)	Advisory Agreements (Managed Accounts)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1)	Advisory Agreements (Commingled Fund Accounts)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1)	Subscription Agreements (Commingled Funds)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.

Jackson Creek Investment Advisors
Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1)	Alliance Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Pricing Vendor Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Soft Dollar Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.

Jackson Creek Investment Advisors
Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Directed Brokerage Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1)	Employment Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1)	Leases	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.

Jackson Creek Investment Advisors
Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(10), Rule 204- 2(e)(1) Also applies if fund is a party: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Other Agreements	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written agreements (or copies thereof) entered into by the adviser with any client or otherwise relating to the business of the adviser as such.
Advisers Act	Rule 204- 2(a)(11), Rule 204- 2(e)(3) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Sales Literature/ General	5 years from last use (per law: end of fiscal year of)	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of investment adviser)	Paper, microfilm, electronic	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication circulated to 10 or more persons.
Advisers Act	Rule 204- 2(a)(16), Rule 204- 2(e)(3) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Sales Literature/Backup	As long as needed to support performance (per law: not less than 5 years from end of fiscal year of last use)	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of investment adviser)	Paper, microfilm, electronic	All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations used in any sales literature.

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Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(a)(12), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Personal Transaction Reports/Confirmations	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A record of every transaction in a security in which the investment adviser or any advisory representative of the investment adviser has, or by reason of the transaction acquires, any direct or indirect beneficial ownership.
Advisers Act	Rule 204- 2(a)(14), Rule 204- 2(e)(1)	Written Disclosure Statement (Part II of Form ADV)	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	A copy of each written statement and amendment or revision given or sent to any client or prospective client in accordance with provisions of Rule 204-3 and a record of the dates that each written statement was given or offered to be given to any client or prospective client.
Advisers Act	Rule 204- 2(a)(15), Rule 204- 2(e)(1)	Solicitor Documents	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	All written acknowledgements of receipt obtained from clients pursuant to the solicitor’s rule and copies of disclosure documents delivered to clients by solicitors pursuant to Rule 206(4)-3.

Jackson Creek Investment Advisors
Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	Rule 204- 2(c)(1), Rule 204- 2(e)(1) Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Client Account Records	5 years from end of fiscal year in which last entry was made	Onsite (2 years), offsite remainder (per law: 5 years easily accessible and 2 years in appropriate office of adviser)	Paper, microfilm, electronic	Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale.
Advisers Act	Rule 204- 2(c)(2), Also applies: 1940 Act Rules 31a- 1(f), Rule 31a-1(e) – 6 years	Position Reports	None Specified	None specified	Paper, microfilm, electronic	For each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client.
Advisers Act	Section 204	Form ADV and all amendments	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	Section 204	Form ADV-S	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	Section 204	Other Filings (e.g., Form ADV-Y2K)	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	Section 204A	Insider Trading Policy	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Allocation Procedures	Permanently	None specified	None specified	Not addressed, but recommended.

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Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Advisers Act	General Fiduciary Standards	Trading Error Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Pricing Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act	General Fiduciary Standards	Trading Error Correction Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Advisers Act, ERISA	General Fiduciary Standards	Proxy Voting Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
1940 Act	Rule 17j- 1(f)(1)(A)- (E)	Ethics Code Records	All records required under Rule 17j-1. See books and records chart for registered investment companies.
1940 Act	Rule 31a- 1(f) Rule 31a- 2(e)	Rule 204-2 Records	6 years	None specified	Paper, microfilm, electronic	Such accounts, books, records and other documents required to be maintained pursuant to Rule 204-2 to the extent necessary or appropriate to record such person’s transaction with each registered investment company.
1934 Act	Rule 13d-1	Schedule 13Gs & 13Ds	Permanently (per law: none specified)	None specified	None specified	Not addressed, but recommended.
1934 Act	Section 28(e)	Soft Dollar Allocations	Permanently	None specified	None specified	Internal records supporting allocation of mixed use items (recommended).
Regulation S-P	Section 248.9	Privacy Notices	Permanently	None specified	None specified	Not addressed, but recommended.

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Compliance Manual - June 2025

Name of Law	Legal Cite	Record Type	Retention Period	Record Retention	Storage Media	Summary of Law
Regulation S-P	Section 248.30	Privacy Procedures	Permanently	None specified	None specified	Not addressed, but recommended.
Blue Sky Law	Varies by State	Advisory Representative Licensing	Permanently	None specified	None specified	Not addressed, but recommended.
Blue Sky Law	Varies by State	Notice fillings	Permanently	None specified	None specified	Not addressed, but recommended.
Blue Sky Law	Varies by State	Renewal fillings	Permanently	None specified	None specified	Not addressed, but recommended.

Jackson Creek Investment Advisors
Compliance Manual - June 2025

APPENDIX C – CODE OF ETHICS

GENERAL PRINCIPLES

This Code of Ethics has been adopted by Jackson Creek Investment Advisors (“the Firm” or “Jackson Creek ”) and is designed to comply with Rule 204A-1 under the Investment Advisors Act of 1940 (“Advisors Act”). It will set forth the standards of conduct expected of Jackson Creek (“Jackson Creek ”) personnel and will address, among other things, personal trading by personnel, gifts, the prohibition against the use of inside information and other situations where there is a possibility for conflicts of interest.

The ethical culture of the Firm is of critical importance and must be supported at the highest levels of our Firm. This Code of Ethics is designed to:

●     Protect the Firm’s clients by deterring misconduct by personnel;

●     Educate personnel regarding the Firm’s expectations and the laws governing their conduct;

●     Remind personnel that they are in a position of trust and must act with complete propriety at all times;

●     Protect the reputation of the Firm;

●     Prevent unauthorized trading in client or personnel accounts;

●     Guard against violation of the securities laws; and,

●     Establish procedures for personnel to follow so that the Firm may determine whether its personnel are complying with the Firm’s ethical principles.

Jackson Creek and its employees are subject to the following specific fiduciary obligations when dealing with clients:

●     The duty to have a reasonable, independent basis for the investment advice provided;

●     The duty to ensure that investment advice meets the client’s individual objectives, needs and circumstances; and

●     A duty to be loyal to clients.

SCOPE OF THE CODE

Honesty, integrity and professionalism are hallmarks of the Firm. The Firm maintains the highest standards of ethics and conduct in all of its business relationships. This Code of Ethics covers a wide range of business practices and procedures and applies to all personnel when conducting the business and affairs of the Firm.

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Compliance Manual - June 2025

The activities of any officer, director or other personnel of the Firm will be governed by the following general principles: (1) honest and ethical conduct will be maintained in all personal securities transactions and such conduct will be in a manner that is consistent with the Code of Ethics, thus avoiding or appropriately addressing any actual or potential conflict of interest or any abuse of a personnel’s position of trust and responsibility, (2) personnel shall not take inappropriate advantage of their positions with the Firm, (3) personnel shall have a responsibility to maintain the confidentiality of the information concerning the identity of securities holdings and financial circumstances of all clients, and (4) independence in the investment decision-making process is paramount.

Failure to comply with this Code of Ethics may result in disciplinary action, including the termination of employment by the Firm.

PERSONS COVERED BY THE CODE

All access and supervised persons are subject to the Firm’s Code of Ethics

If you are a “supervised person”1 or “access person”2 as defined in Rule 204A-1, or have been designated by the Chief Compliance Officer (“CCO”), you are required to comply with the Firm’s Code of Ethics. Any questions as to whether an individual is required to comply with the Firm’s Code of Ethics should be directed to the CCO.

All individuals listed above, any other individuals who are “supervised persons” or “access persons,” and any individuals designated by the CCO required to comply with the Firm’s Code of Ethics are collectively referred to as “Code Persons.”

SECURITIES COVERED BY THE CODE

“Reportable Security” typically means any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Advisers Act. The term “Reportable Security” is very broad and includes items you might not ordinarily think of as “securities,” including, but not limited to:

●     Options on securities, indexes and currencies;

●     Limited partnership interests;

●     Foreign unit trusts and foreign mutual funds; and

●     Private investment funds, hedge funds and investment clubs.

Exceptions from the term “Reportable Security” as expressly excluded from the reporting requirements of Rule 204A-1 include:

●     Direct obligations of the U.S. government;

●     Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements;

●     Shares issued by money market funds;

 ▪     1 A supervised person includes the following:

▪     Directors, officers and partners of the Firm or other persons occupying a similar status or performing similar functions;

▪     Employees of the Firm; and

▪     Persons who provide investment advice on behalf of the Firm and are subject to the Firm’s supervision and control.

2 An “access person” includes any supervised person who:

▪     Has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund for which the Firm serves as an investment adviser as defined in Section 2(a) (20) of the Investment Company Act of 1940; or

▪     Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

▪     All directors, officers and partners are presumed to be “access persons.”

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Compliance Manual - June 2025

●     Shares of open-end mutual funds that are registered under the Investment Company Act (mutual funds), and;

●     Shares issues by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Firm.

STANDARDS OF BUSINESS CONDUCT

Pursuant to Rule 204A-1, the Firm is required to establish a standard of business conduct for its Code Persons. This section sets forth those standards.

COMPLIANCE WITH LAWS AND REGULATIONS

All Code Persons must comply with applicable federal and state securities laws. Code Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

●     To defraud such client in any manner;

●     To mislead such client, including making a statement that omits material facts;

●     To engage in any act, practice or course of conduct which operates or would operate as fraud or deceit upon such client;

●     To engage in any manipulative practice with respect to such client; or

●     To engage in any manipulative practice with respect to securities, including price manipulation.

CONFLICTS OF INTEREST

As a fiduciary, the Firm and all Code Persons have an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. With this duty, the Firm and its Code Persons can achieve this obligation by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. A “conflict of interest” may occur when a Code Person’s private interests may be inconsistent with the interests of the Firm’s clients and/or his or her service to the Firm. Additionally, Code Persons must try to avoid situations that have even the appearance of conflict or impropriety.

●     Conflicts Among Client Interests

Conflicts of interest may arise where the Firm or its Code Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which employees have made material personal investments, accounts of close friends or relatives of Code Persons). The Firm prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

●     Competing with Client Trades

The Firm prohibits Code Persons from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including purchasing or selling such securities.

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Compliance Manual - June 2025

INSIDER TRADING

Code Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. Additionally, the Firm’s Code Persons are prohibited from communicating material nonpublic information to others in violation of the law. The Firm has insider trading policies and procedures that can be found in the Firm’s Compliance Policy and Procedures Manual. A brief discussion is included in this Code of Ethics.

●     Penalties

Should a Code Person violate the Firm’s insider trading policies and procedures, potential penalties may include, but are not limited to, civil injunctions, permanent bars from employment in the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines, and jail sentences.

●     Material Nonpublic Information

The SEC’s position is that the term “material nonpublic information” relates not only to issuers, but also to the Firm’s securities recommendations and client securities holdings and transactions.

PERSONAL SECURITIES TRANSACTIONS

The Firm requires all Code Persons to strictly comply with the Firm’s policies and procedures regarding personal securities transactions outside of the Firm. The following procedures are designed to assist the Firm in detecting and preventing abusive sales practices.

POLICY

It is the express policy of Jackson Creek that no person employed by the Firm may purchase or sell any security prior to a transaction(s) being implemented for an advisory account during the same day unless such transactions are at a price equal to or inferior to the price obtained by advisory clients, and therefore, preventing such Code Person from benefiting from transactions placed on behalf of advisory accounts. This includes orders in securities that are derivatives (e.g., options, warrants) of the security being purchased or sold by the client. Jackson Creek may utilize batched orders to carry out this policy. The Firm will monitor trades through monthly Trade Blotter reviews to ensure front running is not occurring.

When reviewing these items, consider the following:

●     If an advisor decides to buy or sell a security in their own personal or a related account, they must first determine if they would recommend the same security to any of their clients.

●     If the advisor contacted a client with a recommendation, did the advisor allow the client a reasonable time to respond should allow the client a reasonable amount of time to respond?

●     Whether there were extenuating circumstances (e.g., personal emergency or severe rapid market movements) that warranted execution of the advisor’s personal trade prior to waiting for a reasonable period of time for the client to respond.

●     If the advisor is an Investment Advisor Representative (IAR) with full discretionary authority, did the advisor consider whether or not any of the accounts over which the advisor has been granted discretion contain the equity they are planning to trade and whether or not it is appropriate to take action in the client’s account?

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Compliance Manual - June 2025

PROCEDURE

If the client's trade is made after the advisor's personal trade, check the price of the security traded. If the advisor received the better price, consider appropriate actions to correct the trades.

●     Front Running- Prohibition.

Defined as an advisor, employee, or related account order being placed before client orders. This includes orders in securities that are derivatives (e.g., options, warrants) of the security being purchased or sold by the client.

●     Initial Public Offerings – Prohibition.

Code Persons are prohibited from directly or indirectly acquiring beneficial ownership3 of any security in an initial public offering.

●     Limited or Private Offerings – Pre-Clearance.

Code Persons are prohibited from directly or indirectly acquiring beneficial ownership of any security in a limited or private offering, without the specific, advance written approval of the CCO, which the CCO may deny for any reason.

In determining whether to grant permission for such limited or private placement, the CCO shall consider, among other things, whether such offering should be reserved for a client and whether such transaction is being offered to the person because of his or her position with the Firm.

Any person who has received such permission shall be required to disclose such an investment when participating in any subsequent consideration of such security for purchase or sale by client of the Firm, and that the decision to purchase or sell such security shall be made by persons with no personal, direct, or indirect, interest in the security.

If you have any question as to whether a possible investment is an initial public offering or a limited or private placement, please consult with the CCO.

●     48 -hour Blackout Period

No Code Person may purchase or sell any Reportable Security within 24 hours immediately before or after a day on which any client account managed by the Firm purchases or sells that Reportable Security (or any closely related security, such as an option or a related convertible or exchangeable security), unless the Code Person had no actual knowledge that the reportable security (or any closely related security) was being considered for purchase or sale for any client account. If any such transaction occurs, the Firm will normally require any profits from the transaction to be disgorged for donation by the Firm to charity. Note that the total blackout period is two (2) business days (one [1] business days before and one [1] business day after). Code Persons may trade alongside clients, as long as such transactions are at a price equal to or inferior to the price obtained by clients.

3 The term “beneficial ownership” as used in this Code of Ethics is to be interpreted by reference to Rule 16a-1 under the U.S. Securities Exchange Act of 1934, as amended. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. The term “pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

Notwithstanding the fact that a Code Person has not purchased a security for his/her own account or the account of an immediate family member, if at any time a Code Person becomes aware that he or she has become a beneficial owner of a security in an initial public, limited or private offering (e.g., a purchase made by an immediate family member, which is any relative by blood or marriage living in the Code Person’s household), the Code Person shall promptly report such interest to the CCO who shall determine the appropriate action, if any.

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●     Restricted List

The Firm maintains a list of restricted securities. Code Persons are prohibited from purchasing or selling those securities while they are on the restricted list without prior written approval of the CCO unless the Code Person is trading at the same time and price as the Firm’s clients.

●     Prohibition on Participation in Investment Clubs

Code Persons are prohibited from participating in or making investments with or through any investment club or similar association or entity except with the specific, advance written approval of the CCO, which the CCO may deny for any reason. If you have any doubt or uncertainty as to whether a particular association or entity is an Investment Club, you should ask the CCO before you become in any way involved with the association or entity.

Code Persons are prohibited from directly or indirectly advising or causing any immediate family member (i.e., any relative by blood or marriage living in the Code Person’s household) to engage in conduct the Code Person is prohibited from engaging in under the Firm’s Code of Ethics.

It sometimes happens that a Code Person (e.g., one who is responsible for making investment recommendations or final investment decisions for client accounts -- an IAR or research analyst) determines--within 48 hours immediately before or after he or she has purchased or sold for his or her own account a Reportable Security that was not, to the Code Person’s knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the Code Person is responsible for making investment decisions to purchase or sell the same Reportable Security (or a closely related security). In this situation, the Code Person MUST put the clients' interests first and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the 48 hours following the day of the transaction for the Code Person’s own account to avoid a possible conflict with the blackout provisions of this Code.

GIFTS AND ENTERTAINMENT

Code Persons should not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel obligated to do business with a person or Firm. Similarly, a Code Person should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel obligated to do business with the Firm or the Code Person.

●     Gifts

No Code Person may receive any gift, service or other thing of more than de Minimis value from any person or entity that does business with or on behalf of the Firm. No Code Person may give or offer any gift of more than de Minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the Firm without pre-approval by the CCO. Gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings), of reasonable value are permissible.

●     Cash

No Code Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the Firm. This includes cash equivalents such as gift certificates, bonds, securities, or other items that may be readily converted to cash.

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●     Entertainment

No Code Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the Firm. Code Persons may provide or accept a business entertainment event, such as dinner, a sporting event, golf outings, etc. provided that such activities involve no more than customary amenities.

CONFIDENTIALITY

All Code Persons of the Firm shall exercise care in maintaining the confidentiality of any confidential information, except where disclosure is authorized or legally mandated. Confidential information includes non-public information, the identity of security holdings and financial circumstances of clients.

1. Firm Duties

The Firm will keep all information about clients (including former clients) in strict confidence, including client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the Firm or its vendors.

●     Code Persons’ Duties

The Firm strictly prohibits Code Persons from disclosing to persons outside the Firm any material nonpublic information about any client, the securities investments made by the Firm on behalf of the client, information about contemplated securities transactions, or information regarding the Firm’s trading strategies, except as required to perform a securities transaction on behalf of a client or for other legitimate business purposes.

●     Internal Walls

The Firm prohibits Code Persons from disclosing nonpublic information concerning clients or securities transactions to any other person within the Firm, except as required for legitimate business purposes.

●     Physical Security

Firm files containing material nonpublic information will be sealed and/or locked when not being used or accessed and access to computer files containing such information is restricted to certain permitted employees via user-specific logins and codes.

●     Regulation S-P

The Firm maintains policies and procedures in compliance with Regulation S-P. For specific procedures and policies these documents should be reviewed and understood. The Firm requires that all Code Persons comply with the Firm’s privacy policy. NOTE: Regulation S-P covers only a subset of the Firm’s confidentiality standards. Regulation S-P applies only to natural persons and only to personal information. The Firm’s fiduciary duty to keep client information confidential extends to all of the Firm’s clients and information, including, but not limited to corporations, limited liability organizations, trusts and estates.

SERVICE OF BOARD OF DIRECTORS

Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after advanced written notice and approval from the CCO. Code Persons serving as Directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company, or in any other respect if making such a decision would create the illusion of, or an actual conflict of interest.

OTHER OUTSIDE ACTIVITIES

All Code Persons must report outside business activities upon employment at the Firm, prior to engaging in any outside business activity whether or not such activity requires prior approval, and on an annual basis. (See Outside Business Activity Form).

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●     Executorships

The Firm discourages acceptance of executorships by Code Persons of the Firm. However, business considerations and family relationships may make it desirable to accept executorships under certain circumstances. In all cases, it is necessary for the individual to have written authorization from the CCO to act as an executor. All such existing or prospective relationships should be reported in writing to the CCO.

●     Custodianships and Powers of Attorney

It is expected that most custodianships and powers of Attorney will be for minors or other members of the immediate family. These will be considered as automatically authorized and do not require approval from the Firm. However, approval of the Firm is required for all other custodianships. Entrustment with a Power of Attorney to execute securities transactions on behalf of another requires prior written approval from the CCO.

●     Insurance Agents

IARs act as agents appointed with various life, long term care or other insurance companies, and receive commissions, trails, or other compensation from the respective product sponsors and/or as a result of effecting insurance transactions for clients. Clients have the right to purchase insurance products away from the Firm. As a result, this creates a conflict of interest between the Clients interests and the Firm’s interest. At all times the Firm and Code Persons will act in the client’s best interest and act as a fiduciary in carrying out services provided to the Firm’s Clients.

●     Disclosure.

Regardless of whether an activity is specifically addressed in this Code, Code Persons are required to disclose in writing, any personal interest that might present a conflict of interest or harm the reputation of the Firm.

●     Trustees.

It is the Firm’s policy that neither the Firm, nor any employee or supervised person will act as a trustee except in situations where there is a clear prior personal relationship. All such existing or prospective relationships should be reported to the CCO.

MARKETING AND PROMOTIONAL ACTIVITIES

The Code Persons of the Firm are reminded that all oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way.

COMPLIANCE PROCEDURES

PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING

General Policy/ Preclearance

It is the general policy of the Firm to allow Code Persons to buy or sell all other securities, subject to the preclearance requirements and the prohibitions listed above. Code Persons are required to obtain preclearance for all securities on the Firm’s restricted list and Code Persons are required to notify the CCO about the purchase or sales of ALL Reportable Securities, except the following:

●     Purchases or sales over which a code Person has no direct or indirect influence or control;

●     Purchases or sales pursuant to an automatic investment plan;

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●     Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

●     Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

●     Open end investment company shares

●     Certain closed-end index funds

●     Unit investment trusts;

●     ETFs and ETNs that are based on a broad-based securities index;

●     Futures and options on currencies or on a broad-based securities index;

●     Other non-volitional events, such as assignment of options or exercise of an option at expiration; or

●     The Code Person is trading alongside clients and receives the same or inferior price as clients.

Any violation may require the Code person to obtain preclearance on all reportable securities going forward.

PRE-CLEARANCE PROCEDURES

The pre-clearance requirements and associated procedures are designed to identify any prohibition or limitation applicable to a proposed investment. Pre-clearance procedures include the following:

●     Code Persons must submit detailed information about the proposed transaction and any additional information as requested by the CCO or his or her designee.

●     All information must be submitted before the proposed transaction.

●     The CCO or other designated person shall authorize/deny the requested transaction.

●     Documentation of the transaction, the approval/ denial of and rationale supporting the decision shall be maintained for at least five (5) years after the end of the fiscal year in which the approval/denial was issued.

The CCO or his or her designee may deny or revoke a preclearance request for any reason. In no event will preclearance be granted for any transaction if the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security). Furthermore, in no event will preclearance be granted for any transaction if the purchase or sale of such security is inconsistent with the purposes of this Code of Ethics and Advisers Act. If approved, preclearance is valid only for the day on which it is granted and the following one (1) business day. The Chief Executive Officer shall authorize/ deny preclearance requests of the CCO or other person that authorizes transactions.

A duplicate confirmation will be obtained and checked against the file of pre-clearance approvals.

REPORTING REQUIREMENTS

The Firm requires Code Persons to submit to the CCO a report of all holdings in Reportable Securities which the Code Person has a direct or indirect beneficial ownership as defined by Rule 204A-1, within 10 days of becoming a Code Person and thereafter on an annual basis.

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For the purposes of personal securities reporting requirements, a Code Person’s holdings include the holdings of a Code Person’s immediate family (including any relative by blood or marriage living in the Code Person’s household), and holdings in any account in which the Code Person has direct or indirect beneficial ownership, such as a trust.

The holdings report must include:

●     the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Code Person has any direct or indirect beneficial ownership;

●     the name of any broker, dealer or bank with which the Code Person maintains an account in which any securities are held for the Code Person’s direct or indirect benefit;

●     the date the report was submitted; and

●     the specific account numbers or identifiers in the holdings report.

QUARTERLY TRANSACTION REPORTS

All Code Persons must submit to the CCO transaction reports no later than 30 days after the end of each calendar quarter covering all transactions in Reportable Securities during the quarter.

For the purposes of quarterly transaction reports, a Code Person’s transactions include the transactions of a Code Person’s immediate family (including any relative by blood or marriage living in the Code Person’s household), and transactions in any account in which the Code Person has direct or indirect beneficial ownership, such as a trust.

The report must include:

●     the date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and principal amount of each reportable security involved;

●     the nature of the transaction (e.g., purchase or sale);

●     the price of the security at which the transaction was effected;

●     the name of the broker, dealer or bank with or through which the transaction was effected; and

●     the date the report is submitted.

CONFIDENTIALITY OF REPORTS

All reports provided by Code Persons concerning their transactions and holdings will be maintained in confidence, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government agencies.

REPORTING EXEMPTIONS

Under the rule, Code Persons are not required to submit: (a) any report with respect to securities held in accounts over which the Code Person has no direct or indirect influence or control; (b) a transaction report with respect to transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans; (c) a transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Firm holds in its records. The confirmations or statements must be received no later than 30 days after the end of the applicable calendar quarter.

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DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS

The Firm requires each Code Person to disclose the broker/dealers in which the Code Person maintains accounts. The Code Person shall direct their brokers to provide to the CCO or other designated compliance official, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in which they have an interest. Code Persons may use such duplicate brokerage confirmation and account statements in lieu of submitting holdings and transaction reports, provided that all required information is contained in those confirmations and statements.

MONITORING OF PERSONAL SECURITIES TRANSACTIONS

The Firm will review personal securities transactions and holdings reports periodically. The Firm has developed these procedures:

●     The Firm designates the CCO (“Reviewer”) to review and monitor personal securities transactions and trading patterns of Code Persons.

●     The Firm designates the CIO/Managing Member to review and monitor the personal securities transactions of the Reviewer and for taking the responsibility of the Reviewer in the Reviewer’s absence.

●     Should the Reviewer become aware of potential violations of the code, a written report explaining the potential violations and the supporting documents will be presented to the Managing Partner of the Firm.

The Reviewer shall follow these steps in reviewing personal securities holdings and transactions reports:

●     Assess whether Code Person has followed required internal procedures, such as pre-clearance;

●     Compare personal trading to any restricted lists;

●     Assess whether the Code Person is trading for his or her own account in the same securities the Firm is trading for clients; and if so, whether the clients are receiving terms as favorable as the Code Person takes for him or herself;

●     Periodically analyze the Code Person’s trading for patterns that may indicate abuse, including market timing; and,

●     Investigate any substantial disparities between the percentage of trades that are profitable when the Code Person trades for his or her own account and the percentage that are profitable when he or she places trades for clients.

CERTIFICATION OF COMPLIANCE

INITIAL CERTIFICATION

The Firm requires all Code Persons to certify in writing that they have: (a) received, read and understood the amendments to the Code; (b) read and understood all provisions of the Code; and (c) agreed to comply with the terms of the Code. This is done when the Code Person signs the Acknowledgement of Receipt of Compliance Manual in the Code of Ethics Exhibit A.

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ACKNOWLEDGEMENT OF AMENDMENTS

All amendments to the Firm’s Code of Ethics will be provided to Code Persons, who will submit written acknowledgement that they have received, read, and understood the amendments to the Code, in the form attached hereto as Acknowledgment of Receipt and Acceptance of Amendment to Code of Ethics in the Code of Ethics in Exhibit B.

ANNUAL CERTIFICATION

All Code Persons shall annually certify that they have read, understood, and complied with the Code of Ethics. In addition, Code Persons shall annually certify that the Code Person has submitted the reports required by the Code and has not engaged in any prohibited conduct, in the form attached hereto as Annual Certification in Code of Ethics Exhibit C. If a Code Person is unable to make such representation, the Firm shall require the person to self-report any violations.

RECORDKEEPING

The Firm will maintain the following records in a readily accessible place:

●     A copy of each Code that has been in effect at any time during the past five (5) years;

●     A record of any violation of the Code and any action taken as a result of such violation for five (5) years from the end of the fiscal year in which the violation occurred;

●     A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five (5) years was, a Code Person;

●     Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation statements submitted in lieu of these reports;

●     A list of the names of person who are currently, or within the past five (5) years were, Code Persons;

●     A record of any decision, and supporting reasons for approving, the acquisition of securities by a Code Person in private or limited offerings for at least five (5) years after the end of the fiscal year in which approval was granted.

FORM ADV DISCLOSURE

The Firm shall include in Form ADV, Part 2A or similar document, a summary of the Firm’s Code and shall state that the Firm will provide a copy of the Code to any client or prospective client upon request.

ADMINISTRATION AND ENFORCEMENT OF THE CODE

TRAINING AND EDUCATION

The CCO, or a designated person, shall be responsible for training and educating Code Persons regarding the Code. Such training shall occur periodically and all Code Persons are required to attend any training sessions or read any applicable materials.

ANNUAL REVIEW

The CCO shall review, at least annually, the adequacy of the code and the effectiveness of its implementation.

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REPORT TO SENIOR MANAGEMENT

The CCO shall report to senior management the annual review of the Code and bring material violations to their attention.

REPORTING VIOLATIONS

All Code Persons shall report violations of the Firm’s Code of Ethics promptly to the CCO or other appropriate personnel designated in the Code.

●     Confidentiality

All reports of violations shall be treated confidentially to the extent permitted by laws and investigated promptly and appropriately.

●     Alternate Designee

The alternate person to whom personnel may report violations in case the CCO or other primary designee is involved in the violation or is unreachable is the CIO/Managing Member.

●     Types of Reporting

Examples of the types of reporting required under this Code include: noncompliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of the Firm’s business; material misstatements in regulatory filings, internal books and records, clients' records or reports; activity that is harmful to clients and deviations from required controls and procedures that safeguard clients and the Firm.

●     Apparent Violations

Code Persons shall report “apparent” or “suspected” violations in addition to actual or known violations of the code.

●     Retaliation

Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

WHISTLEBLOWER PROGRAM

Whistleblower Program. Effective August 12, 2011, The Dodd-Frank Wall Street Reform and Consumer Protection Act (aka the Whistleblower Program) provided the SEC the authority to pay financial rewards to whistleblowers who provide new and timely information about any securities law violation. To be eligible, the whistleblower’s information must lead to a successful SEC enforcement action with more than $1,000,000 in monetary sanctions. While the rules incent rather than require prospective whistleblowers to use internal Firm compliance program, the regulations clarify that the SEC, when considering the amount of an award, will consider to what extent (if any) the whistleblower participated in the internal compliance processes of the Firm.

More information regarding eligibility and how to report anonymously can be found via the following link: SEC Whistleblower. A person must be acting in good faith in reporting a complaint or concern and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this Manual or the Firm’s Code of Ethics. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

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It is further Jackson Creek’s policy that any misconduct by any Firm owner, management personnel or Supervised Person (exempt or non-exempt) shall be reported to the CCO. If the misconduct being reported is regarding the CCO, reports shall be made to other owners, management personnel or applicable regulators. If reported to an owner or management personnel, Jackson Creek will protect the reporting person’s identity and will not cause or threaten retaliation of any sort in connection with these reports. Reports may be filed online or via Form TCR (Tip, Complaint or Referral) available at the above link.

SANCTIONS

Code Persons that violate the Code may be subject to disciplinary action that a designated person or group (e.g. CCO, Managing Partner) deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to governmental or self-regulatory authorities when appropriate.

FURTHER INFORMATION REGARDING THE CODE

Should a Code Person require additional information about the Code or have any other ethics-related questions, they should contact the CCO.

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CODE OF ETHICS EXHIBIT A

ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE OF CODE OF ETHICS

By signing below, I certify that I have received, read, understand, have abided by, and will continue to abide by Jackson Creek’s Code of Ethics. I understand that any questions about Jackson Creek’s Code of Ethics should be directed to the CCO.

Print Name:

Signature:

Date:

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CODE OF ETHICS EXHIBIT B

ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE OF AMENDMENT TO

CODE OF ETHICS

By signing below, I certify that I have received, read, understand, have abided by, and will continue to abide by Jackson Creek’s Amendment to Code of Ethics. I understand that any questions about Jackson Creek’s Code of Ethics should be directed to the CCO.

Print Name:

Signature:

Date:

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CODE OF ETHICS EXHIBIT C

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the year ended as of the date written below, I have complied with Jackson Creek’s Code of Ethics in all respects

Print Name:

Signature:

Date:

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APPENDIX D – INSIDER TRADING

STATEMENT OF POLICIES AND PROCEDURES

WITH RESPECT TO THE FLOW AND USE OF MATERIAL

NONPUBLIC (INSIDE) INFORMATION

This is a Statement of Policies and Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information (the “Statement”) of Jackson Creek Investment Advisors (“Jackson Creek ”).

A reputation for integrity and high ethical standards in the conduct of the affairs of Jackson Creek is of paramount importance to us. To preserve this reputation, it is essential that all transactions in securities be effected in conformity with applicable securities laws.

This Statement has been adopted in response to the requirements of the Insider Trading and Securities Fraud Enforcement Act of 1988 (the “Act”). The Act was designed to enhance the enforcement of the securities laws, particularly in the area of insider trading, by:

(i)            imposing severe penalties on persons who violate the laws by trading on material, nonpublic information and

(ii)           requiring Custodian and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of inside information. All Supervised Persons of Jackson Creek are required to comply with this Statement.

The purpose of this Statement is to explain:

●     the general legal prohibitions regarding insider trading;

●     the meaning of the key concepts underlying the prohibition;

●     the sanctions for insider trading and expanded liability for controlling persons; and

●     Jackson Creek’s educational program regarding insider trading.

THE BASIC INSIDER TRADING PROHIBITION

The Act does not define insider trading. However, in general, the “insider trading” doctrine under U.S. federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person by:

●     trading while in possession of material, nonpublic information;

●     communicating (“tipping”) such information to others;

●     recommending the purchase or sale of securities on the basis of such information; or

●     providing substantial assistance to someone who is engaged in any of the above activities.

In addition, rules of the U.S. Securities and Exchange Commission (“SEC”) prohibit an individual from trading while in possession of material, nonpublic information relating to a tender offer, whether or not trading involves a breach of duty, except for a Firm acting in compliance with “Chinese Wall” procedures.

Possession Versus Use of Inside Information (Meaning of “on the basis of”)

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Until fairly recently, an unsettled issue under U.S. insider trading laws was whether an alleged violator must have “used” material nonpublic information or whether mere “possession” is enough. To clarify this issue, the SEC adopted Rule 10b5-1 under the Securities Exchange Act of 1934, which states that “a purchase or sale of a security of an issuer is ‘on the basis of ‘material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.” In other words, if a person trades with respect to a security or issuer while he or she has knowing possession of material nonpublic information about the security or issuer, the person will likely be deemed to have traded “on the basis of “that information (in possible violation of insider trading laws) even if the person did not actually use the information in making the trade.

No Fiduciary Duty to Use Inside Information. Although Jackson Creek has a fiduciary relationship with its clients, it has no legal obligation to trade or recommend trading on the basis of information its employees know to be “inside” information. In fact, such conduct could violate the federal securities laws.

BASIC CONCEPTS

As noted, the Act did not specifically define insider trading. However, federal law prohibits knowingly or recklessly purchasing or selling directly or indirectly a security while in possession of material, nonpublic information or communicating (“tipping”) such information in connection with a purchase or sale. Under current case law, the SEC must establish that the person misusing the information has breached either a fiduciary duty to company shareholders or some other duty not to misappropriate insider information.

Thus, the key aspects of insider trading are:

●     Materiality

Insider trading restrictions arise only when information that is used for trading, recommending or tipping is “material.” Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company’s securities. It need not be so important that it would have changed the investor’s decision to buy or sell. On the other hand, not every tidbit of information about a security is material.

●     Nonpublic Information

Information is considered public if it has been disseminated in a manner making it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones and Reuters; national news services, such as The Associated Press, The New York Times or The Wall Street Journal; broad tapes; SEC reports; brokerage Firm analysts’ reports that have been disseminated to Jackson Creek’s customers). Just as an investor is permitted to trade on the basis of nonpublic information that is not material, he or she may also trade on the basis of information that is public. However, as an example, information given by a company director to an acquaintance of an impending takeover prior to that information being made public would be considered both “material” and “nonpublic.” Trading by either the director or the acquaintance prior to the information being made public would violate the federal securities laws.

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●     Knowing

Under the federal securities laws, a violation of the insider trading limitations requires that the individual act:

a)   with “scienter” – with knowledge that his or her conduct may violate these limitations – or

b)   (ii) in a reckless manner. “Recklessness” involves acting in a manner that ignores circumstances that a reasonable person would conclude would result in a violation of insider trading limitations.

●     Fiduciary Duty

The general tenor of recent court decisions is that insider trading does not violate the federal securities laws if the trading, recommending or tipping of the insider information does not result in a breach of duty. Over the last decade, the SEC has brought cases against accountants, lawyers and stockbrokers because of their participation in a breach of an insider's fiduciary duty to the corporation and its shareholders. The SEC has also brought cases against non-corporate employees who misappropriated information about a corporation and thereby allegedly violated their duties to their employers. The situations in which a person can trade on the basis of material, nonpublic information without raising a question whether a duty has been breached are so rare, complex and uncertain that the only prudent course is not to trade, tip or recommend while in possession of or based on inside information. In addition, trading by an individual while in possession of material, nonpublic information relating to a tender offer is illegal irrespective of whether such conduct breaches a fiduciary duty of such individual. Set forth below are several situations where courts have held that such trading involves a breach of fiduciary duty or is otherwise illegal.

●     Corporate Insider

In the context of interviews or other contact with corporate management, the Supreme Court held that an investment analyst who obtained material, nonpublic information about a corporation from a corporate insider does not violate insider trading restrictions in the use of such information unless the insider disclosed the information for "personal gain." However, personal gain may be defined broadly to include not only a pecuniary benefit, but also a reputational benefit or a gift. Moreover, selective disclosure of material, nonpublic information to an analyst might be viewed as a gift.

●     Tipping Information

The Act includes a technical amendment clarifying that tippers can be sued as primary violators of insider trading prohibitions, and not merely as aiders and abettors of a tippee's violation. In enacting this amendment, Congress intended to make clear that tippers cannot avoid liability by misleading their tippees about whether the information conveyed was nonpublic or whether its disclosure breached a duty. However, Congress recognized the crucial role of securities analysts in the smooth functioning of the markets, and emphasized that the new direct liability of tippers was not intended to inhibit "honest communications between corporate officials and securities analysts.”

●     Corporate Outsider

Additionally, liability could be established when trading occurs based on material, nonpublic information that was stolen or misappropriated from any other person, whether a corporate insider or not. An example of an area where trading on information may give rise to liability, even though from outside the company whose securities are traded, is material, nonpublic information secured from an attorney or investment banker employed by the company.

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●     Tender Offers

The SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced. This rule also prohibits trading while in possession of material information during a tender offer which a person knows or has reason to know is not yet public. Under the rule, there is no need for the SEC to prove a breach of duty. Furthermore, in the SEC's view, there is no need to prove that the nonpublic, material information was actively used in connection with trading before or during a tender offer. However, this rule has an exception that allows trading by one part of a securities Firm where another part of that Firm has material, nonpublic information about a tender offer if certain strict "Chinese Wall" procedures are followed.

SANCTIONS AND LIABILITIES

●     Sanctions

Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on Jackson Creek. These could involve SEC administrative sanctions, such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences. Even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Statement or the Code may result in termination of your employment and referral to the appropriate authorities.

●     Controlling Persons

The Act increases the liability of "controlling persons" -- defined to include both an employer and any person with the power to influence or control the activities of another. For example, any individual that is a manager or director or officer exercising policy making responsibility is presumed to be a controlling person. Thus, a controlling person may be liable for another's actions as well as his or her own.

A controlling person of an insider trader or tipper may be liable if such person failed to take appropriate steps once such person knew of, or recklessly disregarded the fact that the controlled person was likely to engage in, a violation of the insider trading limitations. The Act does not define the terms, but "reckless" is discussed in the legislative history as a "heedless indifference as to whether circumstances suggesting employee violations actually exist."

A controlling person of an insider trader or tipper may also be liable if such person failed to adopt and implement measures reasonably designed to prevent insider trading. This Statement and the Code are designed for this purpose, among others.

RESTRICTIONS AND REQUIRED CONDUCT TO PREVENT INSIDER TRADING

In order to prevent even inadvertent violations of the ban on insider trading, or even the appearance of impropriety regarding other forms of personal trading, the following standards of conduct must be observed:

1.    All information about Jackson Creek’s clients and about securities in which Jackson Creek or its clients invest, including but not limited to the value of accounts; securities bought, sold or held; current or proposed business plans; acquisition targets; confidential financial reports or projections; borrowings, etc., must be held in strictest confidence.

2.    When obtaining material information about an issuer or portfolio from insiders, Jackson Creek will determine whether the information learned has already been disseminated through public channels. In discussions with securities analysts, it also may be appropriate to determine whether the information the analyst provides has been publicly disseminated.

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3.    If you suspect that you or Jackson Creek has learned material, non-public information about an issuer, you must take the following steps:

4.    Report the information and any proposed trade in that security to the CCO;

5.    Do not buy or sell the securities for you own account or for the account of anyone else, including a Firm client;

6.    After reviewing the issue, the CCO will make a determination as to whether the information is “inside” information. If it is, the CCO will so inform all Supervised Persons, and no one at Jackson Creek may trade based on such information until the CCO determines that the information has been made public. At that time, the CCO shall notify Jackson Creek’s Supervised Persons in writing that the ban on trading based on such information has been lifted.

7.    At all times, decisions regarding investments for clients will be made independently of decision concerning the accounts of supervised Persons or affiliates of Jackson Creek. Under no circumstances may action be taken for client accounts in order to benefit a Supervised Person’s account or those of the Supervised Person’s Family/Household.

8.    No Supervised Person shall recommend any securities transaction for an advisory client without having disclosed his or his interest, if any, in such securities or the issuer of the securities, including without limitation: (1) his or her direct or indirect beneficial ownership of any securities of such issuer; (2) any contemplated transaction by such person in such securities; (3) any position with such issuer or its affiliates; and (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Jackson Creek Investment Advisors
Compliance Manual - June 2025